SCHEDULE 14A
                                    (Rule 14a-101)
                        INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 2)

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [X] Preliminary Proxy Statement             |_|   Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
  |_| Definitive Proxy Statement
  |_| Definitive Additional Materials
  |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Agri-Nutrition Group Limited
                (Name of Registrant as Specified in Its Charter)


      (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |_| No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------


         (5) Total fee paid:

--------------------------------------------------------------------------------


         |X| Fee paid previously with preliminary materials:
                                    $2,812.58
--------------------------------------------------------------------------------


         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

--------------------------------------------------------------------------------


         (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------


         (3) Filing Party:

--------------------------------------------------------------------------------


         (4) Date Filed:

--------------------------------------------------------------------------------

                   [Agri-Nutrition Group Letterhead]

                                                             February     , 1999



Dear Stockholder:

         You are cordially invited to attend the 1999 Annual Meeting of Stockholders to be held at a.m., local time, on February , 1999 at Missouri. At the meeting you will be asked to consider and vote upon a proposed transaction whereby Virbac, Inc. ("Virbac"), the U.S. subsidiary of Virbac S.A. ("VBSA"), a French veterinary pharmaceutical manufacturer, will merge with and into the Company and VBSA will become the Company's controlling stockholder.

         The proposed transaction has several important features in addition to the merger itself. First, immediately prior to the merger Virbac will receive a cash infusion from VBSA of $6.7 million plus an amount sufficient to eliminate its approximately $9.0 million of debt. Second, within 60 days following the merger the Company will conduct a public tender offer utilizing $3.0 million of the cash infusion to purchase 1,000,000 shares, or approximately 10%, of the Company's currently outstanding Common Stock at $3.00 per share. And third, if the closing price of the Common Stock has not reached $3.00 for 40 consecutive trading days within two years after the merger, the Company will conduct a second tender offer, funded by VBSA, for an additional 1,395,000 shares, or approximately 15% of the shares currently outstanding, also at $3.00 per share. These and other aspects of the proposal are discussed in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to review carefully.

         At the Annual Meeting, you will also be asked to consider and vote upon the election of two Class 1 Directors to serve on the Board for a three-year term. If the Merger is consummated, however, the two Class 1 Directors, together with one Class 2 Director, will resign from the five-member Board of Directors and their positions will be filled by three persons designated by VBSA.

         The Board of Directors has unanimously approved the proposal, believes the proposal is fair to and in the best interests of stockholders and recommends that stockholders vote FOR the proposal. The Board of Directors also recommends that stockholders vote FOR election of the two nominees to serve as Class 1 Directors.

         Also enclosed is a form of proxy solicited by the Board of Directors in connection with the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is very important that you complete, sign, date and return the proxy card as soon as possible. Please use the enclosed postage prepaid envelope to return the completed and executed proxy card. If you attend the Annual Meeting, you may revoke the proxy at that time by requesting the right to vote in person.

Sincerely,


Bruce G. Baker
President and Chief
Executive Officer

                       AGRI-NUTRITION GROUP LIMITED

                NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                          To be held February    , 1999


To the Stockholders of Agri-Nutrition Group Limited:


         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Agri-Nutrition Group Limited ("AGNU") will be held on February , 1999 at a.m., local time, at the Missouri, for the following purposes:

1. to consider and vote upon a proposal (the "Proposal") to approve (a) the Agreement and Plan of Merger, dated as of October 16, 1998, as amended (the "Merger Agreement"), among AGNU, Virbac S.A., a French corporation ("VBSA"), Interlab S.A.S., a French corporation and wholly owned subsidiary of VBSA ("VBSA Sub"), and Virbac, Inc., a Delaware corporation and subsidiary of VBSA Sub ("Virbac"), pursuant to which (i) Virbac will receive a cash infusion from VBSA through VBSA Sub, (ii) AGNU will issue approximately 12,500,000 shares of its Common Stock (the "Merger Shares") to VBSA Sub and Virbac will be merged (the "Merger") with and into AGNU, with AGNU being the surviving entity and VBSA Sub its controlling stockholder, (iii) the Board of Directors of AGNU will be reconstituted to include a majority of Directors designated by VBSA, (iv) AGNU's fiscal year-end will change from October 31 to December 31, (v) AGNU will, immediately after the effective time of the Merger, transfer all of Virbac's operating assets to a newly formed wholly owned subsidiary of AGNU, (vi) AGNU will, within 60 days of the effective date of the Merger, commence a tender offer to purchase 1,000,000 shares of AGNU's outstanding Common Stock (excluding the Merger Shares) at a price of $3.00 per share, and (vii) AGNU will, on the second anniversary of the effective date of the Merger and under certain circumstances, commence a second tender offer to purchase 1,395,000 shares of AGNU's outstanding Common Stock (excluding the Merger Shares and certain other shares) at a price of $3.00 per share; and
     (b) an amendment of AGNU's Certificate of Incorporation to, among other things, change AGNU's name to Virbac Corporation and increase its authorized Common Stock from 20,000,000 to 38,000,000 shares.

2.   to elect two Class 1 Directors to serve on the Board for a three-year term;
     and

3. to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The proposed Merger, the Merger Agreement and the proposed amendments to the Certificate of Incorporation are more fully described in the accompanying Proxy Statement. Copies of the Merger Agreement and the proposed Amended and Restated Certificate of Incorporation are attached as Appendix A and Appendix B, respectively, to the Proxy Statement. We urge you to read this material carefully.


         The Board of Directors has unanimously approved the Proposal, believes the Proposal is fair to and in the best interests of the AGNU stockholders and recommends that the AGNU stockholders vote FOR the Proposal. The Board of Directors also recommends that stockholders vote FOR election of the two nominees to serve as Class 1 Directors.

         Only stockholders of record at the close of business on December 31, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of Agri-Nutrition Group Limited, Riverport Executive Center II, 13801 Riverport Drive, Suite 111, Maryland Heights, Missouri 63043, during the 10 days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.


                                          By Order of the Board of Directors,


                                          Robert J. Elfanbaum
                                          Secretary

Maryland Heights, Missouri

February     , 1999


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, OR IF YOU WISH TO REVOKE YOUR PROXY FOR ANY REASON PRIOR TO THE VOTE AT THE ANNUAL MEETING, YOU MAY DO SO AND YOUR PROXY WILL HAVE NO FURTHER EFFECT.

                          AGRI-NUTRITION GROUP LIMITED
                        13801 Riverport Drive, Suite 111
                        Maryland Heights, Missouri  63043

                                 PROXY STATEMENT


                                  INTRODUCTION

         This Proxy Statement is being furnished to the stockholders of Agri-Nutrition Group Limited ("AGNU" or the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1999 Annual Meeting of Stockholders to be held February , 1999 and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement is first being mailed to stockholders on or about February , 1999.

         The Company has entered into an Agreement and Plan of Merger dated as of October 16, 1998, as amended (the "Merger Agreement"), with Virbac S.A., a French corporation ("VBSA"), Interlab S.A.S., a French corporation and wholly owned subsidiary of VBSA ("VBSA Sub"), and Virbac, Inc., a Delaware corporation and subsidiary of VBSA Sub ("Virbac"), pursuant to which (i) Virbac will receive a cash infusion from VBSA through VBSA Sub, (ii) AGNU will issue approximately 12,500,000 shares of its Common Stock (the "Merger Shares") to VBSA Sub and Virbac will be merged (the "Merger") with and into AGNU, with AGNU being the surviving entity and VBSA its controlling stockholder, (iii) the Board of
Directors of AGNU will be reconstituted to include a majority of Directors designated by VBSA, (iv) AGNU's fiscal year-end will change from October 31 to December 31, (v) AGNU will, immediately after the effective time of the Merger, transfer all of Virbac's operating assets to a newly formed wholly owned subsidiary of AGNU, (vi) AGNU will, within 60 days of the effective date of the Merger, commence a tender offer to purchase 1,000,000 shares of AGNU's outstanding Common Stock (excluding the Merger Shares) at a price of $3.00 per share (the "Mandatory Tender Offer"), and (vii) AGNU will, on the second anniversary of the effective date of the Merger and under certain circumstances, commence a second tender offer to purchase 1,395,000 shares of AGNU's outstanding Common Stock (excluding the Merger Shares and certain other shares) at a price of $3.00 per share (the "Contingent Tender Offer" and, together with the Mandatory Tender Offer, the "Tender Offers").

         At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon a proposal (the "Proposal") to approve (a) the Merger Agreement and (b) proposed amendments to the Company's Certificate of Incorporation to, among other things, change the Company's name to Virbac Corporation and increase its authorized shares of Common Stock from 20,000,000 to 38,000,000 shares (the "Certificate Amendment"). The number of currently authorized and unissued shares of the Company's Common Stock is insufficient to satisfy the requirements of the Merger Agreement, and the Certificate Amendment would not have been proposed in the absence of the Merger Agreement. Accordingly, the Merger Agreement and the Certificate Amendment are presented to stockholders as a single proposal. Copies of the Merger Agreement and the proposed Amended and Restated Certificate of Incorporation are attached hereto as Appendix A and Appendix B, respectively.


         Under the Delaware General Corporation Law (the "Delaware Law"), the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required for approval of the Proposal. The holders of approximately 2,955,000, or approximately 32%, of the outstanding shares, including the Company's Directors and executive officers, who hold approximately 1,715,000 of such shares, have agreed with VBSA to vote their shares in favor of the Proposal.


      At the Annual Meeting, you will also be asked to consider and vote upon the election of two Class 1 Directors to serve on the Board for a three-year term. If the Merger is consummated, however, the two Class 1 Directors, together with one Class 2 Director, will resign from the five-member Board of Directors and their positions will be filled by three persons designated by VBSA.

         The Company's By-Laws provide for the election of Directors by the affirmative vote of a majority of shares represented at a meeting and entitled to vote for the election of Directors.


         THIS PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE BASED UPON THE BELIEFS AND ASSUMPTIONS OF, AND ON INFORMATION AVAILABLE TO, THE MANAGEMENT OF THE COMPANY MAKING SUCH STATEMENT. THE FOLLOWING ARE OR MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: (I) STATEMENTS REGARDING SYNERGIES AND COST SAVINGS TO BE REALIZED AS A RESULT OF THE MERGER, ACCRETION TO AGNU'S EARNINGS TO BE REALIZED AS A RESULT OF THE MERGER, FUTURE DEVELOPMENT OF THE BUSINESSES OF AGNU AND VIRBAC OR OTHER EFFECTS OF THE MERGER; (II) STATEMENTS PRECEDED BY, FOLLOWED BY OR THAT INCLUDE THE WORDS "MAY," "WILL," "COULD," "SHOULD," "BELIEVE," "EXPECT," "FUTURE," "POTENTIAL," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF; (III) INFORMATION REGARDING YEAR 2000 COMPLIANCE; AND (IV) OTHER STATEMENTS REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING (I) RISKS AND UNCERTAINTIES RELATING TO THE POSSIBLE INVALIDITY OF THE UNDERLYING BELIEFS AND ASSUMPTIONS, (II) POSSIBLE CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL AND REGULATORY CIRCUMSTANCES AND CONDITIONS, AND (III) ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS, COMPETITORS AND LEGISLATIVE, REGULATORY, JUDICIAL AND OTHER GOVERNMENTAL AUTHORITIES AND OFFICIALS.

                           TABLE OF CONTENTS

                                                                                                               Page
SUMMARY  .........................................................................................................1
         The Parties..............................................................................................1
         The Annual Meeting.......................................................................................1
         The Merger...............................................................................................2
         The Certificate Amendment................................................................................5
         Summary Historical and Unaudited Pro Forma Combined Financial Data.......................................6

THE ANNUAL MEETING................................................................................................9
         Date, Time and Place.....................................................................................9
         Matters to be Considered.................................................................................9
         Stockholders Entitled to Vote, Quorum....................................................................9
         Votes Required...........................................................................................9
         Voting of Proxies........................................................................................9
         Revocability of Proxies.................................................................................10
         Expenses of Solicitation of Proxies.....................................................................10
         Appraisal Rights........................................................................................10

THE PROPOSAL.....................................................................................................11
         The Merger..............................................................................................11
                  Effect of the Merger...........................................................................11
                  Background of the Merger.......................................................................11
                  Reasons for the Merger.........................................................................14
                  Opinion of Duff & Phelps.......................................................................15
                  Resale of Common Stock Issued in the Merger; Affiliates;
                  Registration Rights............................................................................18
                  Federal Income Tax Considerations..............................................................18
                  Anticipated Accounting Treatment...............................................................18
                  Certain Regulatory Matters.....................................................................18
                  Management After the Merger....................................................................19
                  Interests of Certain Persons in the Merger.....................................................19
         The Merger Agreement....................................................................................20
                  Structure of the Merger........................................................................20
                  Merger Consideration...........................................................................20
                  Adjustment of the Merger Shares................................................................20
                  Effective Time.................................................................................20
                  The Cash Infusion..............................................................................21
                  The Tender Offers..............................................................................21
                  Conditions to the Consummation of the Merger; Waivers..........................................21
                  Termination....................................................................................22
                  No Solicitation; Certain Negotiations..........................................................23
                  Amendment or Waiver ...........................................................................23
                  Expenses and Fees..............................................................................23
                  Conduct of Business Pending the Merger.........................................................24
                  Representations and Warranties.................................................................25
                  Stockholders' Agreement........................................................................25
                  Non-Competition Agreement......................................................................26

                                                         i


                Supply Agreement.................................................................................26
         The Certificate Amendment...............................................................................26
         Recommendation of the Board of Directors................................................................27

UNAUDITED PRO FORMA FINANCIAL INFORMATION........................................................................28

SELECTED FINANCIAL DATA OF AGNU..................................................................................34

AGNU MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................................................36
         Overview ...............................................................................................36
         Fiscal Year Ended October 31, 1997 Compared to Fiscal Year Ended October 31, 1998.......................37
         Fiscal Year Ended October 31, 1996 Compared to Fiscal Year Ended October 31, 1997.......................38
         Liquidity and Capital Resources.........................................................................39
         Quarterly Effects and Seasonality.......................................................................41
         New Accounting Standards................................................................................42
         Year 2000 Compliance....................................................................................43

SELECTED FINANCIAL DATA OF VIRBAC................................................................................44

VIRBAC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................................................45
         Overview ...............................................................................................45
         Year Ended December 31, 1997 Compared with Year Ended
            December 31, 1998....................................................................................46
         Year Ended December 31, 1996 Compared with Year Ended December 31, 1997.................................47
         Liquidity and Capital Resources.........................................................................47
         Seasonality.............................................................................................48
         Year 2000 Compliance....................................................................................48

INFORMATION REGARDING AGNU.......................................................................................50
         Business Overview.......................................................................................50

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT...................................................................................54

INFORMATION REGARDING VIRBAC.....................................................................................55
         Business Overview.......................................................................................55
         Products and Product Development........................................................................55
         History of Virbac.......................................................................................56
         Research and Development................................................................................56
         Patents and Trademarks..................................................................................57
         Manufacturing...........................................................................................57
         Sales and Marketing.....................................................................................58
         Customers...............................................................................................58
         Competition.............................................................................................58

         Regulatory and Environmental Matters....................................................................59
         Employees...............................................................................................60
         Legal Proceedings.......................................................................................60

MANAGEMENT AFTER THE MERGER......................................................................................61
         Directors and Executive Officers........................................................................61
         Employment Agreements...................................................................................62

MARKET PRICES OF AGNU COMMON STOCK...............................................................................63

ELECTION OF DIRECTORS............................................................................................64
         Directors and Nominees..................................................................................64
         Certain Board Information...............................................................................65
         Executive Compensation..................................................................................66
         Stock Option Grants.....................................................................................66
         Option Exercises and Holdings...........................................................................67
         Employment Agreements..................................................................................67

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.......................................................68
         Compensation Philosophy.................................................................................68
         Base Salary.............................................................................................69
         Annual Bonus............................................................................................69
         Long-Term Incentives....................................................................................69
         Compensation Committee Interlocks and Insider
           Participation and Certain Transactions................................................................70
         Compliance with Section 16(a) of the Securities Exchange Act of 1934....................................70

PERFORMANCE GRAPH................................................................................................71

OTHER MATTERS....................................................................................................72

LEGAL MATTERS....................................................................................................73

INDEPENDENT ACCOUNTANTS..........................................................................................73

INDEPENDENT PUBLIC ACCOUNTANTS...................................................................................73

STOCKHOLDER PROPOSALS............................................................................................73

INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

APPENDIX A --  Agreement  and  Plan  of  Merger,  dated  as of
               October 16, 1998, among Agri-Nutrition Group Limited,
               Virbac S.A., Virbac, Inc.
               and Interlab S.A.S., as amended..................................................................A-1

APPENDIX B --  Amended and Restated Certificate of Incorporation of
               Virbac Corporation...............................................................................B-1

APPENDIX C --  Opinion of Duff & Phelps, LLC  ..................................................................C-1

                             SUMMARY

The following is a brief summary of certain information contained elsewhere in this Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere herein. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement and the Appendices hereto, which stockholders are urged to read in their entirety.


                             The Parties

AGNU................................. AGNU  manufactures  and distributes a wide
                                        variety   of   health,    grooming   and
                                        nutritional  products  for  the  pet and
                                        animal health  industries  and selective
                                        products for the  chemical  specialities
                                        industry. AGNU is a Delaware corporation
                                        with principal executive offices located
                                        at Riverport  Executive Center II, 13801
                                        Riverport  Drive,  Suite  111,  Maryland
                                        Heights,   Missouri  63043,   Telephone:
                                        (314) 298-7330.


Virbac............................... Virbac manufactures and distributes a wide
                                        variety   of  animal   health   products
                                        focusing on dermatological, parasiticide
                                        and   dental   products.   Virbac  is  a
                                        Delaware corporation and is the indirect
                                        U.S.   subsidiary   of  VBSA,  a  French
                                        veterinary  pharmaceutical  manufacturer
                                        with  operations  throughout  the world.
                                        Virbac's principal executive offices are
                                        located at 3200 Meacham Boulevard,  Fort
                                        Worth,  Texas  76137,  Telephone:  (817)
                                        831-5030.

                            The Annual Meeting

Time, Date and
  Place.............................. The Annual Meeting of AGNU's  stockholders will be held on  February , 1999 at a.m.
                                        local time at the , Missouri.

Record Date; Shares
  Entitled to Vote................... Only  holders  of record of shares of AGNU
                                        Common Stock at the close of business on December 31, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 9,387,279 shares of AGNU Common Stock outstanding, each of which will be entitled to one vote on each matter acted upon at the Annual Meeting.

Purpose of the Annual Meeting........ The purpose  of the  Annual  Meeting is to consider and vote upon the Proposal to approve the Merger Agreement and the Certificate Amendment and to elect two Class 1 Directors. See "Election of Directors."

Votes Required....................... The  affirmative  vote of the holders of a majority  of the  outstanding  shares of
                                        AGNU's   Common  Stock  is  required  to
                                        approve the Proposal. Persons, including
                                        Directors and executive officers of the Company, owning approximately 2,955,000 shares, or approximately 32%, of the outstanding shares have agreed to vote such shares in favor of the Proposal. The affirmative vote of a majority of shares represented at the meeting and entitled to vote is required to elect the two Class 1 Directors.


Appraisal Rights....................  AGNU  Stockholders  are  not  entitled  to appraisal rights in connection with the Merger.


                               The Merger

Effect of the  Merger................ As a result of the Merger, (i) Virbac will
                                        receive  a  cash   infusion   from  VBSA
                                        through  VBSA Sub,  (ii) AGNU will issue
                                        approximately  12,500,000  shares of its
                                        Common Stock to VBSA Sub and Virbac will
                                        be merged with and into AGNU,  with AGNU
                                        being the surviving  entity and VBSA its
                                        controlling stockholder, (iii) the Board
                                        of    Directors    of   AGNU   will   be
                                        reconstituted  to include a majority  of
                                        Directors   designated  by  VBSA,   (iv)
                                        AGNU's fiscal year-end will change from October 31 to December 31, (v) AGNU will, immediately after the effective time of the Merger, transfer all of Virbac's operating assets to a newly formed wholly owned subsidiary of AGNU,
                                        (vi)  AGNU  will,  within 60 days of the
                                        effective date of the Merger, commence the Mandatory Tender Offer, and (vii) AGNU will, on the second anniversary of the effective date of the Merger and under certain circumstances, commence the Contingent Tender Offer.

Effective Time of the Merger......... The Merger will become  effective upon the acceptance  for filing of a  Certificate
                                        of Merger  between  AGNU and Virbac with
                                        the  Delaware  Secretary  of State  (the
                                        "Effective Time"),  which is expected to
                                        occur as soon as  practicable  after the
                                        Annual  Meeting  and   satisfaction   of
                                        certain other conditions set forth in the Merger Agreement.


Reasons for the Merger............... The Merger  is  expected  to  result  in a combined company with enhanced operating
                                        and     administrative     efficiencies,
                                        increased financial strength,  a broader
                                        product line,  and  increased  marketing
                                        and  production  capabilities,   all  of
                                        which should enable the combined company
                                        to  reduce   costs  and   compete   more
                                        effectively in the pet and animal health
                                        markets     than     either      company
                                        individually.

The Cash Infusion...................  Prior to consummation of the Merger, VBSA, through  VBSA Sub,  will  contribute  to
                                        Virbac  approximately $15.7 million (the
                                        "Cash Infusion")  representing an amount
                                        equal  to the sum of (i)  $6.7  million,
                                        (ii)    approximately    $8.8   million,
                                        representing   the  amount  required  to
                                        assure  that  Virbac's outstanding debt
                                        does not exceed its cash, as accrued  at
                                        December 31, 1998, and (iii) approxima-
                                        tely $.2   million of Virbac's  expenses
                                        related to the Merger.



The Tender Offers...................  Within 60 days after  consummation  of the
                                        Merger,  AGNU, utilizing $3.0 million of
                                        the  Cash  Infusion,  will  conduct  the
                                        Mandatory   Tender   Offer  by  publicly
                                        offering to  repurchase  up to 1,000,000
                                        shares  of  AGNU's   outstanding  Common
                                        Stock (excluding the Merger Shares) at a
                                        price of $3.00 per share.  In  addition,
                                        if,  during  the  period  ending  on the
                                        second  anniversary  of the Merger,  the
                                        closing  sale  price  of  AGNU's  Common
                                        Stock  has not  reached  $3.00 per share
                                        for 40  consecutive  trading days,  AGNU
                                        will conduct the Contingent Tender Offer
                                        by publicly offering to repurchase up to
                                        1,395,000 of AGNU's  outstanding  Common
                                        Stock  (excluding  the Merger Shares and
                                        certain   other  shares)  at  $3.00  per
                                        share. The Contingent  Tender Offer will
                                        be funded  through  VBSA's  purchase  of
                                        1,395,000  newly issued  shares at $3.00
                                        per  share.   Following   the  Mandatory
                                        Tender Offer and the  Contingent  Tender
                                        Offer,  and assuming the maximum  number
                                        of shares are  tendered  in each  tender
                                        offer,   VBSA   will   own  60%  and  %,
                                        respectively,   of  AGNU's   outstanding
                                        Common Stock.


Change of Control.................... Upon  consummation  of the Merger,  AGNU's
                                        Board of Directors will be reconstituted
                                        to  include  a  majority  of   Directors
                                        designated by VBSA. Following completion
                                        of the Mandatory Tender Offer, VBSA will
                                        control   approximately  60%  of  AGNU's
                                        outstanding Common Stock.

Recommendation
  of the Board of Directors.......... The  Company's   Board  of  Directors  has
                                        unanimously   approved   the   Proposal,
                                        believes  that the  Proposal  is fair to
                                        and   in   the   best    interests    of
                                        stockholders,  and  recommends  that the
                                        stockholders  vote FOR  approval  of the
                                        Proposal.  The Board's recommendation is
                                        based upon a number of factors discussed
                                        herein.     See    "The    Proposal--The
                                        Merger--Reasons    for   the    Merger,"
                                        "--Opinion    of    Duff   &    Phelps,"
                                        "--Interests  of Certain  Persons in the
                                        Merger"             and             "The
                                        Proposal--Recommendation of the Board of
                                        Directors."

Opinion of Financial Adviser........  Duff & Phelps,  LLC ("Duff & Phelps")  has
                                        delivered  its  written   opinion  dated
                                        December   7,   1998  to  the  Board  of
                                        Directors to the effect that, as of such
                                        date,  the Merger is fair to the Company
                                        and its  stockholders  from a  financial
                                        point  of view.  See "The  Proposal--The
                                        Merger--Opinion  of  Duff &  Phelps."  A
                                        copy of Duff & Phelps's  opinion,  which
                                        sets   forth   the   assumptions   made,
                                        procedures followed, matters considered and limitations on the scope of review in rendering the opinion, is attached as Appendix C to this Proxy Statement.

Certain Federal Income Tax
  Considerations..................... The Merger is  expected  to  constitute  a
                                        "reorganization"  within the  meaning of
                                        Section  368(a) of the Internal  Revenue
                                        Code of 1986,  as amended (the  "Code").
                                        No gain or loss  will be  recognized  by
                                        AGNU   or   Virbac   or  by   the   AGNU
                                        stockholders as a result of the Merger.

Conditions to the Merger............. The  respective  obligations  of AGNU  and
                                        Virbac  to  consummate  the  Merger  are
                                        subject to certain conditions, including
                                        approval   of  the   Merger   by  AGNU's
                                        stockholders,  expiration of the waiting
                                        period   under   the   Hart-Scott-Rodino
                                        Antitrust  Improvements Act of 1976 (the
                                        "HSR Act"), and certain other conditions
                                        customary   in   transactions   of  this
                                        nature.     See    "The    Proposal--The
                                        Merger--Certain   Regulatory   Matters,"
                                        "The        Proposal--The         Merger
                                        Agreement--Conditions; Waivers."

Accounting Treatment................. The Merger  will be  accounted  for as the reverse purchase of AGNU by Virbac under
                                        the  purchase  method of  accounting  in
                                        accordance   with   generally   accepted
                                        accounting principles ("GAAP").

Termination.......................... The Merger  Agreement may be terminated at any time prior to the Effective  Time by
                                        mutual  consent  of the  parties,  or by
                                        either  AGNU  or  Virbac  if the  Merger
                                        Agreement  is not  approved  by the AGNU
                                        stockholders   or  the   Merger  is  not
                                        consummated  by February  28,  1999.  In
                                        addition,   Virbac  may   terminate  the
                                        Merger   Agreement   if  the   Board  of
                                        Directors  of AGNU,  in the  exercise of
                                        its fiduciary duties under Delaware law,
                                        recommends  or announces an intention to
                                        approve  or  recommend  an   acquisition
                                        proposal  from  a  third  party.   Under
                                        certain   circumstances,   AGNU  may  be
                                        required to pay to Virbac a fee in the amount of $800,000 (the "Termination Fee") upon the termination of the Merger Agreement. See "The Proposal--The Merger Agreement--Termination."

                         The Certificate Amendment

Effect of the Certificate
  Amendment.......................... If the  Merger  is   consummated,   AGNU's
                                        Certificate  of  Incorporation  will  be
                                        amended  and  restated  to,  among other
                                        things,  change  AGNU's  name to  Virbac
                                        Corporation  and increase its authorized
                                        Common   Stock   from    20,000,000   to
                                        38,000,000 shares.



Market Prices of AGNU
  Common Stock....................... AGNU Common  Stock is listed on The Nasdaq
                                        National Market under the trading symbol
                                        "AGNU." The  following  table sets forth
                                        the quarterly high and low last reported
                                        sale   prices   of  the  stock  for  the
                                        quarters indicated.

                                                           High        Low
                   Fiscal year ended
                     October 31, 1997
                       First Quarter..................  $    1.63  $    1.13
                       Second Quarter.................       1.75       1.13
                       Third Quarter..................       1.38       1.06
                       Fourth Quarter.................       1.69       1.13

                   Fiscal year ended
                     October 31, 1998
                       First Quarter..................  $    1.50  $    1.06
                       Second Quarter.................       1.44       1.13
                       Third Quarter..................       1.31       1.00
                       Fourth Quarter.................       1.50       0.81

                   Fiscal year ending
                     October 31, 1999
                       First Quarter..................  $    1.38  $    1.00

                       Second Quarter (through
                        February 5, 1999).............

                                     On October 16,  1998,  the last trading day
                                        preceding the public announcement of the
                                        execution of the Merger  Agreement,  the
                                        last  reported sale price of AGNU Common
                                        Stock was  $1.1875.  On  February , 1999
                                        the   last   trading   day   for   which
                                        quotations were available at the time of
                                        printing this Proxy Statement,  the last
                                        reported   sale   price  was  $  .  AGNU
                                        stockholders are urged to obtain current quotations for the market price of AGNU Common Stock. No assurance can be given as to the market price of AGNU Common Stock at the Effective Time.

      Summary Historical and Unaudited Pro Forma Combined Financial Data

Set forth below are summary historical and unaudited pro forma combined financial data and unaudited comparative per share data of AGNU and Virbac. The summary historical financial data and unaudited historical comparative per share data are based upon the respective historical financial statements of AGNU and Virbac, including the notes thereto, included elsewhere in this Proxy Statement, and should be read in conjunction therewith. The summary unaudited pro forma combined financial data and the unaudited pro forma comparative per share data are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been reported had the Merger been in effect during the periods presented or that may be reported in the future. The summary unaudited pro forma combined financial data should be read in conjunction with the unaudited pro forma combined financial data, including the notes thereto, appearing elsewhere in this Proxy Statement.

                                           Agri-Nutrition Group Limited
                                              Summary Financial Data

                                                                                  Year Ended October 31,
                                                                         1996          1997            1998
                                                                     ------------  ------------   ------------
Statement of Operations Data:
Net sales.........................................................   $ 28,661,307  $ 31,051,537   $ 32,944,020
Operating income (loss) from
   continuing operations..........................................         47,399       978,481        (42,894)
Income (loss) from continuing
   operations.....................................................       (241,320)      118,671       (662,832)
Income from discontinued
   operations.....................................................        113,900        14,659             --

Net income (loss).................................................       (127,420)      133,330       (662,832)
Basic earnings (loss) per share:
   Continuing operations..........................................          (0.03)         0.01           (.07)
   Discontinued operations........................................           0.01            --             --
   Net income ....................................................          (0.02)         0.01           (.07)
Diluted earnings (loss) per share:
   Continuing operations..........................................          (0.03)         0.01           (.07)
   Discontinued operations........................................           0.01            --             --
   Net income ....................................................          (0.02)         0.01           (.07)
Weighted average number of shares outstanding:
   Basic..........................................................      8,397,686     8,483,897      9,309,184
   Diluted........................................................      8,397,686     8,699,914      9,309,184



                                                                                                 October 31,
                                                                                                     1998
Balance Sheet Data:
   Cash........................................................................................  $    97,971
   Working capital.............................................................................    9,263,115
   Total assets................................................................................   28,042,588
   Current portion of long-term debt...........................................................    1,209,912
   Long-term debt..............................................................................    9,114,226
   Stockholders' equity........................................................................   14,884,813

                                  Virbac, Inc.
                             Summary Financial Data


                                                                                  Year Ended December 31,
                                                                         1996          1997            1998
                                                                     ------------  ------------   ------------
Statement of Operations Data:
Net revenues......................................................   $ 17,493,683  $ 16,235,284   $ 15,051,090

Loss from operations..............................................       (889,354)     (730,820)    (1,238,523)

Net loss..........................................................     (1,387,248)   (1,255,207)    (1,821,386)

Net loss per common
   and common equivalent share....................................           (.17)         (.15)          (.22)

Weighted average number of
   common and common equivalent
   shares outstanding.............................................      8,386,445     8,399,810      8,399,810



                                                                                                 December 31,
                                                                                                     1998
Balance Sheet Data:
   Cash........................................................................................  $   412,378
   Working capital deficit.....................................................................     (854,656)
   Total assets................................................................................   12,680,651
   Current portion of long-term debt/advance from Parent.......................................    5,200,000
   Long-term debt (less current maturities)....................................................    4,000,000
   Stockholders' equity........................................................................    1,890,700

                    Agri-Nutrition Group Limited and Virbac, Inc.
                 Summary Unaudited Pro Forma Combined Financial Data

                                                                                                 Year
                                                                                                 Ended
                                                                                             December 31,
                                                                                                 1998
Statement of Operations Data:
   Net sales..........................................................................       $  47,995,110
   Operating loss.....................................................................          (1,197,295)
   Loss from continuing operations....................................................          (1,687,928)

   Loss from continuing operations per share:
     Basic............................................................................                (.08)
     Diluted..........................................................................                (.08)

   Weighted average shares outstanding
     Basic............................................................................          20,890,103
     Diluted..........................................................................          20,890,103

                                                                                               December 31,
                                                                                                 1998
Balance Sheet Data:
   Cash...................................................................................   $      97,971
   Working capital........................................................................      11,742,564
   Total assets...........................................................................      38,078,013
   Current portion of long-term debt......................................................       1,209,912
   Long-term debt and notes payable.......................................................       5,414,226
   Stockholders' equity...................................................................      26,236,287

                           Unaudited Comparative Per Share Data

                                                                                                      Virbac
                                                                                     AGNU           Equivalent
                                                                                   Pro Forma         Pro Forma
                                                  AGNU             Virbac          Combined          Combined
Diluted loss per share:
   Year ended December 31, 1998...........  $   (.07)(1)      $     (0.22)      $     (0.08)     $    (0.12)(2)
Dividends per share.......................         --                  --                --               --
Book value per share as of:
   December 31, 1998......................       1.59(1)              .23              1.19             1.79(2)

(1)  Amounts are as of and for the fiscal year ended October 31, 1998.
(2) Amounts reflect AGNU Pro Forma Combined amounts multiplied by the 1.5 exchange ratio.






See Unaudited Pro Forma Financial Information appearing elsewhere in the Proxy Statement.

                                THE ANNUAL MEETING


Date, Time and Place

         The Annual Meeting will be held on February        , 1999 at       a.m.
local time at the                         , Missouri.

Matters to be Considered

         At the Annual Meeting, AGNU stockholders of record on the Record Date will be asked to approve the Proposal, which consists of (a) the Merger Agreement and (b) the Certificate Amendment, and the election of two Class 1 Directors.


Stockholders Entitled to Vote, Quorum

     Only holders of record of shares of the Company's Common Stock on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,257,318 shares of Common Stock outstanding, held by approximately 267 holders of record. Each holder of record on the Record Date is entitled to one vote per share held at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.


Votes Required

         Under the Delaware Law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required for approval of the Proposal. The holders of approximately 2,955,000, or 32%, of the outstanding shares (the "Principal Stockholders"), including the Company's Directors and executive officers, who hold 1,715,000 of such shares, have agreed with VBSA (subject to the fiduciary duties of such Directors and officers) to vote their shares in favor of the Proposal. The Company's By-Laws provide for the election of Directors by the affirmative vote of a majority of shares represented at a meeting and entitled to vote for the election of Directors.


Voting of Proxies

         All shares of Common Stock that are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If the instruction is to abstain with respect to the Proposal, the shares represented by the proxy will be deemed to be present at the Annual Meeting but will not be voted with respect to the Proposal. If no instructions are indicated, the proxy will be voted FOR approval of the Proposal. Shares represented by the proxy will be voted FOR the election of Messrs. Jones and Hormann unless authority is withheld. If for any reason Messrs. Jones or Hormann are not candidates for election as Directors at the meeting, the shares represented by the proxy will be voted for such substitute(s) as shall be designated by the Board.


         The failure to submit a proxy (or to vote in person) or the abstention from voting will have the same effect as a vote against the Proposal. In addition, under the applicable rules of the Nasdaq, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares in the absence of specific instructions from such customers. Proxies submitted by brokers without voting instructions ("broker nonvotes") will also have the same effect as a vote against the Proposal.


         The persons named as proxies may propose and vote for one or more adjournments or postponements of the Annual Meeting, including adjournments to permit further solicitations of proxies in favor of any proposal; provided, however, that no proxy that is voted against the Proposal will be voted in favor of any such adjournment or postponement.


Revocability of Proxies


         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a date later than that of the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company's Secretary at the address set forth above before the taking of the vote at the Annual Meeting.


Expenses of Solicitation of Proxies

         The  cost  of  printing  and  mailing  this  Proxy  Statement  and  the applicable fees associated with the filing of this Proxy Statement with the Securities and Exchange Commission ("SEC") will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by Directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such Directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses, in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, the Company has retained Corporate Communications, Incorporated ("CCI") to assist in soliciting proxies and to provide proxy materials to banks, brokerage firms, nominees, fiduciaries, and other custodians. Such services are provided under CCI's retainer; the Company will reimburse CCI for its out-of-pocket expenses.

Appraisal Rights

         Under the Delaware Law, holders of the Company's Common Stock are not entitled to appraisal rights in connection with the Merger.

                               THE PROPOSAL

                                The Merger

Effect of the Merger


         If the Merger is approved by stockholders and consummated, (i) Virbac will receive a cash infusion from VBSA through VBSA Sub, (ii) AGNU will issue approximately 12,500,000 shares of its Common Stock to VBSA Sub and Virbac will be merged with and into AGNU, with AGNU being the surviving entity and VBSA its controlling stockholder, (iii) the Board of Directors of AGNU will be reconstituted to include a majority of Directors designated by VBSA, (iv) AGNU's fiscal year-end will change from October 31 to December 31, (v) AGNU will, immediately after the effective time of the Merger, transfer all of Virbac's operating assets to a newly formed wholly owned subsidiary of AGNU, (vi) AGNU will, within 60 days of the effective date of the Merger, commence a tender offer to purchase 1,000,000 shares of AGNU's outstanding Common Stock (excluding the Merger Shares) at a price of $3.00 per share, and (vii) AGNU will, on the second anniversary of the effective date of the Merger and under certain circumstances, commence a second tender offer to purchase 1,395,000 shares of AGNU's outstanding Common Stock (excluding the Merger Shares and certain other shares) at a price of $3.00 per share.


Background of the Merger

         AGNU has experienced significant growth since its July 1994 initial public offering ("IPO"), primarily as a result of acquisitions, funded with proceeds of the IPO, of companies in the animal health and pet care industry. Substantially all of such proceeds were utilized by September 1997, following which AGNU began focusing on integrating the acquired companies so as to obtain operating synergies and create a platform for future growth, while continuing to pursue selective complementary acquisitions and alignments.

         On March 4, 1998, Brian A. Crook, Chief Executive Officer of Virbac, wrote to Bruce G. Baker, Chief Executive Officer of AGNU, suggesting a meeting to discuss a range of possible strategic relationships between AGNU and Virbac. Dr. Crook indicated that Virbac's parent, VBSA, had authorized him to approach Mr. Baker concerning possible strategic alternatives and that a combination of the two companies might create significant new value. Dr. Crook and Mr. Baker had not had any discussion regarding a combination of the two companies prior to that time. In a subsequent phone conversation, the two executives agreed to meet at AGNU's offices on March 27, and on March 10 AGNU and Virbac entered into a confidentiality agreement.

         During the March 27 meeting, Dr. Crook stated that Virbac was interested in exploring an acquisition that would result in Virbac controlling 55% to 60% of AGNU's outstanding Common Stock. The parties explored the possible advantages of a combination and discussed each party's views on appropriate pricing formulas. At the conclusion of the meeting, the two executives decided to continue discussions and to informally exchange information concerning their respective companies.

         On April 3, 1998 the parties entered into a revised confidentiality agreement. During April and May 1998, several meetings and telephone conferences took place among Dr. Crook, Mr. Baker, Robert J. Elfanbaum, AGNU's Chief Financial Officer, and others, including a visit to AGNU by VBSA Vice Presidents Pierre Pages and Christian Karst. During these meetings, the parties analyzed the operations of the respective companies and the growth and synergies that could result from a combination and discussed possible approaches to valuing the two companies.

         At a regularly scheduled meeting of AGNU's Board of Directors on May 27, Mr. Baker summarized the preliminary discussions for the Board, and the Board reviewed background material concerning Virbac and VBSA and discussed the potential growth opportunities and enhancement of AGNU stockholder value that might result from a combination with Virbac. The Board authorized management to continue discussions.

         During June and July 1998, each party met separately with its respective legal and financial advisors and examined in greater detail the potential benefits of a combination of the two companies and the relative valuations of AGNU, Virbac and the resulting entity and explored possible combination structures.

         During a July 23 meeting held at Virbac's offices, Dr. Crook presented a possible structure that included the following principal elements: (i) Virbac would merge into AGNU, which would change its name to "Virbac," and VBSA would receive newly issued shares of AGNU's Common Stock; (ii) VBSA would contribute approximately $12.0 million to the combined company, of which $2.0 million would be used to fund a tender offer to repurchase shares of AGNU's outstanding Common Stock and the balance to repay Virbac's debt and for additional working capital; and (iii) following the tender offer, VBSA would own approximately 60% of AGNU's outstanding Common Stock. The meeting included discussion of possible employment agreements with certain of AGNU's executives and representation by current AGNU Directors on the Board of the combined company.

         During a July 30 meeting with Dr. Crook at the Dallas-Ft. Worth airport, Mr. Baker reacted favorably to the cash infusion to repay debt and the merger and name change, but expressed a preference that Virbac receive fewer newly issued shares in connection with the merger, that it purchase $20.0 million of newly issued shares of AGNU's Common Stock, $12.0 million of which proceeds would be used to fund the tender offer and $8.0 million would be used for working capital, and that VBSA would ultimately own 57% of AGNU's outstanding Common Stock. Dr. Crook responded that, while the foregoing might form the basis for an acceptable transaction, he could not fully support AGNU's valuation assumptions and suggested that VBSA would not agree to invest the amount proposed by Mr. Baker in the combined company. He stated, however, that he continued to believe a combination was in both companies' best interests and agreed to discuss Mr. Baker's preferences with VBSA.

         At an August 26 meeting of AGNU's Board of Directors, management apprised the Board of the current status of the discussions, including the range of terms that had been discussed. The Board instructed management to continue its discussions with Virbac's management and to seek to negotiate acceptable terms of a transaction, which would then be presented to the Board.

         On September 9, 1998, Messrs. Baker and Elfanbaum and Alec L. Poitevint, II, AGNU's Chairman, met at Virbac's offices with Dr. Crook, Pascal Boissy, President of VBSA, Michel Garaudet, Administration and Finance Director of VBSA, Jean-Pierre Dick, a director of VBSA, and Virbac's financial and legal advisors. The parties discussed at length the assumptions underlying their respective valuations of each company and each company's growth prospects, strategies, strengths and needs, and the synergies that a combination would contribute to each company. Virbac's representatives proposed that VBSA contribute $15.9 to the combined company, of which $9.2 million would be used to repay Virbac's debt, $2.0 million to fund the tender offer, and $4.7 million for working capital. AGNU's representatives responded that more cash would be needed to fund the proposed tender offer so that, to the maximum extent possible, stockholders who did not want to continue with the surviving corporation could sell their shares. The parties then discussed at length the aggregate amount and possible terms of the proposed tender offer, including whether certain Principal Stockholders and other insiders would agree not to tender their shares, the minimum number of shares subject to the tender offer and the per share price AGNU would establish for the tender offer.

         After further consideration and discussion, Virbac revised its proposal as follows: (i) of the $15.9 million contribution by VBSA, $3.0 million would be used to fund a tender offer at $3.00 per share (a price proposed by AGNU) and $3.7 million would be used for working capital; and (ii) VBSA would agree to provide an additional $2.6 million to fund a second tender offer for an additional 860,250 shares (at $3.00 per share) if AGNU's share price had not reached $3.00 for 40 consecutive trading days during the two years following the merger. After further discussion, VBSA indicated that, subject to agreement on the other outstanding terms of the proposed merger, it would increase the funding for the second tender offer to $4.2 million to purchase 1,395,000 shares, or 15% of the outstanding shares.

         At the conclusion of the meeting, the foregoing terms were set forth in a term sheet, which also provided that the definitive agreement should include such standard provisions as mutual "no shop" restrictions, a reasonable "bust up" fee, receipt of a fairness opinion by AGNU, completion of satisfactory due diligence investigations and a customary "fiduciary out" provision. Counsel for the parties then began exchanging comments on the term sheet.

         On September 12, 1998, AGNU's Board of Directors met and Messrs. Poitevint, Baker and Elfanbaum summarized the status of the negotiations and presented their views on the advantages and disadvantages of the proposed transaction. Following a discussion, the Board directed management to continue its negotiations of the terms of a proposed transaction, including the various terms of a definitive agreement. On September 16 Virbac's counsel distributed a draft of a proposed merger agreement to AGNU and its counsel.

         On September 17 the parties entered into a Non-Solicitation Agreement providing that each party would (i) cease any discussions or negotiations with any third parties that might be ongoing until the later of the date a definitive merger agreement was agreed upon or October 10, 1998 (the "No-Shop Period") and
(ii) not solicit, initiate, knowingly encourage or knowingly take any other action to facilitate any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement) or participate in any discussions or negotiations regarding any Acquisition Proposal.

         During the following weeks, after numerous memoranda on various substantive issues addressed by the proposed merger agreement were exchanged and discussed in telephone conferences and various drafts of the merger agreement were exchanged, all issues were resolved in the manner set forth in the Merger Agreement (see "The Proposal--The Merger Agreement").

         On  October  7  the  parties   entered   into  an   amendment   of  the
Non-Solicitation Agreement, extending the No-Shop Period to October 15, 1998.

         Between September 14 and October 16, representatives of AGNU continued their due diligence investigations of Virbac. In addition, on October 1, AGNU retained Duff & Phelps to advise the Board of Directors concerning the fairness of the proposed transaction from a financial point of view.

         AGNU's Board of Directors met to consider the proposed merger on October 16. Prior to the meeting, each Director of AGNU was provided with materials outlining and analyzing the proposed transaction, including the form of Merger Agreement. At the meeting, AGNU senior management presented to the Board the background of the proposed transaction, an outline of the terms and conditions of the proposed transaction, a financial analysis of the proposed transaction and information on the potential benefits and risks of the proposed transaction. The Board unanimously approved the Merger and the Merger Agreement and agreed to recommend that the stockholders vote in favor thereof.

         The parties executed counterpart copies of the Merger Agreement on October 16, copies of which were delivered to each of the parties and their counsel. On October 19, AGNU issued a press release announcing the Merger.

Reasons for the Merger

         The Company's Board of Directors and senior management believe that the Merger is fair to and in the best interests of the Company and its stockholders. In reaching its determination to approve the Merger, the Board identified and analyzed the following material factors:

o the financial terms of the Merger, including the requirements that VBSA make a cash infusion into Virbac prior to consummation of the Merger;

o        the monetary benefit to stockholders from the Tender Offers;

o the opinion of Duff & Phelps as to the fairness, from a financial point of view, of the Merger to stockholders;


o the Company's strategic plan, which focuses on growth of branded products in the pet industry, and the Board's belief that the Company's ability to pursue its plan would be enhanced by the Merger;


o information regarding the business and financial prospects of AGNU and Virbac, including potential synergies, indicating that the operations of each would complement the other and that the Merger would facilitate reductions in overall financing costs for the combined operations;

o the Board's belief that Virbac's products and marketing and production capabilities are complementary to those of AGNU and that the combined company will be able to compete more effectively in the markets currently served by each;

o the potential economies of scale resulting from combining the two companies into a single company with estimated annual sales of approximately $50 million; and

o the Board's belief that eliminating certain duplications of overhead of Virbac and AGNU would result in significant savings.

         The Board also considered a variety of potentially negative factors relating to the Merger, including (i) the possible dilutive effect of the issuance of the Merger Shares, (ii) the transaction costs and costs of integrating the businesses of the two companies, and (iii) the risk that the anticipated benefits of the Merger might not be obtained.

         Following its consideration of these factors, the AGNU Board concluded that the Merger was fair to and in the best interests of AGNU and its stockholders from both a financial and strategic perspective.

Opinion of Duff & Phelps

         Background. The Company retained Duff & Phelps to serve as independent financial advisor to the Board of Directors (the "Engagement") with respect to the proposed Merger. Specifically, Duff & Phelps was retained to advise the Board and to provide an opinion (the "Opinion") as to the fairness of the Merger to the Company's stockholders from a financial point of view. On October 1, 1998, Duff & Phelps was orally advised that it had been selected to perform the Engagement. On October 1, 1998, Duff & Phelps commenced performing its services under the Engagement, which was confirmed by a letter dated October 1, 1998. Before Duff & Phelps was retained, there had been no prior relationship between AGNU and Duff & Phelps.

         Duff & Phelps is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, restructurings, private placements, employee benefit plans, and valuations for estate, corporate, and other purposes. The Company selected Duff & Phelps as the Board's financial advisor for the Engagement based upon Duff & Phelps' experience, ability, and reputation for providing fairness opinions for a wide variety of corporate transactions.

         Under the terms of the Engagement, the Company agreed to pay a fee of $80,000 to Duff & Phelps for its services in connection with the Engagement, of which $40,000 was paid upon execution of the written confirmation of the Engagement and the balance upon delivery of the Opinion. No portion of Duff & Phelps' fee was contingent upon consummation of the Merger or upon the conclusions reached by Duff & Phelps in its Opinion. If the terms of the Merger are materially modified so that substantial additional analysis is required by Duff & Phelps, the Company has agreed to negotiate in good faith the terms of additional compensation to Duff & Phelps. The Company is also obligated to reimburse Duff & Phelps for its out-of-pocket expenses and to indemnify Duff & Phelps against certain liabilities relating to services performed by Duff & Phelps.

         The Opinion. Duff & Phelps presented its preliminary findings to the Company on October 30, 1998. At that time, Duff & Phelps expressed its opinion that, based on the information provided as of that date and subject to any subsequent changes in the terms of the Merger, and assuming no material changes in the financial condition and outlook for AGNU and Virbac prior to the issuance of the Opinion, the Merger is fair to the Company's stockholders from a financial point of view. Duff & Phelps delivered to the AGNU Board its Opinion, dated December 7, 1998, to the effect that as of the date of the Opinion, and based on and subject to certain matters as stated therein, the Merger is fair to the Company's stockholders from a financial point of view.

         The full text of the Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Appendix C. Stockholders are urged to read the Opinion in its entirety. The Opinion concerns only the fairness from a financial point of view of the terms of the Merger with respect to the Company's stockholders. It does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Proposal. Duff & Phelps reviewed the terms of the Merger and the consideration to be received by AGNU's stockholders (described herein), which were determined by negotiation between AGNU and Virbac. The summary of the Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such Opinion.

         Duff & Phelps was authorized to undertake studies to enable it to render the Opinion, whether favorable or not. No limitations were imposed by the Company with respect to the scope of the investigation made or procedures followed by Duff & Phelps in rendering the Opinion. In performing its evaluation and rendering the Opinion, Duff & Phelps relied upon the accuracy and completeness of all information provided to it, whether by public or private sources; and it did not attempt to verify any such information independently. Duff & Phelps also took into account its assessment of general economic, market and financial conditions as they existed and could be evaluated as of the date of the Opinion, as well as its experience in similar transactions and securities valuation generally. Duff & Phelps did not make any independent appraisals of the assets or liabilities of AGNU or Virbac. The analysis was prepared with information available as of the date of the Opinion.

         Analysis Conducted by Duff & Phelps. In conducting its analysis and preparing the Opinion that the Merger is fair from a financial point of view to the Company's stockholders, Duff & Phelps, among other things, (i) reviewed and analyzed the terms of the Merger and the consideration to be received by AGNU's stockholders as described in this Proxy Statement and the Agreement and Plan of Merger dated as of October 16, 1998; (ii) analyzed certain historical, business and financial information relating to AGNU, including AGNU's Annual Reports to Stockholders and Form 10-Ks filed with the SEC for the three years ended October 31, 1997, its Form 10-Q filed with the SEC for the nine months ended July 31, 1998, audited financial statements for Virbac for the four years ended December 31, 1997, and unaudited financial statements for the nine months ended September 30, 1997 and 1998; (iii) reviewed the 1996 and 1997 annual reports of VBSA; (iv) reviewed certain internal financial analyses and forecasts for AGNU on a stand-alone basis; (v) reviewed certain internal financial analyses and forecasts for AGNU and Virbac on a combined basis (the "Combined Entity"); (vi) reviewed internal financial and operating information pertaining to Virbac;
(vii) considered the pro forma effect of the Merger on AGNU's capitalization, earnings, cash flow, book value and financial prospects; (viii) reviewed current conditions and trends with respect to the pet healthcare industry in general, and general business and economic conditions in the United States; (ix) reviewed the reported market prices and trading volumes of the Common Stock of AGNU for recent periods; (x) reviewed publicly available information concerning other companies deemed comparable, in whole or in part, to AGNU, Virbac and the Combined Entity; and (xi) conducted other financial studies, analyses and investigations as deemed appropriate.

         As background for its analysis, Duff & Phelps held discussions with senior management of each AGNU and Virbac regarding the history, current business operations, financial condition, future prospects and strategic objectives of AGNU and Virbac in both their present form and as the Combined Entity. Duff & Phelps visited the principal manufacturing facility of AGNU in St. Louis, Missouri and that of Virbac in Fort Worth, Texas.


         The following is a summary of the financial and comparative analyses performed by Duff & Phelps in support of the Opinion. The analyses employed standard valuation and other analytical methodologies generally accepted by the professional financial community.

         Description of Analysis. Duff & Phelps analyzed the value of AGNU from the perspective of a hypothetical buyer of a controlling interest in AGNU (the "Control Analysis," assuming that the Merger were not to occur) and on a pro forma basis after giving effect to the Merger (the "Pro Forma Merger

Analysis"). Additionally, Duff & Phelps factored the Mandatory Tender Offer in its analysis of the fairness of the merger consideration. These analyses employed standard valuation and other analytical methodologies described below which are generally accepted by the professional community. It should be noted that the summary set forth below does not purport to be a complete description of the analyses conducted by Duff & Phelps in connection with the preparation of its Opinion. The preparation of a fairness opinion is a complex process and does not necessarily lend itself to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth without considering the analyses as a whole could create an incomplete view of the process underlying Duff & Phelps' fairness opinion. In arriving at its fairness opinion, Duff & Phelps considered the results of all such analyses taken as a whole. Furthermore, in arriving at its fairness opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The analyses were prepared solely for purposes of Duff & Phelps providing its Opinion to the Company's Board of Directors as to the fairness of the consideration to be received by the Company's stockholders in the Merger from a financial point of view, and do not purport to be appraisals or necessarily reflect the prices at which the businesses or securities actually may be sold. Duff & Phelps incorporated into its analyses numerous assumptions regarding the future performance of the pet healthcare industry as well as assumptions regarding interest rates and general business and economic conditions and other matters, many of which are inherently subject to uncertainty and beyond AGNU's control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.


         Control Analysis. Based on the qualitative and quantitative information referenced above, Duff & Phelps evaluated AGNU from the perspective of a hypothetical buyer of a controlling interest in AGNU using the following primary methodologies: (1) developing cash flow projections for AGNU after reviewing information prepared by management; and (2) analyzing the operating performance and pricing multiples of AGNU with those of a set of publicly traded companies deemed comparable to AGNU (the "Comparables"). The Comparables were: Alcide
Corp., Heska Corp., IGI, Inc., Petco Animal Supplies, and PETsMART. Duff & Phelps also reviewed information regarding the existence of any recent control transactions involving pet healthcare manufacturing companies as targets. However, no such transaction pricing or implied valuation multiple information was found.

         Pro Forma Merger Analysis. Based on the qualitative and quantitative information referenced above, Duff & Phelps evaluated AGNU on a pro forma basis using the following principal methodologies: (1) developing cash flow projections for the Combined Entity; and (2) analyzing the operating performance and pricing multiples of the Combined Entity with those of the Comparables. As part of the Pro Forma Merger Analysis, Duff & Phelps considered various factors that would influence the Combined Entity's operating characteristics and its prospects following the Merger, including but not limited to: (a) the stronger financial condition of the Combined Entity due to the reduction of debt on a pro forma basis and the addition of cash for working capital; (b) synergies resulting from the consolidation of operations and from economies of scale; (c) the broad pet healthcare product portfolio of the Combined Entity; and (d) a significantly higher and more diversified revenue base of the Combined Entity.

         Duff & Phelps factored the value of the Contingent Tender Offer as a put option of the AGNU stockholders, adjusted for the probability of the shares of the Combined Entity trading more than the Contingent Price over the Contingent Period (as those terms are defined in the Merger Agreement).

         Based upon these analyses, Duff & Phelps concluded, among other things, that the Merger consideration to be received by the Company's stockholders is fair from a financial point of view.

Resale of Common Stock Issued in the Merger; Affiliates; Registration Rights

         The Merger Shares issued to VBSA Sub in the Merger may be sold only pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering such shares or in compliance with Rule 145 under the Act or another applicable exemption from the registration require ments of the Act. In addition, VBSA and VBSA Sub have agreed to certain restrictions on sales of the Merger Shares and purchases of shares of AGNU's Common Stock in open market transactions. VBSA Sub has agreed that, prior to the second anniversary of the Merger, it will sell no more than 9% of the Merger Shares. VBSA has also agreed that, in the event it or any of its affiliates purchase any shares of AGNU's Common Stock on the open market prior to the second anniversary of the Merger, such purchases will be effected in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. AGNU has granted VBSA Sub certain rights to require AGNU to register the Merger Shares beginning on the second anniversary of the Merger.

Federal Income Tax Considerations

         The Merger is expected to constitute a "reorganization" within the meaning of Section 368(a) of the Code. No gain or loss will be recognized by AGNU or Virbac, or by the AGNU stockholders, as a result of the Merger. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

Anticipated Accounting Treatment

         Since the former stockholder of Virbac will own approximately 60% of AGNU's outstanding Common Stock following the Merger and the Mandatory Tender Offer, for accounting purposes Virbac will be deemed the acquiring company and AGNU the acquired company. Accordingly, the Merger will be accounted for as a reverse purchase of AGNU by Virbac using the purchase method of accounting. The purchase method of accounting prescribes that the acquiring company allocate the cost of an acquired company to the assets acquired and liabilities assumed as of the date of acquisition based on their estimated fair values. Any excess of cost over the estimated fair values of net assets acquired is recorded as goodwill and is amortized over its expected benefit period. See "Unaudited Pro Forma Financial Information." The financial statements of the merged company filed for post-merger periods will depict the acquisition of AGNU by Virbac, and will include financial statements of Virbac for pre-merger comparable periods.

      As a result of the Merger, AGNU's fiscal year-end will change from October 31 to December 31.

Certain Regulatory Matters

         Certain acquisition transactions such as the Merger are reviewed by the United States Department of Justice ("DOJ") and the United State Federal Trade Commission ("FTC") to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until certain information has been furnished to those agencies and the waiting period specified by the HSR Act has expired or been terminated. VBSA and AGNU filed a Premerger

Notification and Report Form containing such information with DOJ and FTC and the waiting period was terminated on January 11, 1999.


Management After the Merger

         Following the Merger, AGNU's Board of Directors will be reconstituted to include a majority of Directors designated by VBSA. In addition, certain persons chosen by Virbac, including certain current officers of both Virbac and AGNU, will become executive officers of AGNU. See "Management After the Merger."


Interests of Certain Persons in the Merger


         Messrs. Baker and Elfanbaum, who are currently serving as AGNU's President and Chief Executive Officer and Chief Financial Officer, respectively, are party to employment agreements with AGNU, expiring October 31, 2001 and 1999, respectively. Virbac has agreed that, in the event mutually satisfactory amended employment agreements have not been reached with them within 60 days following the Merger and either elects to terminate his employment with AGNU, such termination will be considered a termination as a result of a change of control within the meaning of their existing employment agreements, entitling them to the monetary benefits described below for the remaining terms of the respective agreements. Under such circumstances, Mr. Baker would continue to receive his annual salary of $195,000 through October 31, 1999 and $10,000 per month for the succeeding two years. Mr. Elfanbaum would continue to receive his annual salary, which is currently $105,000, for two years, and both would continue to receive healthcare and other employee benefits during such periods. See "Management After the Merger--Employment Agreements."

                               The Merger Agreement


         The following description of the Merger Agreement is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated by reference herein. The description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which stockholders are urged to read in its entirety.

Structure of the Merger


         Subject to the terms and conditions of the Merger Agreement and in accordance with the Delaware Law, at the Effective Time, Virbac will merge with and into AGNU and AGNU will issue the Merger Shares to Virbac's stockholder, VBSA Sub, in exchange for all of the outstanding shares of Virbac's common stock. AGNU will be the surviving corporation in the Merger and will continue its corporate existence under Delaware Law. AGNU's Certificate of Incorporation in effect immediately prior to the Effective Time will be amended and restated to read in its entirety substantially the same as the Amended and Restated Certificate of Incorporation attached hereto as Appendix B. Following the Merger, in order to preserve the holding company structure of AGNU prior to the Merger, AGNU will transfer all of the operating assets of Virbac to a newly formed, wholly owned subsidiary of AGNU.


Merger Consideration

         The number of Merger Shares to be issued to VBSA Sub, estimated to be approximately 12,500,000, will equal the product of (a) the difference between
(i) the number of shares of Common Stock of AGNU issued and outstanding immediately prior to the Effective Time and (ii) 1,000,000, and (b) 1.5.
Application of this formula will result in VBSA Sub holding 60% of AGNU's outstanding Common Stock upon completion of the Mandatory Tender Offer.

Adjustment of the Merger Shares


         In order to maintain VBSA Sub's 60% ownership interest in AGNU, after the Effective Time and until the expiration, termination or exercise of all options to purchase AGNU's Common Stock outstanding as of the Effective Time (the "AGNU Options") and until AGNU's last issuance of Common Stock pursuant to the Agreement and Plan of Merger dated as of July 16, 1997, among AGNU, Mardel Acquisition Corporation and Mardel Laboratories, Inc. (the "Mardel Merger Agreement"), AGNU will, contemporaneously with the issuance of Common Stock upon the exercise of an AGNU Option or pursuant to the Mardel Merger Agreement, issue to VBSA Sub a number of additional shares of Common Stock equal to the product of (a) the aggregate number of shares of Common Stock issued upon the exercise of an AGNU Option or pursuant to the Mardel Merger Agreement and (b) 1.5. Each such post-Merger adjustment will dilute the voting power of current AGNU stockholders. As of February , 1999, options were outstanding. AGNU will issue additional shares of Common Stock with an aggregate value of $102,000 pursuant to the Mardel Merger Agreement on September 25, 1999 and September 25, 2000.


Effective Time

         The Effective Time of the Merger will be the time the Certificate of Merger has been accepted for filing by the Delaware Secretary of State (or such later time as is agreed upon by AGNU and Virbac and specified in such Certificate of Merger). The filing of the Certificate of Merger will occur as soon as practicable after the satisfaction or waiver of the conditions to the consummation of the Merger set forth in the Merger Agreement unless another date is agreed to in writing by AGNU and Virbac. See "--Conditions to the Consummation of the Merger; Waivers."

The Cash Infusion


     VBSA has agreed that immediately prior to the Effective Time it will cause VBSA Sub to contribute approximately $15.7 million, to Virbac. The Cash Infusion represents an amount equal to the sum of (a) $6.7 million, (b) the difference between (i) $9.2 million (current outstanding notes payable to Virbac's lender plus inter-company notes payable to VBSA, together with accrued interest thereon, as accrued on the books of Virbac as of December 31, 1998), and (ii) approximately $0.4 million (Virbac's cash, as accrued on the books of Virbac as of December 31, 1998), and (c) approximately $0.2 million of Virbac's expenses related to the Merger. Following the Merger, AGNU will use $3.0 million of the Cash Infusion in order to effect the Mandatory Tender Offer, approximately $3.7 million as working capital, and the balance, after payment of the Merger-related expenses, to reduce long-term debt.


The Tender Offers

         The Merger Agreement requires AGNU, within 60 days after the Effective Time, to make and complete the Mandatory Tender Offer to repurchase 1,000,000 shares of its outstanding Common Stock (excluding the Merger Shares) at a price of $3.00 per share. In addition, if during the period ending on the second anniversary of the Effective Time, the closing sale price of the Common Stock has not equaled or exceeded $3.00 per share for any period of 40 consecutive trading days, AGNU will be required to make and complete the Contingent Tender Offer to repurchase 1,395,000 shares of its outstanding Common Stock (excluding the Merger Shares and certain other shares) at a price of $3.00 per share. VBSA Sub has agreed, if the Contingent Tender Offer is required, to provide the funds therefor by purchasing 1,395,000 newly issued shares of Common Stock from AGNU at $3.00 per share.

         The Principal Stockholders have agreed with VBSA that, if fewer than 1,000,000 shares of Common Stock are tendered in the Mandatory Tender Offer, they will tender a number of shares equal to the difference between 1,000,000 shares and the number of shares tendered.

     Following the Mandatory Tender Offer and the Contingent Tender Offer, and assuming the maximum number of shares are tendered in each tender offer, VBSA
will own 60% and    %, respectively, of AGNU's outstanding Common Stock.

Conditions to the Consummation of the Merger; Waivers


         The respective obligations of AGNU, VBSA Sub and Virbac to consummate the Merger are subject to the satisfaction of certain conditions at or prior to the Effective Time, including the following: (i) approval of the Merger by AGNU's stockholders, (ii) receipt of all required governmental approvals and the expiration of all waiting periods in respect thereof, including the applicable period under the HSR Act, (iii) receipt of all required consents or approvals of third parties, (iv) receipt by Virbac of an opinion of Jones, Day, Reavis, & Pogue, counsel to Virbac, that, among other things, the Merger will be treated as a tax-free reorganization pursuant to Section 368(a) of the Code, (v) receipt by Virbac of an opinion of Dyer Ellis & Joseph, PC, counsel to AGNU, that, among other things, AGNU has the requisite power and authority to execute and deliver the Merger Agreement and that when issued, the Merger Shares will be duly authorized and validly issued, (vi) receipt by AGNU of an opinion of McGregor & Adler, LLP, counsel to Virbac, that, among other things, Virbac has the requisite power and authority to execute and deliver the Merger Agreement, (vii) receipt by Herve Aoust, general counsel of VBSA, that VBSA has the requisite power and authority to execute and deliver the Merger Agreement, and (viii) the execution by VBSA of a non-competition agreement with AGNU.

         The obligation of AGNU to effect the Merger is subject to the satisfaction of certain additional conditions at or prior to the Effective Time, including the conditions that: (i) each of the representations and warranties of Virbac contained in the Merger Agreement are true and correct in all material respects as of the Effective Time with the same effect as though made at the Effective Time (except for representations and warranties that speak as of a specific date or time other than the Effective Time) and AGNU will have received a certificate to that effect; (ii) VBSA Sub and Virbac will have performed, in all material respects, all obligations and covenants required by the Merger Agreement and delivered to AGNU a certificate to that effect; (iii) there will have been no Material Adverse Effect (as defined by the Merger Agreement) on Virbac or any of its subsidiaries, in the aggregate; (iv) VBSA Sub will have made the Cash Infusion; (v) AGNU's Board of Directors will have received a fairness opinion from Duff & Phelps; and (vi) VBSA will have entered into a supply agreement with Virbac in the form attached to the Merger Agreement.

         The obligation of Virbac to effect the Merger is subject to the satisfaction of certain additional conditions at or prior to the Effective Time, including the conditions that: (i) each of the representations and warranties of AGNU contained in the Merger Agreement are true and correct in all material respects as of the Effective Time with the same effect as though made at the Effective Time (except for representations and warranties that speak as of a specific date or time other than the Effective Time) and Virbac will have received a certificate to that effect; (ii) AGNU will have performed, in all material respects, all obligations and covenants required by the Merger Agreement and delivered to Virbac a certificate to that effect; (iii) there will have been no Material Adverse Effect on AGNU or any of its subsidiaries, in the aggregate; and (iv) the Principal Stockholders will have entered into a stockholders' agreement in the form attached to the Merger Agreement.

         The Merger Agreement provides that, subject to certain limitations, any term or provision of the Merger Agreement may be waived by the party that is entitled to the benefits thereof.

Termination


         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the AGNU stockholders, upon the occurrence of certain events, including the following: (a) by mutual consent of the parties; (b) by either AGNU or Virbac if (i) the other party breaches or fails to comply with any material obligation or any representation or warranty made by it in the Merger Agreement is incorrect in any material respect when made or has ceased to be true and correct, unless such event is curable within 45 days through exercise of commercially reasonable best efforts, (ii) the Merger is not consummated by February 28, 1999, and the parties have not mutually agreed to extend this date (provided that the terminating party is not otherwise in material breach of its obligations under the Merger Agreement),
(iii) the Merger Agreement is not approved by AGNU's stockholders, or (iv) any order, decree, judgment or other action of a court of competent jurisdiction prohibits consummation of the Merger; (c) by Virbac if (i) AGNU's Board of Directors withdraws or modifies in any manner adverse to Virbac its approval or recommendation of the Merger or approves or recommends an Acquisition Proposal from a third party or (ii) there is a work stoppage involving AGNU or AGNU enters into a collective bargaining agreement on terms materially less favorable than those of its existing agreement; or (d) by AGNU if it receives a Superior Proposal (as defined in the Merger

Agreement)  from a third  party  and pays the  Termination  Fee to  Virbac.  See
"--Conditions   of  the   Consummation   of  the  Merger;   Waivers"  and  "--No
Solicitation; Certain Negotiations."


         In the event of the termination of the Merger Agreement, the Merger Agreement will have no further effect, without any liability on the part of any party, except for AGNU's obligation to pay the Termination Fee to Virbac in certain circumstances and for the payment by the parties of their respective expenses, except under certain circumstances (see "--Expenses and Fees"). If, however, termination occurs as a result of a party's willful breach of any of the representations, warranties or covenants contained in the Merger Agreement such party will not be relieved of any liability created by such breach.

No Solicitation; Certain Negotiations

         Each of AGNU and Virbac has agreed that it will not, directly or indirectly, solicit, initiate or encourage any inquiries or the making of any proposals or offers from any person relating to any acquisition, purchase or sale of all or a material amount of its assets or securities, or any merger, consolidation or business combination, liquidation, reorganization or similar transaction, or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, any effort or attempt by any other person to do or seek any of the foregoing. AGNU is required to notify Virbac promptly of any unsolicited proposal, offer, inquiry or contact with any person with respect to the foregoing, including a description of the terms of any proposal or offer, or the nature of any inquiry or contact which is made. To the extent that AGNU's Board of Directors, in the exercise of its fiduciary duties to stockholders after consultation with and on the advice of legal counsel concerning such fiduciary duties, determines that it is required to do so, AGNU may furnish to any such other person information pursuant to a confidentiality agreement and may hold discussions with such person. In the event that such discussions lead to a Superior Proposal that the Board determines, in good faith and after consultation with and on the advice of legal counsel, is required to be approved and recommended to stockholders in order to comply with its fiduciary duties, either Virbac or AGNU will have the right to terminate the Merger Agreement and Virbac will be entitled to receive payment of the Termination Fee from AGNU. See "--Termination."

Amendment or Waiver


         Prior to the consummation of the Merger, the Merger Agreement may be amended and any of its terms, covenants, representations, warranties or conditions may be waived by the party intended to be benefited thereby, provided that, once the Proposal has been approved by AGNU's stockholders, no waiver of, or amendment to the obligation of VBSA Sub to contribute the Cash Infusion to Virbac, or modification of, or amendment to (i) the obligation of AGNU to effect the Tender Offers or (ii) the consideration to be paid to stockholders in connection with the Tender Offers, may be made without the further approval of such stockholders. No such modification or amendment may be effected following consummation of the Merger.


Expenses and Fees

         Whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except that AGNU will pay all expenses relating to printing, filing and mailing the Proxy Statement, any other filings with the SEC and all SEC and other regulatory filing fees. However, if the

Merger Agreement is terminated under certain circumstances, the parties will share equally the cost of the filing under the HSR Act and the fees of Duff & Phelps.

Conduct of Business Pending the Merger

         AGNU and Virbac have agreed to conduct their operations, except as otherwise provided in the Merger Agreement, according to their normal course of business pending consummation of the Merger. In addition, AGNU and Virbac have agreed that, among other things, prior to the consummation of the Merger, unless the other agrees in writing or as otherwise required or permitted by the Merger Agreement, neither party will:

         (i) increase the compensation payable to or to become payable to any directors, officers or employees, except for executive bonuses payable by AGNU consistent with past practice;

         (ii)     grant any  severance or  termination  pay to, or enter into or
                  modify  any  employment  or  severance   agreement  with,  any
                  director, officer or employee;

         (iii) adopt or amend any employee benefit plan, except as required by law;

         (iv)     declare,   set  aside  or  pay  any   dividend   or  make  any
                  distribution   in  respect  of,  any  capital  stock,   except
                  dividends paid to AGNU or Virbac by their subsidiaries;

         (v) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations;

         (vi) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of capital stock or other securities or obligations convertible into, exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares or securities, except for the issuance of shares by AGNU pursuant to outstanding options or the issuance of options in connection with certain executive bonuses;

         (vii)    effect any reorganization or recapitalization;

         (viii) acquire or agree to acquire, by merging, consolidating with, or by any other manner, any business organization or division thereof, or otherwise acquire or agree to acquire all or substantially all of the assets of any other person (other than the purchase of receivables in the ordinary course of business);

         (ix) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to dispose of any assets (except for dispositions of assets, or sales of receivables, in the ordinary course of business);

         (x) propose or adopt any amendments to the Certificate of Incor-poration or By-Laws;

         (xi) change any of its methods of accounting in effect as of the date of the Merger Agreement, except as required by law or GAAP;

         (xii) make or rescind any material election relating to taxes, settle or compromise any material claim, proceeding, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ended December 31, 1997, except as required by law or GAAP;

         (xiii) prepay, before the scheduled maturity thereof, any long-term debt, or incur any obligation for borrowed money, other than indebtedness incurred in the ordinary course of business under existing loan agreements or under any refinancing, renewal or refunding thereof, and trade payables incurred in the ordinary course of business;

         (xiv) take any action that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code; or

         (xv) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being untrue in any material respect or in any of the conditions to the Merger not being satisfied in any material respect.

Representations and Warranties

         The Merger Agreement contains customary mutual representations and warranties of the parties, relating to, among other things, (i) corporate organization and good standing and similar corporate matters, (ii) capitalization, (iii) the absence of the need for governmental or third party consents to the Merger, (iv) compliance with applicable laws, (v) accuracy of financial statements and filings with the SEC, (vi) absence of material undisclosed liabilities and the absence of material adverse changes in the condition (financial or otherwise), operations or business of AGNU or Virbac and their subsidiaries, taken as a whole, (vii) absence of pending or threatened material litigation, (viii) retirement and other employee plans and matters relating to the Employees Retirement Income Security Act of 1974, as amended,
(ix) filing of tax returns and payment of taxes, (x) absence of claims under or pursuant to customer warranties on products or services sold prior to the date of the Merger Agreement, (xi) engagement and payment of fees of brokers, investment bankers, finders and financial advisors, (xii) absence of violations of any environmental laws, possession of all required environmental permits, absence of any cleanup liability and related matters, (xiii) the absence of any collective bargaining agreement, union organizing effort, labor strikes or other labor troubles, (xiv) ownership of intellectual property, (xv) Year 2000 compliance, (xvi) regulatory compliance, and (xvii) the inapplicability of certain state takeover statutes.


Stockholders' Agreement

         On February 8, 1999 and in conjunction with the Merger Agreement, VBSA and persons holding approximately 32% of AGNU's outstanding Common Stock (the "Principal Stockholders") entered into a Stockholders' Agreement pursuant to which, among other things, the Principal Stockholders agreed, subject to certain limitations, (i) to vote all the shares of AGNU Common Stock held by them for approval of the Proposal and (ii) if fewer than 1,000,000 shares of AGNU Common Stock are tendered by the AGNU stockholders in the Mandatory Tender Offer, to tender shares of AGNU Common Stock equaling the difference between 1,000,000 shares and the amount actually tendered. The foregoing obligations of each of those Principal Stockholders who are Directors or officers of AGNU are subject to such Directors' and officers' obligations to faithfully discharge their duties as a director or an officer of AGNU; provided, however, if AGNU has not terminated the Merger Agreement in connection with a Superior Proposal pursuant to the provisions of the Merger Agreement, each such Principal Stockholder must vote his shares as described above.


Non-Competition Agreement

         In conjunction with the Merger Agreement and as a condition to closing, VBSA and AGNU have agreed to enter into a Non-Competition Agreement for a term ending the earlier of (i) three years from the date of execution and (ii) the date VBSA's direct or indirect fully diluted ownership of AGNU's outstanding Common Stock falls below 33 1/3%. Pursuant to the agreement, among other things, VBSA shall not and shall cause its Affiliates not to engage, directly or indirectly, in any capacity, whether as owner, officer, agent, principal, partner, consultant, investor, lender or otherwise, in any manufacturing, packaging, distribution or sale of veterinary pharmaceutical products, including, antiparasiticides, vaccines (other than VBSA's feline leukemia vaccine or its potential combinations), antibiotics, shampoos, sprays and lotions for use with, on and for the benefit of dogs, cats, horses, ornamental fish, companion birds, companion reptiles and companion rodents.

Supply Agreement

         In conjunction with the Merger Agreement and as a condition to closing, VBSA and Virbac have agreed to enter into a Supply Agreement whereby Virbac will purchase from VBSA its entire requirements for TickArrest(TM), Preventic(TM), and other pet care products listed in the Supply Agreement at VBSA's current prices as set forth in the Supply Agreement. These prices will be increased by VBSA annually beginning April 1, 1999, to reflect adjustments in the Consumer Price Index.


                         The Certificate Amendment

         The Merger Agreement requires that AGNU's Certificate of Incorporation be amended and restated to effect various amendments. The material amendments will change AGNU's name to Virbac Corporation, increase the number of shares of Common Stock authorized for issuance from 20,000,000 to 38,000,000 shares, and eliminate a provision prohibiting stockholders from taking action by written consent without a meeting. No change will be made with respect to the number of authorized shares of preferred stock. A copy of the proposed Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B.


         After taking into account the shares of Common Stock issued and reserved for issuance, the approximately 10,000,000 shares remaining for issuance will be insufficient to complete the Merger unless the Certificate of Incorporation is amended to increase the authorized shares. In addition, the Board of Directors considers it advisable to increase the authorized Common Stock so that additional shares will be available for issuance in connection with possible future financings, acquisitions, mergers, stock dividends, use in employee benefit plans, and other corporate purposes. Although the Board currently does not have any plans to issue any additional shares of Common Stock, having shares available for issuance generally will allow shares to be issued in the future without the expense and delay of stockholder action. At the Effective Time of the Merger, shares will be outstanding, shares will be reserved for future issuances in connection with the exercise of outstanding options, the

Mardel Merger Agreement and the Contingent Tender Offer, and shares will be authorized but unissued and unreserved for issuance.


         The additional shares of Common Stock to be authorized will have the same status as currently authorized Common Stock, and approval of the increase will not have any immediate effect on the rights of existing stockholders. AGNU stockholders do not have preemptive rights with respect to any newly issued shares, however, and to the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' relative percentage ownership of the Company.

         Although the amendment to increase the authorized number of shares is not being proposed for the purpose of creating an anti-takeover device, such increase could have an anti-takeover effect. It is possible that the additional shares could be issued as a means of preventing or discouraging an unsolicited change in control of AGNU. The issuance of additional shares could be used to dilute the ownership of stockholders seeking to gain control of AGNU or could be placed with an entity opposed to such a change in control. To the extent VBSA retains a 51% ownership interest in AGNU, however, anti-takeover techniques such as these will be unnecessary. AGNU management is not aware of any current efforts to acquire control of AGNU other than the Merger.

         AGNU's current Certificate of Incorporation prohibits stockholders from acting by written consent without a meeting. The Delaware law generally permits stockholder action by consent unless a company's certificate of incorporation provides otherwise. As VBSA will own 60% of AGNU's outstanding Common Stock following the Merger and completion of the Mandatory Tender Offer, elimination of the provision will enable VBSA to take corporate action requiring stockholder approval without holding a stockholders' meeting. Any such action taken by written consent, however, will be required to be taken subject to certain notice and information requirements under the Delaware law and the Exchange Act.

         AGNU's Restated Certificate of Incorporation will also be amended to effect certain technical changes, none of which is material.

                  Recommendation of the Board of Directors

         The AGNU Board, by unanimous vote, has determined that the Proposal is in the best interests of AGNU and its stockholders, approved the Proposal and recommended that AGNU stockholders vote FOR the Proposal.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


         The following unaudited pro forma combined balance sheet has been prepared based on the historical balance sheets of AGNU as of October 31, 1998 and Virbac as of December 31, 1998, as adjusted to reflect the effects of the Merger, the Cash Infusion and the Mandatory Tender Offer (the "Pro Forma Transactions") as if they had occurred on December 31, 1998. The unaudited pro forma combined statement of operations has been prepared based on the historical fiscal 1998 statements of operations of AGNU and Virbac, adjusted to reflect the Pro Forma Transactions as if they had occurred on January 1, 1998. The Pro Forma Transactions are to be consummated in the following manner. Immediately prior to the Merger, Virbac will receive a $15.7 million Cash Infusion from its parent, VBSA. AGNU will acquire 100% of Virbac's common stock in exchange for 12,580,919 newly issued shares of AGNU's Common Stock. AGNU will use $3.0 million of the Cash Infusion in order to effect the Mandatory Tender Offer. The remainder of the Cash Infusion will be used to pay approximately $0.2 million of Virbac's expenses related to the Merger, to reduce Virbac's pre-Merger debt to not more than the amount of pre-Merger cash on Virbac's balance sheet and to provide approximately $3.7 million for working capital requirements. Because VBSA, the former parent of Virbac, will receive 60% of the voting equity of AGNU, Virbac will be considered the acquiror for financial statement purposes. Accordingly, the Merger will be accounted for as a reverse purchase of AGNU by Virbac using the purchase method. The Pro Forma Transactions are described in further detail in the preceding sections of this Proxy Statement.

         If during the period ending on the second anniversary of the Merger, the closing sale price of AGNU's Common Stock has not reached $3.00 per share for 40 consecutive trading days, AGNU will conduct a second tender offer, the Contingent Tender Offer, by publicly offering to repurchase up to 1,395,000 of AGNU's outstanding Common Stock (excluding the Merger Shares and certain other shares) at $3.00 per share. The repurchase of shares will be accounted for as a purchase of treasury shares. The Contingent Tender Offer will be funded through VBSA's purchase of 1,395,000 newly issued shares at $3.00 per share. The purchase of shares by VBSA will be accounted for by AGNU as the issuance of additional shares at $3.00 per share. AGNU's results of operations, net cash flows, and financial position/stockholders' equity will not be affected by the Contingent Tender Offer and the issuance of new shares to VBSA, as the two transactions are dependent on and offset each other.

         The pro forma unaudited combined balance sheet and statement of operations do not purport to represent (i) the actual financial position or results of operations, had the Pro Forma Transactions occurred on the dates assumed, or (ii) the financial position or results of operations to be expected in the future. They do not reflect any estimate of cost savings or other efficiencies that may be achieved from the integration of AGNU and Virbac. Management believes that the assumptions used in preparing the pro forma unaudited combined balance sheet and statement of operations provide a reasonable basis for presenting all of the significant effects of the Pro Forma Transactions, that the pro forma adjustments give appropriate effect to those assumptions, and that the pro forma adjustments are properly applied in the pro forma unaudited combined balance sheet and statement of operations.


         The pro forma unaudited combined balance sheet and statement of operations and the accompanying notes should be read in conjunction with the historical financial statements of AGNU and Virbac, including the notes thereto, and the other financial information pertaining to AGNU and Virbac, including the information set forth under "Selected Financial Data of AGNU," "Selected Financial Data of Virbac," "AGNU Management's Discussion and Analysis of
Financial Condition and Results of Operations," and "Virbac Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere herein.

         Unaudited Pro Forma Condensed Combined Balance Sheet Data

                                                                        Virbac
                                                       AGNU          December 31,         Pro Forma              Pro Forma
                                                 October 31, 1998        1998            Adjustments                Combined
                                                 --------------------------        -------------------        ---------------
Assets
Cash..........................................   $       97,971    $        412,378   $     15,693,622    (a)  $       97,971
                                                                                           (12,900,000)   (a)
                                                                                            (3,000,000)   (e)
                                                                                              (206,000)   (a)
Accounts receivable, net......................        4,812,842           1,321,573                                 6,134,415
Inventories...................................        7,150,042           3,355,504                                10,505,546
Prepaid expenses..............................        1,245,809             845,840           (659,517)   (b)       1,432,132
                                                 --------------    ----------------   ----------------        ---------------
                                                     13,306,664           5,935,295         (1,071,895)            18,170,064

Property, plant and equipment, net............        5,520,798           4,904,520          4,300,000    (b)      14,725,318
Goodwill/intangible...........................        8,745,753           1,804,885         (7,930,705)   (b)       4,677,307
                                                                                             2,057,374    (b)
Other assets..................................          469,373              35,951                                   505,324
                                                 --------------    ----------------   ----------------        ---------------
                                                 $   28,042,588    $     12,680,651   $     (2,645,226)       $    38,078,013
                                                 ==============    ================   ================        ===============

Liabilities
Current portion of long-term debt.............   $    1,209,912    $      3,200,000   $     (3,200,000)   (a) $     1,209,912
Note payable to Virbac S.A....................                            2,000,000         (2,000,000)   (a)
Accounts payable..............................        1,562,652             766,211          1,000,000    (d)       3,122,863
                                                                                              (206,000)   (a)
Accrued expenses..............................        1,270,985             823,740                                 2,094,725
                                                 --------------    ----------------   ----------------        ---------------
                                                      4,043,549           6,789,951         (4,406,000)             6,427,500

Long-term debt and notes payable..............        9,114,226           4,000,000         (3,700,000)   (a)       5,414,226
                                                                                            (4,000,000)   (a)
Stockholders' equity
Common stock..................................           93,873           8,399,810         (8,399,810)   (c)         219,682
                                                                                               127,109    (d)
                                                                                                (1,300)   (f)
Additional paid-in capital....................       16,025,620              10,452         15,693,622    (a)      35,536,167
                                                                                           (16,025,620)   (b)
                                                                                            11,606,990    (d)
                                                                                             8,399,810    (c)
                                                                                              (174,707)   (f)
Accumulated earnings (deficit)................       (1,058,673)         (6,519,562)         1,058,673    (b)      (6,519,562)

Cost of common stock in treasury..............         (176,007)                 --         (3,000,000)   (e)      (3,000,000)
                                                                                               176,007    (f)
                                                 --------------    ----------------   ----------------        ---------------
                                                 $   28,042,588    $     12,680,651   $     (2,645,226)       $    38,078,013
                                                 ==============    ================   ================        ===============

(a) Adjustments to reflect the Cash Infusion and the application thereof. On a pro forma basis, the Cash Infusion at December 31, 1998 would have totaled $15,693,622. Of this amount, $3,000,000 would have been used to fund the Mandatory Tender Offer (see Note (e) below), $206,400 would have been used to pay a portion of Virbac's transaction expenses, and the remainder of $12,487,622, along with Virbac's cash on hand of $412,378, would have been used to repay Virbac's debt. Accordingly, the debt to be repaid for pro forma balance sheet purposes totals $12,900,000. Debt instruments to be repaid include the following:

    Virbac:
    Note payable/Revolving credit with financial institution...  $    7,200,000
    Notes payable to Virbac S.A................................       2,000,000

    AGNU:
    Revolving credit facility..................................       3,700,000
                                                                 --------------
                                                                 $   12,900,000

(b) Adjustments to eliminate AGNU's stockholders equity, eliminate historical pre-Merger AGNU goodwill and reflect the estimated fair value of AGNU's assets and liabilities. AGNU's property, plant and equipment is expected to be adjusted to fair value, which exceeds book value by $4,300,000. The write-up is attributable solely to land and buildings. The fair value of land and buildings was determined on the basis of recent appraisals. Management believes that the fair value of AGNU's machinery and equipment approximates pre-Merger historical net book value. Accordingly, the pre-Merger historical net book value of machinery and equipment has not been adjusted in the Unaudited Pro Forma Financial Information. Management is evaluating whether to obtain appraisals to determine the fair value of AGNU's machinery and equipment as of the Effective Time and any write-up or write-down will be included in purchase accounting (i.e. an adjustment of goodwill). Estimated useful lives are 30 years for buildings and 8-12 years for machinery and equipment. Estimated goodwill of $2,057,374 from the Merger will be amortized over its expected useful life of 20 years. Historical pre-Merger deferred tax assets of AGNU of $659,517 have also been eliminated (See Note (d) to the Unaudited Pro Forma Combined Statement of Operations - 1998). The allocation of fair value is preliminary and may change upon the completion of the final valuation of the net assets acquired.

(c) The Merger Agreement contemplates that AGNU will issue 12,580,919 shares of Common Stock to VBSA (assuming the Merger was effective December 31, 1998) and cancel its existing treasury stock. At October 31, 1998 there were 9,387,279 shares of Common Stock outstanding, of which 129,961 were held in treasury. Therefore, for purposes of the unaudited pro forma combined balance sheet, 21,968,198 shares of AGNU will be outstanding. Since the par value of the shares is one cent per share, the pro forma Common Stock par value is $219,682. The $8,399,810 of historical par value of Virbac stock is reclassified as additional paid-in capital.


(d) Because the Merger will be accounted for as a reverse acquisition and the stockholder of Virbac, which is treated as the acquiror for accounting purposes, is receiving AGNU Common Stock, the fair market value of the AGNU Common Stock outstanding for a reasonable period of time before and after the announcement of the Merger determines the purchase price for accounting purposes. For purposes of the pro forma financial statements, the purchase price for AGNU consists of the following:

      Fair market value of AGNU Common Stock (9,387,279 shares
        at $1.25 per share)..................................  $    11,734,099
      Direct costs of the acquisition........................        1,000,000
                                                               ---------------
               Total purchase price..........................  $    12,734,099
                                                               ===============

         The estimated fair market value of AGNU Common Stock of $1.25 per share was estimated based on the trading range of AGNU's Common Stock. The number of shares of AGNU Common Stock outstanding to which the price per share is applied is based on AGNU Common Stock outstanding prior to the issuance of AGNU shares to Virbac under the Merger Agreement as described in Note (c) above.

(e) Adjustments to reflect the Mandatory Tender Offer for shares of Common Stock at $3.00 per share.

(f) Adjustments to reflect the cancellation of stock held in treasury by AGNU pursuant to the Merger.

          Unaudited Pro Forma Combined Statement of Operations - 1998

                                                 AGNU             Virbac
                                                For the           For the
                                              year ended        year ended
                                              October 31,      December 31,     Pro forma          Pro forma
                                                 1998              1998         Adjustments         Combined
                                            ---------------   -------------   -------------       -------------
Net sales.................................  $    32,944,020   $  15,051,090   $           --      $  47,995,110

Cost of sales.............................       24,008,395       5,564,757               --         29,573,152
                                            ---------------   -------------   --------------      -------------

Gross profit..............................        8,935,625       9,486,333               --         18,421,958
                                                                                    (171,122) (b)
Operating expenses........................        8,978,519      10,724,856           87,000  (a)    19,619,253
                                            ---------------   -------------   --------------      -------------

Operating income (loss)...................          (42,894)     (1,238,523)          84,122         (1,197,295)

Interest expense..........................          787,727         582,611         (897,111) (c)       473,227

Other income (expenses)...................         (247,154)           (252)         230,000  (e)       (17,406)
                                            ---------------   -------------   --------------      -------------

Income (loss) before taxes................       (1,077,775)     (1,821,386)       1,211,233         (1,687,928)

Income tax expense (benefit)..............         (414,943)             --          414,943  (d)            --
                                            ---------------   -------------   --------------      -------------

Income (loss) from continuing
   operations.............................  $      (662,832)  $  (1,821,386)   $     796,290      $  (1,687,928)
                                            ===============   =============   ==============      =============


Loss from continuing
   operations per share
   - Basic                                  $          (.07)           (.22)                      $        (.08)
   - Diluted                                           (.07)           (.22)                               (.08)

Basic shares outstanding..................        9,309,184       8,399,810                          20,890,103(f)
Diluted shares outstanding................        9,309,184       8,399,810                          20,890,103(f)

(a) Operating expense has been adjusted to reflect the increase in depreciation related to the write-up of property, plant and equipment. The write-up is primarily attributable to land (write-up of $1,700,000) and buildings (write-up of $2,600,000). Land is not depreciated while buildings are depreciated over a 30-year life.

(b) The decrease in the amortization of goodwill is attributable to the reduction in goodwill as a result of the Merger. Goodwill is being amortized over 20 years, or $102,869 of amortization expense per year for goodwill resulting from the Merger. Amortization expense reflected in AGNU's pre-Merger fiscal 1998 operations was $273,991; as a result, the pro forma adjustment is a $171,122 reduction in goodwill amortization.

(c) Reductions in interest expense reflect the application of net proceeds of the Cash Infusion to repay outstanding debt. The Cash Infusion would have been $14,871,953 had the Merger occurred on January 1, 1998. Of this amount, $3,000,000 would have been used to fund the Mandatory Tender Offer, $206,400 would have been used to pay a portion of Virbac's transaction expenses, and the remainder of $11,665,953, along with Virbac's cash on hand of $84,047, would have been used to repay Virbac's debt. Accordingly, the debt to be repaid for purposes of the pro forma statement of operations totaled $11,750,000. Debt instruments to be repaid with the proceeds of the Cash Infusion include the following:


                                                                             Interest Expense
                                                                                Reduction
                                                                Debt           Year Ended
                                                                to be          December 31,
                                                               Repaid             1998
         Virbac:
           Eliminate interest expense recorded
              by Virbac.................................   $    8,050,000  $         582,611
         AGNU:
           Revolving credit facility
              (8.5% interest rate)......................        3,700,000            314,500
                                                           --------------  -----------------
                                                           $   11,750,000  $         897,111
                                                           ==============  =================


(d) Income tax expense (benefit) recorded by AGNU has been eliminated as on a pro forma basis as the surviving corporation would have recorded a net loss in both periods presented. For purposes of the unaudited pro forma combined statement of operations presented, a full valuation allowance is recorded relative to the pro forma combined deferred income tax benefits, given the companies' historical results of operations.


(e) Expenses of approximately $230,000 relative to the Merger and charged to AGNU's fiscal 1998 results of operations have been eliminated as a pro forma adjustment to loss from continuing operations.

(f) Common shares outstanding on a pro forma basis represent AGNU's weighted average shares outstanding for 1998 plus the 12,580,919 shares issued to Virbac minus the 1,000,000 shares repurchased in the Mandatory Tender Offer. As required by Statement of Financial Accounting Standards No. 128, the impact of outstanding stock options and the additional shares to be issued to Virbac in the event these options are exercised has not been included in the determination of per share amounts as such an impact would be anti-dilutive and reduce the net loss per share.

                          SELECTED FINANCIAL DATA OF AGNU

         The following table presents selected financial data for each of the five years in the period ended October 31, 1998 for the Company. The selected financial data for the five years in the period ended October 31, 1998 are derived from the Consolidated Financial Statements of the Company, which have been audited by PricewaterhouseCoopers LLP, independent accountants. The data should be read in conjunction with the Consolidated Financial Statements of the Company, and the related notes thereto, "AGNU Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included herein. The following results have been retroactively restated to reflect the discontinuation of the ingredients segment.




                                                                      Year Ended October 31,
                                                ----------------------------------------------------------------
                                                    1994         1995         1996         1997         1998
                                                -----------  -----------   -----------  -----------  -----------
Net sales (1).................................  $13,671,588  $20,062,942  $28,661,307  $31,051,537   $32,944,020

Operating income (loss)
    from continuing
    operations................................     (484,272)    (484,315)      47,399      978,481      (42,894)
Income (loss) from
    continuing operations.....................     (482,817)    (108,333)    (241,320)     118,671     (662,832)
Income from discontinued
    operations................................      147,206      139,766      113,900       14,659            --
Net income (loss).............................     (335,611)      31,433     (127,420)     133,330     (662,832)

Basic earnings (loss)
    per share:
    Continuing
      operations..............................        (0.07)       (0.01)       (0.03)        0.01         (.07)
    Discontinued
      operations..............................         0.02         0.01         0.01           --            --
    Net income................................        (0.05)          --        (0.02)        0.01         (.07)

Diluted earnings (loss) per share:
    Continuing operations.....................        (0.07)       (0.01)       (0.03)        0.01         (.07)
    Discontinued
      operations..............................         0.02         0.01         0.01           --            --
    Net income................................        (0.05)          --        (0.02)        0.01         (.07)

Weighted average number of shares outstanding:
    Basic.....................................    6,636,811    8,112,851    8,397,686    8,483,897     9,309,184
    Diluted...................................    6,636,811    8,112,851    8,397,686    8,699,914     9,309,184


                                                                            October 31,
                                                    1994         1995         1996         1997         1998
                                                -----------  -----------   -----------  -----------  -----------
Balance Sheet Data:
    Cash......................................  $11,185,943  $ 2,330,685  $ 2,186,877  $   145,505   $    97,971
    Working capital...........................   13,195,940    7,808,433    9,928,248    7,772,318     9,263,115
    Total assets..............................   21,141,513   23,473,103   25,850,052   26,596,150    28,042,588
    Current portion of
      long-term debt..........................      607,165      252,692      291,817      201,636     1,209,912
    Long-term debt............................    3,066,667    4,914,614    7,824,012    7,236,204     9,114,226
    Stockholders' equity......................   14,095,359   14,416,918   14,322,335   15,553,360    14,884,813


(1) Net sales from continuing operations to Purina were as follows for the respective periods:
         Fiscal year ended October 31, 1994......................  $7.7 million
         Fiscal year ended October 31, 1995......................  $7.1 million
         Fiscal year ended October 31, 1996......................  $5.4 million
         Fiscal year ended October 31, 1997......................  $4.3 million
         Fiscal year ended October 31, 1998......................  $3.1 million

                 AGNU MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         Organized in 1993, AGNU manufactures and distributes animal health and pet care products. In September 1993, AGNU, through its subsidiary Resources, acquired the Health Industries Business of Purina Mills, Inc. which formulates, manufactures and distributes animal health products and to a lesser extent, home, lawn and garden, and other products. In July 1994, AGNU completed its IPO, the net proceeds of which were approximately $12.1 million. Effective March 31, 1995, AGNU purchased substantially all of the net assets and business of Zema Corporation ("Zema"), a formulator, manufacturer and supplier of health care and grooming products to the pet industry. Effective August 31, 1995, AGNU purchased substantially all of the net assets and business of St. JON Laboratories, Inc. ("St. JON"), a developer, manufacturer and marketer of oral hygiene, dermatological and gastrointestinal products for dogs and cats. In September 1997, AGNU purchased substantially all of the net assets and business of Mardel Laboratories, Inc. ("Mardel"). Mardel is a developer, manufacturer and marketer of high quality care products to the pet industry with expertise extending to fresh water and marine fish, birds, dogs, cats, small animals and pond accessories.

         AGNU's results of operations presented and discussed herein only include the results of Zema's, St. JON's and Mardel's operations subsequent to their acquisition by AGNU in April 1995, August 1995 and September 1997, respectively.


         AGNU historically reported certain financial information for two segments - ingredients and specialty products. Ingredients consisted of feed products that were purchased or blended by AGNU and distributed for Purina (see
Note 14 to AGNU's Consolidated Financial Statements included elsewhere in this Proxy Statement). Specialty products consist of all other products formulated, manufactured, and distributed by AGNU to various customers, including Purina. Included in the specialty products segment are sales of private label and branded products for which AGNU manufactures goods using registrations and/or formulas owned by AGNU, and sales of products manufactured under contract for which AGNU manufactures products using the customers' registrations and/or formulas.


         Given the acquisitions of businesses with branded, consumer-targeted products and the continued emphasis on growth of the specialty product segment, the significance of the ingredients segment had decreased in fiscal 1996 and 1997. Management expected this trend to continue in the future. In June 1997, AGNU discontinued the distribution of ingredients to Purina. In July 1997, AGNU distributed all of its remaining ingredients inventories and discontinued
operations in its ingredients segment. This segment is accounted for as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations." Accordingly, AGNU has reported the ingredients segment as discontinued operations and the consolidated financial statements have been reclassified to report separately the financial position and operating results of the segment. AGNU's consolidated operating results for year ended October 31, 1997 has been restated to reflect AGNU's continuing operations related to its specialty products business. There were no activities from discontinued operations in fiscal year 1998.


         In the fourth quarter of 1997, AGNU formed the Pet Health Care Division, which is comprised of St. JON, St. JON VRx Products ("St. JON VRx"), Zema and Mardel. The integration of these companies is expected to produce certain operating synergies, creating a platform for continued
expansion. The benefits from such integration started to impact AGNU's operating results in the third quarter of fiscal 1998. During the first six months of fiscal 1998 production shifted from Zema's Raleigh facility to AGNU's other manufacturing locations. The distribution functions within the Pet Health Care Division were consolidated by the end of the fourth quarter of fiscal 1998. During August 1998, the Raleigh facility was effectively shut down and is in the process of being sublet. Consolidation of the sales and administration functions of the Pet Health Care Division was completed during the third quarter of fiscal 1998. AGNU has incurred certain incremental costs associated with the integration, but such costs, in the aggregate, have not been nor are expected to be material to AGNU's consolidated results of operations. AGNU continues to pursue selective complementary acquisitions, alignments and/or licenses in support of its core businesses.


         The following table represents certain summary operating data on a comparative basis:

                                                               Fiscal Year Ended October 31,
                                                   1996                     1997                  1998
                                          --------------------    -----------------------  -------------------
                                          Dollar       % of       Dollar         % of       Dollar     % of
                                          amount     net sales    amount       net sales    amount   net sales
                                                              (In thousands, except percentages)
Net Sales.............................   $  28,661      100.0     $   31,052      100.0    $ 32,944     100.0

Cost of sales.........................      20,784       72.5         22,851       73.6      24,008      72.9

Gross profit..........................       7,877       27.5          8,201       26.4       8,936      27.1

Selling, general and
     administrative expense...........       7,447       26.0          7,130       23.0       8,812      26.7

Operating income (loss)...............          47        0.2            979        3.2         (43)     (0.1)


Fiscal Year Ended October 31, 1997 Compared to Fiscal Year Ended October 31,
1998

         Total net sales increased 6.1% from $31.1 million in fiscal 1997 to $32.9 million for 1998. This increase reflects a 14.9% increase in sales of the Pet Health Care Division due primarily to the acquisition of Mardel Laboratories in September 1997 and continued strong growth in the pet oral hygiene product category. The increase was offset by anticipated weakness in the agricultural portion of PM Resources' business, the timing of certain rodenticide orders anticipated in the last half of fiscal 1998 that were delayed until January 1999 and the impact of unanticipated production shortfalls related to the consolidation of manufacturing operations within the Pet Health Care Division. Sales to Purina, excluding sales of ingredients which were discontinued in 1997, totaled approximately $3.1 million in 1998 compared to approximately $4.3 million in 1997. See Liquidity and Capital Resources for a discussion of the purchase of certain inventories from Purina.

         Gross profit increased from $8.2 million in 1997 (26.4% of net sales) to $8.9 million in 1998 (27.1% of net sales), primarily due to changes in the Company's sales mix, which consisted of an increased proportion of sales of the Pet Health Care Division, which generally has higher margins as compared to sales of the Company's private label/contract manufacturing business. Gross profit was negatively impacted by certain redundant costs incurred during the consolidation of manufacturing operations within the Pet Health Care Division; however such consolidation was substantially completed during the last half of fiscal 1998.

         Selling, general and administrative expenses increased from $7.1 million in 1997 to $8.8 million in 1998 primarily due to the increased costs related to Mardel's business, which was acquired in September 1997. The increase in expenses includes certain redundant expenses that are being incurred during the consolidation of certain manufacturing, marketing and overhead expenses among the operating companies that comprise the Pet Health Care Division. Such consolidation was completed by the end of the Company's 1998 fiscal year.

         The factors discussed above resulted in an operating loss from continuing operations of approximately $40,000 during the year ended 1998, compared to operating income of approximately $1.0 million for the prior year.

         Interest expense was approximately $0.6 million in 1997 and $0.8 million in 1998, reflecting increased debt balances that resulted from the Company's investment in Mardel and additional working capital requirements.

         During the fourth quarter of fiscal 1998, the Company incurred approximately $0.25 million of expenses related to the Merger Agreement. Such amounts were included in interest income and other on the Company's Consolidated Statement of Operations.

         The effective income tax rate of the Company was approximately 38.5% for both 1997 and 1998. The aggregate amount of the deferred tax asset valuation allowance at October 31, 1998 was approximately $0.1 million. This valuation allowance reflects management's view of the portion of deferred tax assets for which it is more likely than not that tax benefits will not be realized. The primary factor affecting management's view in this regard are the Company's losses from operations in certain prior years.


Fiscal Year Ended October 31, 1996 Compared to Fiscal Year Ended October 31,
997

         Total net sales increased 8.3% from $28.7 million in fiscal 1996 to $31.1 million for 1997, which included net sales of Mardel subsequent to its acquisition in September 1997. The ingredients segment was discontinued in 1997 and accordingly sales related to this segment are included in results of discontinued operations for all periods presented and are not reflected in the table above. The discontinuance of the ingredients segment resulted in a minimal impact on gross profit due to its sales being of lower margin commodity products. Sales of pet care products grew 27% reflecting the impact of new products introduced into the veterinary channel during fiscal 1996 and 1997, and continued strong growth from AGNU's sales and distribution operation in the United Kingdom which was acquired in July 1996.


         AGNU's manufacturing and supply agreement with Purina pursuant to which Purina had guaranteed AGNU sufficient sales to generate annual income, net of ingredient, direct manufacturing, and other direct costs of approximately $2.9 million for the three-year period ended October 31, 1996 expired as of that date. See Liquidity and Capital Resources for a discussion of the purchase of certain inventories from Purina. Sales to Purina, excluding sales of ingredients which were discontinued in July 1997, totaled $4.3 million for the year ended October 31, 1997 compared to $5.4 million during the year ended October 31, 1996. Fiscal 1996 income from Purina was approximately $1.2 million less than that required under the agreement. The entire amount of the shortfall under the agreement was billed to Purina and included in net sales of specialty products during October 1996; such billing was collected by AGNU in December 1996.

          Gross profit increased from $7.9 million in 1996 (27.5% of net sales) to $8.2 million in 1997 (26.4% of net sales), primarily due to the increased sales in 1997. As a percent of sales, gross profit decreased approximately one percentage point due primarily to changes in product mix.

         Selling, general and administrative expenses were approximately $7.4 million in 1996 and $7.1 million in 1997, decreasing as a percent of net sales from 26.0% in 1996 to 23.0% in 1997. The decrease in selling, general and administrative expenses as a percent of sales is related to the impact of the corporate management restructuring announced in August 1996, combined with the impact of cost reduction measures implemented at the operating companies.

         Severance costs of $240,000 related to the August 1996 management restructuring were accrued in fiscal 1996 and paid in fiscal 1997. Such costs were nonrecurring and did not impact fiscal 1997 results.

         The factors discussed above resulted in operating income from continuing operations of approximately $979,000 during the year ended October 31, 1997, a $932,000 improvement compared to the operating income of approximately $47,000 in the prior year.

         Interest expense was approximately $0.6 million in both 1996 and 1997, with a small increase that reflects increased debt balances that resulted from AGNU's investment in Mardel and increased sales volume in fiscal 1997.


         In March 1997, AGNU terminated its letter of intent related to its proposed acquisition of Anthony Products Company. In conjunction with this action, AGNU recorded a $202,000 pre-tax charge in fiscal 1997. Such amount was included in interest income and other in AGNU's consolidated statement of operations.

         The effective income tax rate of AGNU was approximately 38% for 1996 and 1997. The aggregate amount of the deferred tax asset valuation allowance at October 31, 1997 was approximately $0.1 million. This valuation allowance reflects management's view of the portion of deferred tax assets for which it is more likely than not that tax benefits will not be realized. The primary factor affecting management's view in this regard are the Company's losses from operations in certain prior years.


         Ingredients sales were approximately $7.7 million and $5.5 million in 1996 and 1997, respectively. Income from discontinued operations in 1997 decreased approximately $99,000 from $114,000 in 1996 to $15,000 in 1997. This is primarily attributable to decreasing margins from the sales of ingredients compared to the prior year, combined with decreased volume of units shipped in 1997. In July 1997, AGNU shipped its remaining ingredients inventory and discontinued operations related to this segment.

         Net income in 1997 of $133,000 increased by approximately $260,000 compared to the net loss of $127,000 incurred in fiscal 1996 based on the various factors described above.

Liquidity and Capital Resources

         AGNU's existing capital requirements are primarily to fund equipment purchases and working capital needs. During April 1995, AGNU completed the acquisition of Zema, which required utilization of approximately $3.2 million of net proceeds from its July 1994 IPO for the acquisition and related expenses in 1995 and an additional payment of $300,000 plus interest which was paid in April 1998. In August 1995, AGNU acquired the net assets of St. JON, which required approximately $3.5 million of cash, the assumption of certain liabilities aggregating approximately $1.5 million which were paid within four months of closing, and an additional $2.0 million plus interest to be paid in annual installments over six years commencing March 31, 1997. During fiscal 1997, AGNU utilized approximately $1.0 million of cash for payment of this obligation and related accrued interest, and in May 1998, paid approximately $1.1 million, the remaining amounts outstanding under this note in conjunction with the refinancing of its debt as discussed below. Effective May 1996, AGNU acquired the worldwide patents and other assets and rights to Bromethalin, which required payments of $1.0 million including related expenses at closing, and will require additional consideration based on shipments of Bromethalin to Purina over a five-year period. In September 1997, AGNU acquired Mardel for cash of approximately $1.1 million and stock valued at approximately $1.1 million. As additional consideration for the acquisition of Mardel, AGNU also issued a note payable of $300,000 to the former owners of the acquired company to be paid in cash and stock over a period of three years. With the acquisition of Mardel, AGNU utilized its remaining proceeds from the IPO.

         During fiscal 1996, cash used by operations approximated $2.3 million, primarily related to increased working capital requirements. Inventories increased by approximately $1.7 million reflecting investments in adding new products to AGNU's lines and moving existing products and product-lines from one operating company's distribution channel into distribution channels of other operating companies. Increases in accounts receivable of approximately $0.5 million compared to the prior year reflect temporary increases in certain key accounts that were subsequently collected during fiscal 1997.

         During fiscal 1997, cash generated by operations approximated $1.8 million compared to a use of cash by operations of approximately $2.3 million in 1996. This improvement in cash flows in 1997 was primarily due to emphasis placed on the operating companies to control and reduce inventory levels, as well as certain changes to the product mix at Resources, including the discontinuation of the ingredients segment. AGNU's inventories from continuing operations decreased $0.7 million during 1997 compared to an increase of $1.7 million in 1996. The discontinuation of the ingredients segment generated cash of $1.3 million during the year ended October 31, 1997, compared to a use of cash related to this discontinued segment of $1.0 million during the comparable period in the prior year. Cash generated from operations in fiscal 1997 was generally utilized for capital expenditures and to pay down debt.

         During fiscal 1998, AGNU used cash in operations of approximately $1.6 million. This was primarily related to an increased investment in inventory and increases in accounts receivable. The additional inventory consists primarily of new product promotions and a build-up of core products for the mass markets to reduce the risk of future stock-outs which had been occurring through the first half of fiscal 1998. Accounts receivable increased primarily due to increased sales in September and October of 1998 compared to 1997.

         In May 1998, AGNU consolidated its existing credit agreements increasing the facility to $9.2 million with a maturity date of March 31, 2001. The new bank agreement also increased borrowing availability for working capital demand and modified the bank covenants. The new facility consists of $4.5 million in revolving credit lines, the available amount being based upon specified percentages of qualified accounts receivable and inventory, and a $4.7 million revolving credit line with available amounts being reduced $150,000 per quarter with the first such reduction on November 30, 1998. On August 6, 1998 and October 2, 1998, AGNU again amended its existing credit facilities, increasing the latter revolving credit line to $5.2 million from $4.7 million to meet temporary working capital requirements. The interest rate will range from prime minus 0.25% to prime plus 0.5%, depending on AGNU's ratio of debt to net worth, as defined in the new agreement. At October 31, 1998, the interest rate charged on borrowings outstanding under the new agreement, as amended, was 8.50% which is the bank's prime rate plus 0.50%. At October 31, 1998, excluding outstanding checks, approximately $1.2 million was available under this agreement.

         Management believes that AGNU will have sufficient cash to meet the needs of its current operations, including debt service. In order to avoid the Company's being in non-compliance with certain of the financial covenants under its amended credit agreement in future periods due to legal, accounting and other transaction costs related to the proposed Merger with Virbac, the Company's lending bank agreed to exclude such costs from the calculation of its covenants. No other instances of non-compliance with financial covenants were present at October 31, 1998. In addition, management is currently in discussions with its bank, and is also evaluating other strategic alternatives with third parties, including the proposed Merger with Virbac as discussed herein, to further address its current and long-term working capital requirements.

         The AGNU Board has authorized the repurchase of up to 500,000 shares of AGNU Common Stock. The amount of funds required will depend upon the actual number of shares repurchased and the market price paid by AGNU for those shares. AGNU will utilize available funds to implement this stock repurchase. During the year ended October 31, 1998, 83,111 shares were repurchased under this program at an aggregate cost of approximately $100,000. As of October 31, 1998, 129,961 shares had been repurchased under this program at an aggregate cost of $176,007. The share repurchase program has been suspended pending the consummation of the Merger Agreement.

         AGNU has no plans to significantly increase any of its operating subsidiaries' plant facilities capacity. Capital expenditures for fiscal 1998 were approximately $0.5 million. Future capital expenditures for AGNU's operating subsidiaries are not expected to significantly exceed historical amounts, which in prior periods approximated current depreciation expense.

     In January 1999, the Company acquired certain assets, primarily inventories, related to Purina Mill's animal health products business. The amount paid for such inventory aggregated $400,000, less future amounts which would have been due to Purina Mills related to the acquisition of Bromethalin assets, as discussed in Note 3 to AGNU's Consolidated Financial Statements. Purina's "additional consideration" due for the five-year period subsequent to the acquisition of Bromethalin was waived in conjunction with this purchase of inventories. Prior thereto, the Company manufactured and supplied products to Purina Mills for this business. The Company will now supply animal health products directly to Purina's dealers. Management does not anticipate any material adverse impact on its financial position, cash flows or results of operations as a result of this change in customer relationships.




Quarterly Effects and Seasonality


         Seasonal patterns of Resources' operations are highly dependent on weather, feeding economics and the timing of customer orders. The results of operations of the Pet Health Care Division historically have been seasonal with a relatively lower volume of its sales and earnings being generated during AGNU's first fiscal quarter. In addition, consolidation of certain functions within the Pet Health Care Division during fiscal 1998 will impact the comparative results of the Company between quarters and in future periods.

New Accounting Standards

         In June 1997, the FASB issued FAS 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. FAS 130 establishes standards for reporting and display of comprehensive income and components in a financial statement that is displayed with the same prominence as other financial statements. AGNU continues to analyze FAS 130 and does not currently expect it to have a significant impact on its financial statement presentation.

         In June 1997, the FASB issued FAS 131, "Disclosures about Segments of an Enterprise and Related Information," effective for periods beginning after December 15, 1997. FAS 131 supersedes FAS 14, "Financial Reporting of Segments of a Business Enterprise." FAS 131 establishes standards for the way public business enterprises report financial and descriptive information about the reportable operating segments in their financial statements. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. AGNU continues to evaluate the provisions of FAS 131 relative to additional disclosure requirements for its fiscal 1999 financial statements.


     If the Merger is consummated, AGNU anticipates that it will report in similar segments as Virbac. AGNU would expect to report segment information under FAS 131 for the following segment groupings: the ethical segment for the distribution of pet health products mainly to veterinarian offices, the over-the-counter segment for the distribution of pet health products to pet stores, farm and feed stores and the mass market, the PM Resources segment for the private label and contract manufacturing business, and the manufacturing and administration segment.


         In June 1998, the FASB issued FAS 133, "Accounting for Derivative Instruments and Hedging Activities." FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires recognition of all derivatives on the balance sheet measured at fair value. FAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. AGNU continues to evaluate the provisions of FAS 133 to determine its impact on financial position and results of operations.


In March 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. Under SOP 98-1, certain costs, which are currently expensed by the Company, may be capitalized and amortized over some future period. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. AGNU is evaluating the provisions of SOP 98-1, but does not expect this new standard to have a significant impact on its financial position or results of operations.


Year 2000 Compliance


         The Company utilizes computer information systems to internally record and track information, as well as interact with customers, suppliers, financial institutions and other organizations. The Company has established a plan, utilizing internal resources and certain external consultants, to assess the potential impact of the year 2000 on the Company's systems and operations and to implement solutions to address these issues. The Company has completed a significant part of the assessment phase of its year 2000 plan with respect to all key hardware and software systems. The Company's plan for remediation includes a combination of repair and replacement of affected systems. For the Company's key systems located in St. Louis, Missouri and Glendale Heights, Illinois, the Company's independent consultants have completed a significant portion of the repair work needed to make such systems year 2000 compliant. They have also completed a significant portion of the testing required to verify the effectiveness of such repairs. The key systems located in Harbor City, California will be addressed primarily through an upgrade of the existing software to a year 2000-compliant version. Such upgrade has been evaluated and initial planning by independent consultants retained to evaluate and implement the upgrade has beencompleted. The final implementation of the upgrade has been delayed, pending the completion of the Merger Agreement and evaluation of information system needs of the merged organization. The cost of upgrading the systems in Harbor City has been included in the Company's capital expenditures plan, based on the final bid received from the Company's independent consultants. The costs of repairs and upgrades to date have not been material to the Company's financial position or results of operations. Non-key systems and non-information technology systems, including embedded technology such as microcontrollers, at all locations are in the process of being assessed. Subject to the evaluation and resolution of the information system needs subsequent to the merger of Virbac and the Company, it is anticipated that all key systems and non-information technology systems will be year 2000 compliant by June of 1999.

         The Company is diligently quantifying issues and developing contingency sources to mitigate the risks associated with interruptions in its supply chain due to year 2000 problems. The Company plans to develop a contingency plan by July 1999 in the event its systems or its mission-critical vendors do not achieve year 2000 compliance.

         The Company believes that, with appropriate modifications to existing computer systems/components, updates by vendors and trading partners, and conversion to new software and hardware in the ordinary course of business, the year 2000 issues will not pose significant operational problems for the Company. However, there can be no assurance that the Company will not experience unanticipated costs and/or business interruptions due to year 2000 problems in its internal systems, its supply chain or from customer product migration issues, or that such costs and/or interruptions will not have a material adverse effect on the Company's consolidated results of operations. These statements are "Year 2000 Disclosures" within the meaning of the Year 2000 Information and Readiness Disclosure Act.

Euro Conversion Issues

         On January 1, 1999, certain member nations of the European Economic and Monetary Union ("EMU") adopted a common currency, the "Euro." For a three-year transition period, both the Euro and individual participants' currencies will remain in circulation; after January 1, 2002, the Euro will be the sole legal tender for EMU countries. The adoption of the Euro will affect numerous financial systems and business applications.

         While the  Company's  United  States  operations,  which  comprise  the majority of its business, has contracts with European suppliers and distributors, almost all of these contracts are U.S. dollar-denominated. Thus, while the Company is reviewing the impact of the introduction of the Euro on various aspects of its business (including information systems, currency exchange rate risk, taxation, contracts, competitive position and pricing), such introduction is not expected to have a material impact on the Company. The Company's United Kingdom operations does the majority of its business in the United Kingdom, however to accommodate its customers throughout Europe, it has upgraded its information systems, contracts and certain procedures to meet the Euro requirements. The costs incurred to date related to the introduction of the Euro have not been material and the impact of such introduction is not expected to materially affect the Company's financial position, cash flows or results of operations.

                     SELECTED FINANCIAL DATA OF VIRBAC

         The following table presents selected financial data for each of the five years in the period ended December 31, 1998 for Virbac. The selected financial data for each of the three years in the period ended December 31, 1998 are derived from the Consolidated Financial Statements of Virbac, each of which has been audited by Arthur Andersen LLP, independent public accountants. The data should be read in conjunction with the Consolidated Financial Statements of Virbac, and the related notes thereto, "Virbac Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included herein.




                                                                 Fiscal Year Ended December 31,
                                            ----------------------------------------------------------------------
                                                1994          1995           1996          1997          1998
                                            ------------  -----------    -----------    -----------  -------------
                                             (unaudited)   (unaudited)
Net revenues.............................   $ 17,404,685  $18,659,499    $17,493,683    $16,235,284  $15,051,090

Loss from operations.....................        (68,359)    (986,857)     (889,354)      (730,820)   (1,238,523)

Net loss.................................        (53,109)  (1,095,590)    (1,387,248)    (1,255,207)  (1,821,386)

Loss per common share....................           (.01)        (.20)          (.17)          (.15)        (.22)
Weighted average number of
   common shares outstanding.............      5,346,347    5,596,346      8,386,445      8,399,810    8,399,810

BALANCE SHEET DATA:
   Cash..................................   $     26,195  $    16,965    $   124,203    $    84,047  $   412,378
   Working capital (deficit).............      2,052,400    1,387,132       (166,950)     2,426,916     (854,656)
   Total assets..........................     14,732,735   16,123,540     13,792,535     13,391,178   12,680,651
   Current portion of notes payable......        450,000      800,000        400,000        400,000    3,200,000
   Long-term obligations, less current
      maturities.........................      5,050,000    4,250,000      3,450,000      6,650,000    4,000,000
   Stockholders' equity..................      4,386,216    6,290,626      4,967,293      3,712,086    1,890,700

                VIRBAC MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

         Virbac was incorporated as a Delaware corporation on February 10, 1984. In 1987, Virbac purchased Allerderm, Inc. ("Allerderm"), which, at the time, was the world's leading U.S. marketer of veterinary dermatological products. In 1989, Virbac purchased Carson Chemicals in New Castle, Indiana, a manufacturer of pesticide products for use with companion animals. In 1989, Virbac formed Francodex, Inc. ("Francodex"), a wholly owned subsidiary, to produce over-the-counter ("OTC") grooming aids and stain and odor removers. Francodex began marketing products in 1991. In January 1994, Virbac acquired A & I Laboratories in Arlington, Texas, the manufacturing company from which Virbac previously purchased most of its dermatologic products. In 1995, in order to combine its manufacturing, marketing and warehousing operations, Virbac completed construction of a manufacturing and laboratory facility, adding 58,000 square-feet to its 60,000 square-foot office and warehouse facility in Fort Worth, Texas. Virbac then relocated its dermatologic products manufacturing from Arlington to the Fort Worth facility.

         Virbac is one of the leading manufacturers of dermatological products for companion animals. Virbac's Allerderm(R) line of products treats a wide range of dermatological problems, including itching and skin and ear infections--the primary reasons for consulting a veterinarian. The Allerderm(R) line of products is specially adapted for the characteristics of dog and cat skin and consists of approximately 30 products. Virbac believes its Allerderm(R) products are innovative due to the use of a new technology called Spherulites, which considerably improves a product's efficacy and duration.

         Virbac's results of operations presented and discussed herein include all of the subsidiaries and divisions of the company.


         Virbac historically has operated in the ethical veterinary market and the OTC pet market. The OTC pet market includes the pet store, the farm and feed and the mass market. Virbac also sells private labeled products which Virbac manufactures using registrations and/or formulas owned by Virbac, as well as products which Virbac manufactures under contract using the customer's own formula.

         Virbac's decreasing revenues since 1995 reflect the decline in Virbac's pesticide sales. With the exception of the Preventic Tick Collar, all pesticide products have been negatively impacted by heavy direct-to-the-consumer advertising campaigns by competitors. These campaigns have moved consumers to the veterinarian office to purchase new proprietary flea products. As a result, Virbac recently has focused its promotional resources on the veterinary sector and has increased its sales of its dermatological products in this sector. In addition, Virbac has begun to focus on increasing sales to the mass market.

         Due to the decline in sales of pesticide products industry wide, it was determined that cost savings could be realized by contracting with third parties for the production of Virbac's pesticide products and ceasing manufacturing at the New Castle, Indiana facility during the fourth quarter of 1998. The facility is currently being utilized as a warehouse. Once the Merger has been consummated, management will determine how the facility will be used in the future.

     In October 1998, Virbac entered a definitive merger agreement with AGNU. The transaction, which is subject to approval by AGNU's stockholders, government approval and other customary conditions, is expected to close in March 1999 and will be accounted for as an acquisition of AGNU by Virbac, pursuant to the purchase method of accounting.


         The following table represents certain summary operating data on a comparative basis (in thousands):

                                                              Fiscal Year Ended December 31,
                                                   1996                     1997                  1998
                                          --------------------    -----------------------  -------------------
                                          Dollar       % of       Dollar         % of       Dollar   % of
                                          amount     net sales    amount       net sales    amount   net sales
                                                             (In thousands, except percentages)
Net revenues..........................   $  17,494      100.0     $   16,235      100.0    $ 15,051     100.0

Cost of goods sold....................       6,843       39.1          5,910       36.4       5,565      37.0

Gross profit..........................      10,651       60.9         10,325       63.6       9,486      63.0

Operating expenses....................      11,540       66.0         11,056       68.1      10,725      71.3

Loss from operations..................        (889)      (5.1)          (731)      (4.5)     (1,239)     (8.3)

Year Ended December 31, 1997 Compared with Year Ended December 31, 1998

         Net revenues decreased 7.3% from $16.2 million in 1997 to $15.1 million in 1998, primarily due to heavy competition in the pesticide market that negatively affected business in the pet and ethical trade markets. In addition, ethical distributors for Virbac carried forward significant inventories of the Preventic Tick Collar that resulted in lower than expected sales in the first half of 1998.

         Cost of goods sold decreased 5.8% from $5.9 million in 1997 to $5.6 million in 1998 primarily due to the decrease in the sales volume as discussed above. As a percentage of revenues, cost of goods sold increased from 36.4% to 37.0% due to a shift in sales mix and the outsourcing of manufacturing of some new products launched in 1997, including Nutraceuticals and Spot Ons.

         Operating expenses decreased 3.0% from $11.1 million in 1997 to $10.7 million in 1998. Sales and marketing expenses remained constant at $5.7 million, and as a percentage of revenues increased from 35.3% to 38.3% due to higher percentage of marketing dollars spent on the Preventic Tick Collars and new product launches. General and administrative expenses remained constant at $2.7 million and, as a percentage of revenues, increased from 16.4% to 17.8% due to increased professional fees incurred in pursuing acquisitions and increased insurance expenses. Warehouse and distribution expenses remained constant at $1.3 million, and as a percentage of revenues increased from 7.8% to 8.6% due to increased freight rates of common carriers and decreased sales volumes. Research and development expense decreased 29.1% from $1.4 million to $1.0 million due to the lack of a research and development director from March to September.

         Interest expense increased from $0.5 million to $0.6 million due to the increased borrowings in 1998.

         Net loss increased from $1.3 million in 1997 to $1.8 million in 1998 due to the decrease in revenues and the other factors discussed above.

         The Company did not record a benefit for income taxes for the year ended December 31, 1997 or 1998.

Year Ended December 31, 1996 Compared with Year Ended December 31, 1997

         Net revenues decreased 7.2% from $17.5 million in 1996 to $16.2 million in 1997, primarily due to the decline of pesticide sales in the fourth quarter in both the pet and ethical trade markets. Competitors invested heavily in television and print advertising, which resulted in a shift of consumer purchases from the pet stores to veterinary offices.

         Cost of goods sold decreased 13.6% from $6.8 million in 1996 to $5.9 million in 1997 primarily due to the decrease in sales volume. Cost of goods sold decreased, as a percentage of revenues, from 39.1% to 36.4% due to a shift in sales mix to more sales of ethical products which historically had higher margins in 1997.

         Operating expenses decreased 4.2% from $11.5 million in 1996 to $11.1 million in 1997. Sales and marketing expenses increased 4.8% from $5.5 million in 1996 to $5.7 million in 1997 and increased as a percentage of revenues from 31.3% to 35.3% primarily due to promotional and advertising expenses relating to television and print advertising campaigns. General and administrative expenses decreased 19.4% from $3.3 million to $2.7 million and as a percentage of revenue from 18.9% to 16.4% due to a reduction of executive compensation expense. In 1996, Virbac hired a new chief executive officer and a new chief financial officer while the existing officers were still employed. Once the existing officers left Virbac, executive compensation expense returned to a normal level. Warehouse and distribution expenses remained relatively constant at approximately $1.3 million and increased as a percentage of sales from 7.5% to 7.8% due to fixed warehouse expenses and reduced sales volume. Research and development expense remained constant at $1.4 million.

         Interest expense remained relatively constant at approximately $0.5 million.

         Net loss decreased from $1.4 million in 1996 to $1.3 million in 1997 primarily due to the factors discussed above.

Liquidity and Capital Resources

         Historically, Virbac's liquidity requirements have arisen primarily from its debt service requirements and working capital needs. Virbac is economically dependent on VBSA, which has expressed its intention to continue its financial support of Virbac.

     Virbac  used  cash  flows  of  approximately  $1.2  million  for  operating activities  in  1998  compared  to  using  approximately  $5,000  for  operating activities in 1997. The increase in cash used for operations is primarily the result of the decrease in revenue and the related reduction of cash inflows. Cash flows used for investing activities were approximately $116,000 in 1998, primarily resulting from the purchase of property and equipment and the acquisition of patents. Cash flows provided by financing activities were $1.6 million in 1998. Virbac received proceeds from borrowings that reduced the existing notes payable and line of credit, and funded working capital requirements.

         Virbac's principal sources of cash have been proceeds from borrowings under a term loan, a $4.0 million revolving line of credit with a financial institution and advances from VBSA. Under the term loan, which is due in full on July 1, 1999, interest is due quarterly at LIBOR plus 0.95% (6.38% as of December 31, 1998) and the principal is due in semiannual installments of $400,000 on July 1 and January 1 each year. As of December 31, 1998, $2,200,000 was outstanding under the term loan. As of December 31, 1998, $4,000,000 was outstanding under the revolving line of credit, which expires July 6, 2000, and interest is due quarterly at LIBOR plus .75% (5.97% as of December 31, 1998). Under a money market line of credit interest is due quarterly at LIBOR plus 0.95% (6.38% as of December 31, 1998). As of December 31, 1998, $1,000,000 was
outstanding under the line of credit.

         As of December 31, 1998, Virbac had outstanding advances from VBSA of $2.0 million. Interest on this advance is due monthly at LIBOR rate (5.06% as of December 31, 1998) and the principal is due on demand.

         In 1997, Virbac had outstanding a $450,000 note payable to VBSA with terms that mirror the terms of a note receivable from a corporation formed by a former executive of Virbac. This note receivable bears interest at 6% per year with interest payable semiannually. Principal payments of $50,000 are due annually. The borrower has not made scheduled payments to Virbac since 1994. Virbac is required to make payments on its $450,000 note payable only as payments are received on the note receivable. In 1998, Virbac transferred the note payable and related note receivable to a wholly owned subsidiary of VBSA.

         Under the Merger Agreement, prior to the Effective Time of the Merger, Virbac Sub will contribute approximately $15.7 million to Virbac, which will be used, in part, to pay off all of Virbac's outstanding borrowings.

         As of December 31, 1998, Virbac had no material commitments for capital expenditures.

Seasonality

         The results of operations of certain products in the ethical product line, including Virbac's flea and tick collars, have been seasonal with a lower volume of its sales and earnings being generated during Virbac's first and fourth fiscal quarters.

Year 2000 Compliance

         The Year 2000 issue arises as a result of computer programs being written using two digits rather than four to define the applicable year. Consequently, these computer programs may contain time-sensitive software which recognizes a date using "00" as the year 1900 rather than the year 2000. The impact of the Year 2000 issue extends beyond traditional computer hardware and software systems and may potentially impact telephone systems, building facilities systems, security systems and systems utilized by outside vendors. Failure to effectively address the Year 2000 issue could result in a disruption of operations and the inability to process transactions or to perform other normal business activities.

         Virbac's mainframe computer hardware and software systems have been reviewed for Year 2000 compliance by a consultant. Based on this review, the mainframe operating system has been updated to support Year 2000 processing. Virbac is in the process of updating its software systems and such update is approximately 60% completed.

         Virbac has also initiated discussions with its suppliers to determine whether such suppliers are Year 2000 compliant. Discussions with these suppliers are in the preliminary stages and there is no guarantee that the systems of these companies will be converted on a timely basis. However, in the event that any of its suppliers do not become Year 2000 compliant, Virbac does not believe that such non-compliance will have a material impact on Virbac's operations because the raw materials used by Virbac in the production of its products are readily available from alternative suppliers.

         Virbac has also begun the initial assessment of its non-information technology systems (telephones, elevators, alarm systems, vendors, etc.). The costs of microcomputer software compliance and Year 2000 compliance for the non-information technology systems have not been estimated at this time.

     Management believes Virbac can resolve critical Year 2000 issues by July, 1999. However, as of December 31, 1998, Virbac had not completed all phases of its analysis process. The cost of the Year 2000 project and the dates on which Virbac believes applicable modifications will be completed are based on estimates involving the utilization of internal resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from anticipated results. Specific factors which might cause such material differences include, but are not limited to, the continued availability of trained personnel, the ability to locate and correct all relevant computer codes and similar uncertainties.

     Virbac believes that, with appropriate modifications to existing computer systems/components and updates by vendors and trading partners, the year 2000 issues will not pose significant operational problems for Virbac. However, there can be no assurance that Virbac will not experience unanticipated costs and/or business interruptions due to year 2000 problems in its internal systems, its supply chain or from customer product migration issues, or that such costs and/or interruptions will not have a material adverse effect on Virbac's consolidated results of operations.

                          INFORMATION REGARDING AGNU

Business Overview

         AGNU manufactures and distributes a wide variety of health, grooming and nutritional products for the pet and animal health industries and selective products for the chemical specialties industry. AGNU's Pet Health Care Division represents the consolidation of four businesses acquired between 1995 and 1997--Zema, St. JON, St. JON VRx, and Mardel. Resources formulates private-label products for the animal health and specialty chemical industries.

         AGNU's products are generally ingested by or used on animals or in animal husbandry to promote health and production efficiency, or, in the case of companion animals, to promote health and hygiene. AGNU also manufactures several products, including home, lawn, and garden products, and other specialty compounds unrelated to animal health and pet care. The products manufactured by AGNU include:

         o medicated treatments to prevent and treat disease and/or promote growth in livestock and pets, including fish;

         o anthelmetics, or dewormers, to prevent gastrointestinal worms in livestock and pets;

         o nutritional supplements to promote animal growth and reproduction and ensure efficient feed utilization, and vitamins for dogs and cats;

         o     aquarium water conditioners and test strips;

         o     pest control products, including pesticides and rodenticides;

         o flea and tick products, including shampoos, dip concentrates, collars, and sprays for dogs and cats, and flea traps;

         o oral hygiene products for dogs and cats, including toothpaste and toothbrushes, sprays, and enzymatic rawhide chews;

         o gastrointestinal products for dogs and cats, including hairball remedies;

         o dermatological products for dogs and cats, including anti-itch lotions and shampoos;

         o cleaners and disinfectants for use on animals and in animal quarters including shampoos, dip concentrates, animal sprays, surface cleaners, dairy pipeline cleaners, and all-purpose detergents;

         o home, lawn, and garden products to prevent insect infestation in turf and shrubs; and

         o specialty compounds used by manufacturers in the formulation of plastics and related products.

         AGNU sells its products to national or dominant regional companies serving the animal health and specialty compound markets, pet product distributors, specialty pet retail stores and superstores, mass merchandisers, warehouse clubs, grocery, drug, discount, and feed stores, and veterinary clinics. Sales are effected through a combination of full-time sales persons and independent sales representatives, utilizing telemarketing and other means.


         AGNU's pet care products are sold primarily under its own brand names, including C.E.T.(R), Petrodex(R), Maracyn(R) and Zema(R), and, to a lesser extent, on a private-label basis. AGNU's animal health products other than pet care products are sold primarily on a private-label basis under its customers' brand names. During 1998, branded products accounted for approximately 48% of AGNU's net sales.


         AGNU offers its private-label customers a wide range of services in connection with the products it provides, including laboratory formulation and services, technical support, registration services, and business and marketing consulting services. Laboratory formulation and services and technical support includes assisting customers in developing and refining products, advising them as to suitable forms for their products or suitable packaging, and assisting them in testing their products to enable them to provide data to their customers or regulators. Registration services consist primarily of maintaining AGNU's Environmental Protection Agency ("EPA") and Food and Drug Administration ("FDA") product registrations and assisting customers in maintaining their registrations. Business and marketing consulting services consist of assisting customers in determining new products they might successfully market, as well as assisting them with the distribution of new and existing products. AGNU also provides distribution and warehousing services to a number of its customers.


         AGNU has numerous EPA and FDA product registrations and trademarks and patents. Its EPA product registrations permit it to sell pesticide and rodenticide products, as well as ectoparasite products for the treatment of fleas and ticks on dogs and cats. While EPA registrations do not expire, registrants are required periodically to reregister certain products with the EPA. Certain of AGNU's facilities are qualified as EPA registered manufacturing sites, which permits the Company to manufacture products not only under its own EPA product registrations, but also under the registrations of other companies.

         AGNU's FDA new animal drug applications ("NADAs") permit it to sell medicated treatments, anthelmetics, feed additives, and other animal drug products. NADAs do not expire, but are subject to modification or withdrawal by the FDA based upon the related drugs' performance in the market. AGNU also has FDA manufacturing site approvals enabling the Company to manufacture animal drugs covered by NADAs held by other companies.


         AGNU's trademarks relate primarily to its pet care products which are marketed under the St. JON Pet Care(R), Mardel(R), VRx(R), Zema(R) and Pulvex(R) labels. AGNU's trademarks also include Petromalt(R), a hairball remedy for cats originally introduced in 1923; Petrodex(R) and C.E.T.(R), lines of dental products for dogs and cats; Petrelief(R), a line of dermatological products for cats and dogs; Doggydent(R), a line of oral hygiene products for dogs; Maracyn(R), a leading fish antibiotic introduced in 1969; and Trounce(R) used to market rodenticides, AGNU also has trademark registrations pending for various additional pet care products.

         AGNU also has several patents covering pet toothbrushes, tartar remover, pet shampoo, and flea traps, which expire between 2004 and 2009, and the exclusive right to use several patents relating to enzyme generation formulae for use in animal toothpaste and on rawhide chews. In December 1997, AGNU obtained exclusive rights to patents supporting a bioadhesive patch technology, including exclusive distribution rights to Stomadhex(TM), a chlorhexidine based antibacterial patch that can be placed in a pet's mouth following dental procedures to maintain oral health. In May 1998, AGNU obtained exclusive world-wide rights to manufacture and market a line of palatable medications for companion animals including Palaprin(R), PalaBIS(TM) and
Palapectate(TM). In August 1998, AGNU obtained the North American and U.K. rights to market and distribute certain proprietary, patented, biology-based products for the treatment of periodontal disease marketed to companion animals as Emdovet(TM) and Profgel(TM). In addition, AGNU owns the worldwide patents for Bromethalin(R), a highly effective and proprietary rodenticide serving agricultural and Pest Control Operator markets. Certain Bromethalin(R) patents expired in 1997 with remaining patents expiring in 1999.

         The active ingredients in AGNU's products are not manufactured by AGNU, but are generally purchased from major raw materials manufacturers. AGNU generally purchases materials on an as-needed basis, as it is generally unnecessary for AGNU to maintain large inventories of such materials in order to meet rapid delivery requirements or assure itself of adequate supply. AGNU purchases certain raw materials from multiple suppliers; some materials, however, are proprietary, and AGNU's ability to procure such materials is limited to suppliers with proprietary rights. AGNU considers its relationships with its suppliers to be good. AGNU also purchases certain raw materials the availability of which is subject to EPA, FDA, or other regulatory approvals.
Some of AGNU's customers provide AGNU with the raw materials used in the production of their products.

         AGNU's competitors fall into roughly four categories: animal health distributors; manufacturers, formulators, and blenders of animal health products; pet care product producers and suppliers; and specialty chemical and pest control manufacturers. Each of these groups, with the exception of pet care product producers and suppliers, are comprised primarily of privately owned regional and local companies, although each also includes national companies that produce or distribute certain animal health and other products. The pet care product producer and supplier group is comprised of national and regional companies.

         Many of AGNU's competitors in specific market niches are larger and have greater financial resources than AGNU. In addition, regulatory surveillance and enforcement are accelerating, which is likely to result in fewer competitors that have even greater resources. Much of the competition in the industries served by AGNU centers around price. AGNU is focusing on the production of high-performance, valued-added and branded products designed to be marketed on the basis of quality as well as price.

         AGNU's operations subject it to federal, state, and local laws and regulations relating to environmental affairs, health, and safety. These laws and regulations are administered by the EPA, the FDA, the Occupational Safety and Health Administration ("OSHA"), the Department of Transportation, and various state and local regulatory agencies. Governmental authorities, and in some cases third parties, have the power to enforce compliance with health and safety laws and regulations, and violators may be subject to sanctions, including civil and criminal penalties and injunctions. While AGNU believes that the procedures currently in effect at its facilities are consistent with industry standards and that it is in material compliance with applicable health and safety laws and regulations, failure to comply with such laws and regulations could have a material adverse effect on AGNU.

         AGNU's operations also subject it to numerous environmental laws and regulations administered by the EPA, including the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Toxic Substances Control Act, as well as various state and municipal environmental laws and regulations.


         AGNU has approximately 210 full-time employees, of which approximately 120 are engaged in manufacturing activities and 22 in sales and marketing activities. Forty-five of the full-time employees located at the Bridgeton, Missouri facility are represented by the International Longshoremen's Association, and eight are represented by the International Brotherhood of
Electrical Workers. Such employees' wages and benefits are governed by bargaining agreements negotiated with the unions, which will expire on January 31, 1999. Management is currently negotiating an extension of these contracts and does not anticipate that such negotiations, or the result of the negotiations will have a materially adverse impact on the Company's operations. AGNU also employs an average of approximately 26 persons on a temporary basis. The number of temporary employees fluctuates on an annual basis because demand for the company's products is seasonal. AGNU considers its employee and union relations to be good.


         AGNU owns the Bridgeton, Missouri facility at which Resources' operations are conducted and most of the equipment located on the site. The facility consists of a 176,600-square-foot manufacturing and warehousing building and three buildings for administration, retained sample storage, equipment, and maintenance.

         AGNU leases its corporate headquarters in Maryland Heights, Missouri, and manufacturing, office, warehouse, and distribution facilities located near Los Angeles, California, Glendale Heights, Illinois and Yeovil, the United Kingdom, under non-cancelable leases expiring August 2000, October 1999 and
December 2002, respectively. AGNU also leases certain equipment under non-cancelable operating leases. The Raleigh, North Carolina facility, which is under a non-cancelable lease expiring in April 2000, has been substantially shut down and is in the process of being subleased. Management believes that AGNU's facilities are adequate and suitable for its current operations.

                         COMMON STOCK OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of the Record Date and giving effect to the Merger by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, (ii) each Director of the Company, (iii) certain executive officers of the Company, (iv) VBSA Sub, and (v) all Directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the address of each stockholder is: c/o Agri-Nutrition Group Limited, Riverport Executive Center II, 13801 Riverport Drive, Suite 111, Maryland Heights, Missouri 63043.

                                               Shares Beneficially Owned(1)             Percentage Ownership(1)
                                                Before the        After the           Before the        After the
     Beneficial Owner                             Merger              Merger            Merger          Merger (2)
     ----------------                          -------------      ------------       ------------       ----------
     Durvet/PMR, L.P. (3)..................       1,240,000         1,240,000            13.4%             5.7%
     W. M. Jones, Jr. (4)..................         667,107           667,107             6.8%             3.0%
     Bruce G. Baker (5)....................         618,291           618,291             6.7%             2.8%
     Robert W. Schlutz (6).................         485,280           485,280             5.2%             2.2%
     Alec L. Poitevint, II (7).............         408,844           408,844             4.4%             1.9%
     Robert E. Hormann (8).................         228,427           228,427             2.5%             1.0%
     Robert J. Elfanbaum (9)...............         102,375           102,375             1.1%             0.5%
     VBSA Sub..............................              --        12,500,000              --             57.6%
     Directors and Executive
     Officers as a Group
     (6 persons) (10)......................       2,510,324         2,510,324            25.0%            11.1%

(1) Includes shares issuable upon the exercise of options that are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) Does not give effect to the Mandatory Tender Offer, which will increase percentage ownership to 60.0%. VBSA Sub's address is 13 emme rue-L.I.D, 06517 Carros Cedex, France.
(3) The address of Durvet/PMR, L.P. is P.O. Box 279, 100 S.E. Magellan Drive, Blue Springs, Missouri 64014. The general partner of Durvet/PMR, L.P. is Durvet, Inc., and the limited partners of Durvet/PMR L.P. are the 25 stockholders of Durvet, Inc., each of which has a 3.2% interest in the partnership.
(4)  Includes options to purchase 558,000 shares of Common Stock.
(5) Includes options to purchase 100,000 shares of Common Stock and shares held by Mr. Baker's spouse. Excludes 37,200 shares held by an independent trustee for the benefit of three adult children and 12,000 shares held by such children.
(6) Mr. Schlutz's address is Schlutz Enterprises, Box 269, 14812 "N" Avenue, Columbus Junction, Iowa 52738. Includes options to purchase 6001 shares of Common Stock. Also includes shares held by Mr. Schlutz as trustee for his spouse.
(7) Mr. Poitevint's address is Southeastern Minerals, Inc., P.O. Box 1866, 1100 Dothan Road, Bainbridge, Georgia 31718. Includes options to purchase 5,000 shares of Common Stock. Also includes 166,900 shares held by Marshall Minerals, Inc. and 184,000 shares held by Mineral Associates, Inc. Mr. Poitevint is president and chairman of both corporations, but is not a controlling shareholder of either corporation, and disclaims beneficial ownership of such shares. Includes 10,000 shares held as custodian for a minor child and 10,000 shares held by an adult daughter. Mr. Poitevint also disclaims beneficial ownership of such shares.
(8) Mr. Hormann's address is P.O. Box 279, 100 S.E. Magellan Drive, Blue Springs, Missouri 64014. Includes options to purchase 6,001 shares of Common Stock. Also includes shares held by and jointly with spouse. Does not include 1,240,000 shares held by Durvet/PMR, L.P., the general partner of which is Durvet, Inc., of which Mr. Hormann is a director and president. Mr. Hormann is not a stockholder of Durvet and disclaims beneficial ownership of such shares.
(9) Includes options to purchase 90,000 shares of Common Stock and shares held in Mr. Elfanbaum's IRA Plan.
(10) Includes options to purchase 765,336 shares of Common Stock.

                    INFORMATION REGARDING VIRBAC

Business Overview

         Virbac, based in Fort Worth, Texas, develops, manufactures, markets, distributes and sells a variety of animal health products, focusing on dermatological, parasiticide and dental products. Virbac distributes and sells its products throughout the United States and Canada and does not currently intend to distribute products in any other foreign markets. Virbac is the indirect U.S. subsidiary of VBSA, a French veterinary pharmaceutical manufacturer with operations throughout western Europe, Poland, Mexico, Brazil, Australia, New Zealand and several countries in the Far East.

         Virbac is one of the leading manufacturers of dermatological products for companion animals. Virbac's Allerderm(R) line of products treats a wide range of dermatological problems, including itching and skin and ear infections--the primary reasons for consulting a veterinarian. The Allerderm(R) line of products is specially adapted for the characteristics of dog and cat skin and consists of approximately 30 products. Virbac believes its Allerderm(R) products are innovative due to the use of a new technology called Spherulites, which considerably improves a product's efficacy and duration.

Products and Product Development

         Virbac's products are used exclusively to promote the health and hygiene of companion animals--principally dogs and cats. Its products are divided into two basic lines--the Allerderm(R) line, serving the ethical market and distributed exclusively to veterinary clinics, and the Francodex(R) OTC line, distributed to pet stores, farm and feed distributors and mass-market outlets. Approximately 90% of 1995, 1996 and 1997 revenues were derived from the Allerderm(R) line.

         Virbac's ethical products are marketed under various of its own brand names, including Preventic(TM), Knockout(TM), Dermazole(TM), Allergroom(TM), Cortisoothe(TM), Epi-Otic(TM) and EfaVite(TM). Virbac's ethical products include a wide range of emollient, anti-inflammatory and antipruritic, cleansing and antiparasitic products, as well as nutritional supplements. These products include the following:

         o flea and tick products, including collars, insect growth regu-lators and sprays;

         o dermatological products, including anti-itch, anti-microbial and anti-inflammatory shampoos and lotions;

         o ear cleansers, including anti-microbial and anti-inflammatory treatments;

         o       oral hygiene products, including rinses, polish and toothpaste;
                 and

         o       nutritional supplements to promote healthy coat and skin.

         Virbac's OTC line is marketed under the Francodex(R), Healthy Companion(TM), TickArrest(TM), Stain Sealer(TM) and Flea Science(TM) labels. The variety of Virbac's OTC line of products helps assure the right product is available for each breed, coat and condition and includes adjuncts for allergic conditions, exzema and seborrhea. These products include the following:

         o Healthy Companion(TM) products, including Odor and Stain Elim-inator, Gas Eliminator, Joint Eze, Pet Serene, Healthy Coat, Mega Bubble Oatmeal Shampoo, Flea & Tick Blaster with Oatmeal and Detach Tick Collars;

         o TickArrest(TM), which prevents ticks from attaching to dogs and detaches ticks from dogs;

         o Stain Stealer(TM), which removes stains and odors from clothes, carpeting and upholstery;

         o Flea Science(TM) products, including Spot On, shampoo for dogs, carpet spray, fogger and earmite drops; and

         o a full line of dog shampoos, each developed to meet a special need or condition of dogs, including hydrocortisone shampoo and spray, and a waterless shampoo for cats.

         Virbac manufactures the majority of the products it distributes. However, some products are manufactured by third parties, including VBSA, which manufactures, among other products, Virbac's flea and tick collars.

History of Virbac

         Virbac was incorporated as a Delaware corporation on February 10, 1984. In 1987, Virbac purchased Allerderm, which, at the time, was the world's leading U.S. marketer of veterinary dermatological products. In 1989, Virbac purchased Carson Chemicals in New Castle, Indiana, a manufacturer of pesticide products for use with companion animals. In 1989, Virbac formed Francodex, a wholly owned subsidiary, to produce OTC grooming aids and stain and odor removers. Francodex began marketing products in 1991. In January 1994, Virbac acquired A & I Laboratories in Arlington, Texas, the manufacturing company from which Virbac previously purchased most of its dermatologic products. In 1995, in order to combine its manufacturing, marketing and warehousing operations, Virbac completed construction of a manufacturing and laboratory facility, adding 58,000 square-feet to its 60,000 square-foot office and warehouse facility in Fort Worth, Texas. Virbac then relocated its dermatologic products manufacturing from Arlington to the Fort Worth facility.

Research and Development

         Virbac maintains a research and development staff for the purpose of developing improved products. Currently, Virbac's product development efforts are focused on new formulations for dermatology. Virbac believes it is an international leader in pet dermatology product development and a recognized authority in insect growth regulator research. Virbac does not produce chemical compounds, but develops formulas adapted to the needs of companion animals either from generic compounds or from original compounds. Virbac currently has licenses for all original compounds used in its manufacturing process. Virbac believes that the loss of any such license would not have a material effect on the business of Virbac as such licenses can be easily replaced.


         In developing new or improved products, Virbac considers a variety of factors, including (i) existing or potential marketing opportunities for such products, (ii) the capability of Virbac to manufacture such products, (iii) whether such products complement existing products of Virbac, and (iv) the opportunities to leverage such products with the development of additional products. During 1998, Virbac spent approximately $350,000 on research and development and approximately $105,000 on clinical studies of products. Virbac also conducts research on VBSA products that have the potential to be distributed on a world-wide basis.


Patents and Trademarks

         Virbac holds three patents related to its insect growth regulators, which are applied through shampoos and collars as well as systemically. Some of Virbac's products incorporate VBSA's patented Spherulite(R) technology, which is manufactured by VBSA and enables active ingredients to be progressively discharged following application of the product.

         Virbac currently has 71 active, registered trademarks. Virbac owns the registered Allerderm(R) trademark in the U.S. and Canada. VBSA has registered the Allerderm(R) trademark in France, Germany and various other countries. Virbac has entered into a License Agreement with VBSA whereby Virbac may use the HC Healthy Companion Protection(TM) and the Healthy Companion(TM) trademarks, which are owned by VBSA.

Manufacturing

         Virbac owns and operates a 118,000 square-foot drug and cosmetic manufacturing facility in Fort Worth, at which it manufactures various products in both its Allerderm(R) and Francodex(R) lines, as well as products for third parties. The facility is an FDA registered manufacturing site and an EPA registered repackaging site. The facility includes manufacturing, packaging, laboratory, office and warehouse space.

         Virbac also has fully integrated manufacturing support systems at its Fort Worth facility, including quality assurance, quality control, regulatory compliance, inventory control and packaging. These support systems enable Virbac to maintain high standards of quality for its products and simultaneously deliver reliable products to its customers on a timely basis.


         The Fort Worth facility also contains three laboratories and houses Virbac's marketing, accounting, logistics and administrative staffs. Until recently, Virbac also operated a 55,000 square-foot facility in New Castle, Indiana, which produced a variety of its parasiticide and grooming products. The manufacturing operations at this facility have ceased, and the products formerly manufactured at the facility are being manufactured at the Fort Worth facility or by third parties. Once the Merger has been consummated, Virbac will determine how the facility will be utilized in the future.


         Virbac requires a supply of quality raw materials and components to manufacture and package its products for itself and for third parties with which it has contracted. Most of these raw materials and components are readily available from a number of sources. While Virbac has encountered no difficulty obtaining raw materials and components from suppliers in the past, there can be no assurance that such raw materials and components will continue to be available on commercially acceptable terms in the future. Although Virbac has no reason to believe it will be unable to procure adequate supplies of raw materials and components on a timely basis, if for any reason Virbac is unable to obtain sufficient quantities of any of the raw materials or components required to produce and package its products, it may not be able to distribute its products as planned, which could have a materially adverse effect on Virbac's business, financial condition and results of operations.

         Currently, Virbac uses only approximately 35% of its manufacturing facility. It plans to continue to develop and market products that are manufactured in its own plant as well as to manufacture additional products for third parties.

Sales and Marketing

         Virbac's products are sold through a combination of full-time sales persons and independent sales representatives, with separate sales forces employed for each of its ethical and OTC lines. Virbac distributes is ethical line of products to veterinarians through wholesale distributors. Its marketing and sales promotions target veterinarians through education and sampling to encourage veterinarians to prescribe and sell more of Virbac's products. Virbac offers incentive programs to its customers to encourage purchases in larger amounts.

         Virbac's OTC line is sold to retailers such as pet store chains, grocery stores and mass merchandisers. The promotion of its OTC products is focused on obtaining shelf space in retail outlets through sales representatives.

Customers


         Virbac sells its products to approximately 31 customers for its ethical line of products and approximately 229 customers for its OTC line. Virbac's customers are comprised of national or dominant regional companies serving the animal health and specialty compound markets, pet product distributors, specialty pet retail stores and superstores, mass merchandisers, warehouse clubs, grocery, drug, discount and feed stores and veterinary clinics. Virbac is currently dependent upon a small number of customers for its ethical line of products, which product line represented approximately 90% of Virbac's sales revenue in fiscal 1997. For the year ended December 31, 1998, as well as for the year ended December 31, 1997, approximately 65% of its sales were attributable to nine customers. The loss of any one of these customers could have a material adverse effect on Virbac's business, financial condition and results of operations.


Competition

         The dermatological and anti-microbial pet health care industries are highly competitive, with many established manufacturers, suppliers and distributors actively engaged in all phases of the business. Virbac believes it is one of the top two companies in these industries in terms of gross sales. Principal competitors of Virbac's ethical products line are DVM Pharmaceuticals and IGI Inc. Virbac competes in these industries by producing innovative products and offering incentive marketing programs to its customers. With some products, such as Preventic, Virbac also targets niche markets where no other company provides a product similar to Virbac's product.

         Virbac's pet grooming products compete primarily with products of other large, global, companion pet grooming supply companies such as Hartz Mountain Company, Zodiac Pet Products and Lambert Kay. Approximately 15 companies currently compete in the pet grooming products industry, of which Virbac ranks approximately seventh in gross sales according to the September 1998 edition of Pet Age magazine. Although some of Virbac's competitors offer broader product lines and have greater name recognition, Virbac believes it competes effectively in the pet grooming products industry through superior formulation of the products and the use of attractive packaging. There can be no assurance that

Virbac's competitors will not develop or market products that are more effective or commercially attractive than Virbac's current or future products.

Regulatory and Environmental Matters

         Virbac's research and development activities, manufacturing, marketing and labeling of its products are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and Canada. In the United States, Virbac is principally regulated by the FDA as well as by the FTC and the EPA. In Canada, Virbac is regulated by the Bureau of Veterinary Drugs and the Pesticide Management Regulatory Agency.

         Currently, Virbac's Fort Worth, Texas facility holds an approved establishment number from the EPA for repackaging and an FDA establishment number. Virbac believes that it has the proper FDA approvals or other marketing authority to produce and market its current products and products being developed.

         The federal government has extensive enforcement powers over the activities of veterinary pharmaceutical manufacturers, including authority to withdraw product approvals, commence actions to seize and prohibit the sale of unapproved or non-complying products, and to halt manufacturing operations that are not in compliance with applicable laws and regulations. Virbac has not experienced any such restrictions or prohibitions. However, any such restrictions or prohibitions on sales or withdrawal of approval of products marketed by Virbac could materially adversely affect Virbac's business, financial condition and results to operation.

         While Virbac believes that all of its current pharmaceuticals are in compliance with all applicable FDA regulations or have received requisite government approvals for manufacture and sale, such marketing authority is subject to revocation by the applicable government agencies. In addition, modifications or enhancements of approved products are in many circumstances subject to additional FDA approvals which may be subject to a lengthy application process and may ultimately be rejected. Virbac's manufacturing facilities are continually subject to inspection by such governmental agencies and manufacturing operations could be interrupted or halted in any such facilities if such inspections prove unsatisfactory.

         The product development and approval process within applicable regulatory frameworks may take a number of years to successfully complete and involves the expenditure of substantial resources. Additional government regulation may be established that could prevent or delay regulatory approval of any one or more of Virbac's products. Delays or rejections in obtaining regulatory approvals would adversely affect Virbac's ability to commercialize any product Virbac develops and Virbac's ability to receive product revenues or royalties. If regulatory approval of a product is granted, the approval may include limitations on the indicted uses for which the product may be marketed.

         In addition to regulations enforced by the USDA and the FDA, Virbac is subject to regulation under the Occupational Safety and Health Act, the EPA, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other federal, state or local regulations. Virbac's research and development and manufacturing activities involve the controlled use of hazardous materials and chemicals. Although Virbac believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, Virbac could be held liable for any damages that result and any such liability could exceed the resources of Virbac.

Employees

         Virbac has approximately 96 full-time employees, 41 of whom are employed in connection with the sales and marketing of Virbac's ethical product line and 12 of whom are employed in connection with the sales and marketing of its OTC line. None of its employees are covered by collective bargaining agreements.

Legal Proceedings

         From time to time, Virbac is a party to legal proceedings arising in the ordinary course of business. Virbac believes that it is not a party to any legal proceedings which, if adversely decided, would have a material adverse effect on Virbac's business, financial condition and results of operations.

                       MANAGEMENT AFTER THE MERGER

Directors and Executive Officers


         The  Directors  and  executive   officers  of  the  Company  after  the
consummation of the Merger are expected to be as follows:



          Name                                      Age         Position
          ----                                      ---         --------
          Pascal Boissy..........................   56          Chairman and Director
          Brian Crook, D.V.M.....................   39          Chief Executive Officer and Director
          Bruce G. Baker*........................   55          Executive Vice President and Director
          Robert J. Elfanbaum*...................   35          Vice President and Chief Financial Officer
          Pierre Pages, D.V.M....................   47          Director
          Alec L. Poitevint, II..................   51          Director

          *See "Employment Agreements."


         Pascal Boissy has been the President of Virbac since April 1992. He has served as a member of the Board of Directors of VBSA since 1989 and as President of VBSA since 1992. Mr. Boissy joined VBSA in 1973 as the Administration and Financial Manager. He was promoted to General Secretary in 1975 and to General Manager in 1989. Mr. Boissy also serves as President and Chairman of the Board of Directors of various subsidiaries of VBSA. Mr. Boissy participates in community activities through his service as a Rotarian member of the Advisory board of the Banque de France in Nice and as an Advisor for Foreign Trade to the French Government.

         Brian Crook, D.V.M. has been a Director and Chief Executive Officer and Secretary of Virbac since January 1996. From March 1993 to December 1995, Dr. Crook was Vice President-Sales and Education for Jay/RIK Medical in Boulder, Colorado, a company specializing in pressure-relieving wheelchair seating and mattress systems. From December 1991 to March 1993, he was a sales specialist and clinical research associate for Centocor, Inc., a Pennsylvania biotechnology company. From September 1989 to December 1995, he was employed as a professional representative of Merck Sharpe & Dohme. Dr. Crook was a practicing veterinarian in Denver, Colorado from 1986 to 1989, with an emphasis on companion animals.


         Bruce G. Baker has been President and Chief Executive Officer of AGNU since November 1, 1996. From March 1994 through October 1996, he was Vice President and Deputy Chief Executive Officer of AGNU, and he has been a Director since August 1993. From 1965 to February 1993, he held various management positions with Ralston Purina and Purina Mills, including Vice President - Research and Marketing of Purina Mills from 1990 to February 1993. This was preceded by responsibilities as Vice President - Consumer Group, directing research, marketing, manufacturing, sales, and administration for a division of Purina Mills. Mr. Baker also has served in various capacities relating to European, Canadian, and Mexican market development.

         Robert J. Elfanbaum, C.P.A., has been Vice President and Chief Financial Officer of AGNU since August 23, 1996. From November 1994 through August 22, 1996, he served as AGNU's Assistant Corporate Controller and Corporate Controller. He was Manager of Internal Auditing for Brown Group, an international footwear company from February 1993 until he joined the Company. From August 1985 through February 1993, he was employed by Price Waterhouse in St. Louis, MO, most recently as a manager in its Middle Market Group. Mr. Elfanbaum is a past president of the St. Louis Chapter of the Institute of Management Accountants and currently is serving as Chairman of the Nominating Committee.

         Pierre Pages, D.V.M., has been the Executive Vice President and has been a member of the Directory Board in charge of Operations, Production and Quality Assurance of VBSA since January 1997. Dr. Pages joined VBSA in 1980 and served as Marketing Director from 1985 to 1990. He was promoted to Operations Director in 1990 and to International Operations Director in 1995. Prior to joining Virbac, Dr. Pages served in various commercial and marketing positions at Mars Petfood Group and American Cyanamid. Dr. Pages received his Doctor of Veterinary Medicine degree from Maisons-Alfort in Paris, France in 1975 and received his MBA in 1977 in Paris.


         Alec L. Poitevint, II has been AGNU's Chairman since February 1, 1997 and a Director since January 1996. Mr. Poitevint has been Chairman and President of Southeastern Minerals, Inc. and its affiliated companies since 1981 and 1976, respectively. Southeastern Minerals Inc. is a manufacturer and distributor of mineral premixes and ingredients for animal feed in the domestic and international markets. Since May 1991, he has served as Director of the American Feed Industry Insurance Company, Des Moines, Iowa, and from May 1994 to April 1995 he served as Chairman of the American Feed Industry Association ("AFIA"). He is a director of the Georgia Agribusiness Council and a life member of the Poultry Leader Round Table of the Georgia Poultry Federation, and in 1988 and 1989 he served as Chairman of the National Feed Ingredients Association. He also has served in various capacities relating to Eastern European agricultural trade and market development, including Director of the International Republican Institute from March 1992 through January 1997. In addition, Mr. Poitevint currently serves as Treasurer of the Republican National Committee and during 1996 served as Treasurer of the Republican National Convention, a member of the RNC Budget Committee, and Republican National Committeeman for Georgia. He has served as the Vice Chairman and a director of the First Port City Bank, Bainbridge, Georgia since January 1994 and February 1989, respectively.


Employment Agreements


         It is currently anticipated that Dr. Crook will not enter into an employment agreement with AGNU after the Effective Time of the Merger. It is anticipated that Dr. Crook will receive an annual salary of $180,000, a potential bonus of up to $40,000, an annual $12,000 car allowance and customary benefits. Currently, Dr. Crook is paid a base salary of $152,000 per year with a potential bonus of up to $40,000. Dr. Crook also receives an annual $10,000 car allowance and customary benefits.

         Messrs. Baker and Elfanbaum, who are currently serving as AGNU's President and Chief Executive Officer and Chief Financial Officer, respectively, are party to employment agreements with AGNU, expiring October 31, 2001 and 1999, respectively. Virbac has agreed that, in the event mutually satisfactory amended employment agreements have not been reached with them within 60 days following the Merger and either elects to terminate his employment with AGNU, such termination will be considered a termination as a result of a change of control within the meaning of their existing employment agreements, entitling them to the monetary benefits described below for the remaining terms of the respective agreements. Under such circumstances, Mr. Baker would continue to receive his annual salary of $195,000 through October 31, 1999 and $10,000 per month for the succeeding two years. Mr. Elfanbaum would continue to receive his annual salary, which is currently $105,000, for two years, and both would continue to receive healthcare and other employee benefits during such periods.

                            MARKET PRICES OF AGNU COMMON STOCK

         AGNU's Common Stock is traded on the Nasdaq National Market under the symbol AGNU. The following table sets forth the quarterly range of high and low closing sale prices per share for the Common Stock during the period indicated.

                                                                                         High        Low
         Fiscal year ended October 31, 1997
                  First Quarter.....................................................      1.63         1.13
                  Second Quarter....................................................      1.75         1.13
                  Third Quarter.....................................................      1.38         1.06
                  Fourth Quarter....................................................      1.69         1.13

         Fiscal year ended October 31, 1998
                  First Quarter.....................................................      1.50         1.06
                  Second Quarter....................................................      1.44         1.13
                  Third Quarter.....................................................      1.31         1.00
                  Fourth Quarter....................................................      1.50         0.81

         Fiscal year ending October 31, 1999
                  First Quarter.....................................................      1.38         1.00
                  Second Quarter (through February 5, 1999).........................


     AGNU has not paid any dividends on its Common Stock since its formation. It presently intends to retain its earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. Further, AGNU is prohibited from paying dividends without the consent of its lender. As of December 31, 1998, AGNU had a total of approximately 1,900 stockholders, including 267 stockholders of record and approximately 1,600 persons or entities holding AGNU Common Stock in nominee name.

                                  ELECTION OF DIRECTORS

         The Company's Articles of Incorporation and By-Laws provide that the number of Directors of the Company shall be not less than five nor more than thirteen. In addition, they provide for the division of the Board of Directors into three classes, designated Class 1, Class 2, and Class 3, with staggered terms of three years. The terms of Class 1, Class 2, and Class 3 Directors expire this year, in 2001, and in 2000, respectively.

     The Board currently consists of five members. W.M. Jones, Jr. and Robert E. Hormann are Class 1 Directors, Bruce G. Baker and Robert W. Schlutz are Class 2 Directors, and Alec L. Poitevint, II is a Class 3 Director. At the meeting, two Class 1 Directors are to be elected to serve for a term of three years and until their successors are duly elected.

         The Company's By-Laws provide for the election of Directors by the affirmative vote of the majority of shares represented at a meeting and entitled to vote for the election of Directors.

     If the Merger is consummated, however, W.M. Jones, Jr. and Robert E. Hormann, the Class 1 nominees, together with Robert W. Schlutz, a Class 2 Director, will resign from the Board of Directors and the remaining Directors will appoint three persons designated by VBSA to fill their positions. See "Management After the Merger."

Directors and Nominees

     W.M. Jones, Jr. and Robert E. Hormann have been nominated by the Board to serve as the Class 1 Directors for a three-year term. The following table sets forth certain information with respect to the nominees and Company's other
Directors:

          Name             Age                       Position
-----------------------    ---   -----------------------------------------------
Alec L. Poitevint, II      50    Chairman
Robert E. Hormann          61    Vice Chairman
Bruce G. Baker             54    Director, President and Chief Executive Officer
W. M. Jones, Jr.           65    Director
Robert W. Schlutz          62    Director

        Robert E. Hormann has been the Company's Vice Chairman since August 1996 and a Director since September 1993. He has been President and a director of Durvet, Inc., a national animal health marketing, warehousing, and distribution company, since 1975. From 1970 to 1975, Mr. Hormann was Advertising Sales Manager for Miller Publishing Company, and prior thereto he held various positions in field sales and product management with Abbot Laboratories and Olin Mathieson Chemical Corporation. Mr. Hormann has served as Director of the AFIA and Chairman of its Animal Health Committee. He is currently a member of the Board of Delegates of the National Association of Wholesalers and Distributors.

     W. M. "Dub" Jones, Jr. has been a Director of the Company since September 1993. From March 1994 through October 1996, Mr. Jones was the Company's President and Chief Executive Officer and from September 1993 through January 31, 1997, he was its Chairman. Mr. Jones was President and Chief Executive Officer of Purina Mills, the world's largest producer of animal feed, from 1981 to 1988. He was Chief Executive Officer of BP Nutrition America, including Purina Mills and BP's other agriculture companies in North America, from January 1988 to February 1989, and from October 1986 to February 1989, he was a director of BP Nutrition. Prior to 1981, Mr. Jones was Corporate Vice President of Purina Mills' Chow Division and Group Vice President of its Produce Products Division.
Mr. Jones has served as Chairman of the AFIA.

        Robert W. Schlutz has been a Director of the Company since September 1993. Since 1970, he has been President of Schlutz Enterprises, Inc., which owns and operates Kentucky Fried Chicken franchises and various other business and real estate development properties. Mr. Schlutz currently serves on the Board of Directors of I.E.S. Industries, Inc., a public utility company, and the Iowa State Fair, and, until recently, served on the Board of Directors of MidAmerica Savings Bank and the National Certified Angus Beef Board. He also served for eight years on the Iowa Environmental Protection Commission, including six years as President.

        For biographical information regarding Messrs. Poitevint and Baker, see "Management After the Merger."

Certain Board Information

        The Board of Directors supervises the management of the Company as provided by Delaware law. The Board has established two committees, the Audit Committee and the Compensation Committee. The Audit Committee makes recommendations for selection of the Company's independent auditors, reviews the annual audit reports of the Company, and reviews audit and any non-audit fees paid to the Company's independent auditors. The Compensation Committee is responsible for supervising the Company's executive compensation policies, administering the employee incentive plans, reviewing officers' salaries, approving significant changes in executive employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. The members of the Audit Committee are Messrs. Hormann, Jones, and Schlutz, and the members of the Compensation Committee are Messrs. Poitevint, Hormann, and Schlutz.

        The Board of Directors held six meetings and acted by unanimous consent on four occasions during the fiscal year ended October 31, 1998. The Audit Committee held one meeting and the Compensation Committee held two meetings during such period. All of the Company's Directors attended at least 80% percent of the meetings of the Board and of the committees of which they were members. The Board of Directors has no nominating committee.

        Directors of the Company are reimbursed for out-of-pocket expenses in connection with attendance at meetings. Non-employee Directors receive an annual retainer of $10,000 per year, $7,000 of which is payable in Common Stock and $3,000 of which is payable in cash, plus $500 for each meeting attended. In addition, non-employee Directors are awarded options to purchase 5,000 shares of Common Stock upon election to the Board and options to purchase 1,000 shares of Common Stock annually thereafter. Each such option has an exercise price of the market value of the Company's Common Stock on the date of grant, and becomes exercisable in three equal annual installments beginning on the first anniversary of the date of grant. The Company's Chairman receives $75,000 per year, $50,000 of which is payable in cash and $25,000 of which is payable in Common Stock.

        The Board of Directors unanimously recommends that the stockholders vote FOR the election of Messrs. Jones and Hormann as Class 1 Directors to serve for a term of three years. Election of Directors requires the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Shares represented by the enclosed proxy will be voted for the election of Messrs. Jones and Hormann unless authority is withheld. If for any reason Messrs. Jones and Hormann are not candidates for election as Directors at the meeting as the result of an event not now anticipated, the shares represented by the enclosed proxy will be voted for such substitute(s) as shall be designated by the Board.

Executive Compensation

        The following table sets forth compensation for the fiscal years ended October 31, 1998, 1997, and 1996 earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration on an annual basis exceeded $100,000 during the fiscal year ended October 31, 1998 (the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                            Annual Compensation              Compensation
Name and              Year Ended                                          Shares Underlying        All Other
Principal Position    October 31            Salary         Bonus               Options           Compensation
------------------    ----------         -----------   -----------        ---------------        ------------
Bruce G. Baker (1)       1998             $  195,000     $      -                     -           $  22,437(2)
   President and Chief   1997                195,000            -                     -              25,291
   Executive Officer     1996                180,000            -               100,000              25,071

Robert J. Elfanbaum      1998             $  105,000     $      -                20,000           $   5,550(3)
   Chief Financial       1997                 96,000       10,000                20,000               5,505
   Officer               1996                 72,166       12,000                60,000               4,197

(1) Mr. Baker became the Company's President and Chief Executive Officer effective November 1, 1996. During the fiscal year ended October 31, 1996, Mr. Baker served as the Company's Vice President and Deputy Chief Executive Officer.
(2) Includes an automobile allowance of $12,000, matching contributions by the Company under its 401(k) savings plan of $5,000 and premiums and allowances in connection with various life and health insurance policies.
(3) Includes matching contributions by the Company under its 401(k) savings plan of $1,050 and premiums in connection with various life and health insurance policies.


Stock Option Grants

         The following table contains information concerning the grant of stock options to each of the Named Executives during the fiscal year ended October 31, 1998.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants
                                            Percent of                                         Potential Realizable
                           Number of       Total Shares                                          Value at Assumed
                            Shares      Underlying Options                                        Annual Rates
                          Underlying        Granted to        Per Share                          of Stock Price
                            Options        Employees in       Exercise     Expiration            Appreciation
Name                        Granted         Fiscal Year         Price         Date            5%           10%
------------------       -----------      ----------------    --------      ---------       --------   ---------
Robert J. Elfanbaum         20,000              29%            $1.375       11/19/07         $17,295    $43,828

Option Exercises and Holdings

         The following table sets forth information concerning the exercise of options during the fiscal year ended October 31, 1998 and the value of unexercised options held as of the end of the fiscal year with respect of each of the Named Executives.


                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES

                                                             Number of Shares              Value of Unexercised
                       Shares                              Underlying Unexercised               In-the-Money
                      Acquired            Value            Options at 10/31/98               Options at 10/31/98(1)
Name                 on Exercise        Realized       Exercisable      Unexercisable      Exercisable Unexercisable
Bruce G. Baker           -                 -               100,000         -               $   -        $   -
Robert J. Elfanbaum      -                 -                90,000        10,000               -            -

(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock on the NASDAQ National Market on October 31, 1998 and the exercise price of the options.


                                              BOARD OF DIRECTORS
                                                      Alec L. Poitevint, II
                                                      Robert E. Hormann
                                                      Bruce G. Baker
                                                      W.M. Jones, Jr.
                                                     Robert W. Schlutz


Employment Agreements

         The Company has entered into employment agreements with Bruce G. Baker to serve as President and Chief Executive Officer effective November 1, 1996, and with Robert J. Elfanbaum to serve as Chief Financial Officer effective August 23, 1996.

         Mr. Baker's employment agreement, which has a remaining term of three years, provides that he is entitled to an annual salary of at least $195,000. In addition, at the end of each fiscal year during the term of the agreement, Mr. Baker may be granted, at the discretion of the Compensation Committee, a cash bonus of up to 120% of his salary and/or a performance-based stock bonus. The agreement also provides for participation in all benefit plans, including health care plans, maintained by the Company for salaried employees, reimbursement for that portion of his and his covered dependents' expenses actually incurred but not reimbursed under the Company's health care plans, and a car allowance of $1,000 per month. In the event Mr. Baker's employment is terminated without cause or as the result of a change in control, he is entitled to receive (i) his salary through October 31, 1999, (ii) $10,000 per month for a period of 24 months commencing on (A) November 1, 1999, in the event such termination occurs on or before October 31, 1999, or (B) the date of such termination, in the event that such termination occurs after such date, and (iii) the benefits, reimbursement and allowance described above for so long as he is entitled to receive other payments from the Company. In the event Mr. Baker terminates the agreement, he is entitled to receive his salary and such benefits, reimbursement and allowance for a period of one year following termination. See "Interests of Certain Persons in the Merger."

         Mr. Elfanbaum's employment agreement, which has a remaining term of one year, provides that he is entitled to an annual salary of at least $96,000. In addition, at the end of each fiscal year during the term of the agreement, Mr. Elfanbaum may be granted, at the discretion of the Compensation Committee, a cash bonus of up to 100% of his salary and/or a performance-based stock bonus. The agreement also provides for participation in all benefit plans, including health care plans, maintained by the Company for salaried employees. In the event Mr. Elfanbaum's employment is terminated without cause, he will be entitled to his salary for a period of two months following such termination; provided however, if Mr. Elfanbaum is terminated because of a "change of control," as defined in the agreement, he is entitled to receive his salary for a period of twenty-four months from the date such termination occurs. See "Interests of Certain Persons in the Merger."

        REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for supervising the Company's executive compensation policies, administering the employee incentive plans, reviewing officers' salaries, approving significant changes in executive employee benefits, and recommending to the Board such other forms of remuneration as it deems appropriate. The Compensation Committee is composed of three Directors who are not employees of the Company.

Compensation Philosophy

         The Company's executive compensation program is designed to attract, retain, and motivate a highly qualified and experienced senior management team. The Compensation Committee believes that these objectives can best be obtained by directly tying executive compensation to meeting annual and long-term financial performance goals and to appreciation in the Company's stock price. In accordance with these objectives, the total compensation program for the executive officers of the Company and its subsidiaries consists of three components:

                o     base salary;

                o annual incentive compensation consisting of bonuses based upon achievement of financial performance objectives; and

                o long-term equity incentives composed of stock options and other incentive awards, including outright share grants, which may be conditioned upon future events such as continued employment and/or the attainment of performance objectives. Performance objectives may be measured by reference to the earnings of the Company (or a subsidiary or division of the Company) or to the market value of the Common Stock, among other things.

         It is the Company's policy to consider the deductibility of executive compensation under applicable income tax rules as a factor used to make specific compensation determinations consistent with the goals of the Company's executive compensation program. No component of the Company's executive compensation has been determined to be non-deductible to the Company for the fiscal year ended October 31, 1998.

Base Salary

         The base salaries of the Company's executive officers are determined by the Compensation Committee by evaluating the responsibilities of the positions, experience, and performance. To assist in establishing salary levels for the 1998 fiscal year, the Compensation Committee performed an informal survey of salary levels of executives at other companies in the animal health and agriculture industries. The Compensation Committee utilizes the salary component of the executive compensation program primarily to attract and retain qualified and experienced senior managers.

Annual Bonus

         The Company's annual bonus program is intended to promote superior performance by making incentive compensation an important part of the executive officers' compensation. For the 1998 fiscal year, the Company's President and Chief Executive Officer was not granted an annual bonus. The Company's Chief Financial Officer also was not granted an annual bonus. The current Chief Executive Officer's and Chief Financial Officer's agreements provide that they may be granted an annual cash bonus of up to 120% and 100% of their salary and/or a performance-based stock bonus at the discretion of the Compensation Committee.

         Other executive officers of the Company, including subsidiary and division heads, corporate and subsidiary vice presidents, and other managers, also are entitled to receive annual bonuses and/or stock options or grants based upon a percentage of their base salaries and Company and/or individual performance.

Long-Term Incentives

         The Compensation Committee believes that it is important to provide executive officers incentive compensation based upon the Company's stock price performance, thus aligning the interests of its executive officers with those of its stockholders and encouraging them to contribute to the Company's long-term success. Such incentive compensation also encourages employees to remain in the service of the Company.

         The Company also issued options to several of its subsidiaries' presidents, vice presidents, and other managers. The number of shares underlying such newly-issued options is based upon position and performance, the exercise price is equal to the market value of the Company's Common Stock on the date of grant, and the options generally become exercisable in two equal annual installments beginning on the first anniversary of the date of grant.

                                        COMPENSATION COMMITTEE
                                           Alec L. Poitevint, II
                                           Robert E. Hormann
                                           Robert W. Schlutz

Compensation Committee Interlocks and Insider Participation and Certain Transactions

         During the year ended October 31, 1998, the Company had net sales of approximately $1.0 million to Durvet, Inc., a national animal health marketing, warehousing, and distribution company, that is the general partner of Durvet/PMR, L.P., a stockholder of the Company. Robert E. Hormann, who is a Director and member of the Compensation Committee of the Board of Directors and a stockholder of the Company, is the president and a director of Durvet, Inc.

         In connection with the acquisition of Zema in April 1995, the Company entered into an agreement to pay $300,000, along with interest at the prime rate published by the Wall Street Journal, to the corporation that formerly owned Zema, on or before April 28, 1998. In April 1998 the Company paid an aggregate of $388,098 to such corporation under the Agreement. An employee of the Company is the holder of 55 percent of the common stock of such corporation. In addition, the Company is a party to a lease agreement with a limited partnership, the general partner of which is an employee of the Company. The lease, which expires in April 2000, relates to Zema's operating facility. Rent expense under the lease was approximately $95,000 for the year ended October 31, 1998.

         In connection with the acquisition of St. JON in August 1995, the Company executed a promissory note in the principal amount of $2,000,000 to the former owner of St. JON, who is currently president of the subsidiary of the Company that acquired St. JON. Under the note, principal and interest at the rate of 7.6 percent per annum are payable in six equal annual installments commencing in March 1997. During fiscal 1997, the Company restructured the agreement, with annual payments of $325,000 being required over the five years commencing March 31, 1998. During fiscal 1998, the Company paid $1.1 million, the remaining amounts outstanding under this note, in conjunction with the refinancing of its debt. In addition, the Company is a party to a lease agreement with the former owner. The lease, which expires in August 2000, relates to St. JON's operating facility. Rent expense under the lease was approximately $231,680 for the year ended October 31, 1998.

         The Company has adopted a policy that any transaction between the Company and any of its officers, Directors, or holders of as much as five percent of any class of its capital stock is required (i) to be on terms no less favorable than those that could be obtained from unaffiliated parties and (ii) to be approved by a majority of disinterested Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Except for the 1998 Annual Reports on Form 5 for Robert E. Hormann, W.M. Jones, Jr., Robert W. Schlutz, and Alec L. Poitevint, II, the Company believes that each such person complied with such filing requirements during the fiscal year ended October 31, 1998.

                             PERFORMANCE GRAPH

         The following graph compares the performance of the Company's Common Stock to the cumulative total return to stockholders of (i) the stocks included in the NASDAQ National Market - United States Index and (ii) a group of non-financial companies with market capitalizations comparable to that of the Company established as of October 31, 1996, with the investment weighted based on market capitalization. Two of the companies included in the prior year's proxy statement for this peer group were excluded as they are no longer listed.

         The companies in the group referred to in (ii) above are: Computer Outsourcing Services, Inc., C-Phone Corp, PDK Labs Inc., Microfield Graphics, Inc., Winter Sports, Inc., Infinity, Inc., Hector Communications Corporation, Airport Systems International, Inc., D & K Wholesale Drug, Inc., Scott's Liquid Gold, Inc., Internet Communications Corporation, Frontier Adjusters of America, Inc., Starcraft Corporation, O.I. Corporation, Micro Component Technology, Inc., The Sands Regent, Endogen, Inc., H.E.R.C. Products, Inc.,Travel Ports of America, Inc., The Smithfield Companies, Inc., Internet Comm, Corp., Eateries, Inc., American River Oil Company, Lifeway Foods, Inc., Go-Video, Inc., Northstar Computer Forms, Inc., and Gamma Biologicals, Inc.

          The Company  determined that it would provide  comparisons  based upon
market   capitalization,   rather  than  industry  or   line-of-business   based
comparisons, because of the diverse nature of its operations and product lines.


                     COMPARISON  OF  51  MONTH   CUMULATIVE  TOTAL
                   RETURN*  Among   Agri-Nutrition  Group  Limited,  the
                   NASDAQ Stock Market-US Index, and a Peer Group



                                        7/12/94     10/31/94      10/31/95     10/31/96     10/31/97     10/31/98
Agri-Nutrition Group Limited              100            99           40           27           24          23

NASDAQ Stock Market-US                    100           110          148          175          230         258

Peer Group                                100            93           74           57           87          63


* $100 invested on 7/12/94 in stock or index -- including reinvestment of dividends. Fiscal year ending October 31.


        The first date of the measurement period covered by the graph is July 12, 1994, the date that the Company's stock was initially sold to the public, and the price of the Company's stock on such date as reflected by the graph is $6.25 per share, the closing price on the NASDAQ National Market on such date.

                                 OTHER MATTERS

        The Board of Directors has no knowledge of any additional business to be presented for consider ation at the meeting. Should any such matters properly come before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of the meeting.

        Stockholders may obtain a copy of the Company's Annual Report on Form 10-K and the schedule thereto by writing to Robert J. Elfanbaum, Secretary, Agri-Nutrition Group Limited, Riverport Executive Center II, 13801 Riverport Drive, Suite 111, Maryland Heights, Missouri 63043. Additional copies of this Proxy Statement and the accompanying proxy also may be obtained from Mr. Elfanbaum.

        The affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting is required to elect Directors and act on any other matters properly brought before the meeting. Shares represented by proxies marked "withhold authority" with respect to the election of a nominee for Director will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies thus will have the same effect as if the shares represented thereby were voted against such nominee. If a broker indicates on the proxy that it does not have discretionary authority to vote in the election of Directors, those shares will not be counted for the purpose of determining the number of shares represented by proxy at the meeting.

        The Company will pay the cost of soliciting proxies. In addition to solicitation by use of the mails, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram, or in person. The Company has requested that brokerage houses, custodians, nominees, and fiduciaries forward soliciting materials to the beneficial owners of Common Stock of the Company and will reimburse them for their reasonable out-of-pocket expenses.

     A list of stockholders of record entitled to be present and vote at the meeting will be available at the offices of the Company for inspection by the stockholders during regular business hours from , 1999 to the date of the meeting. The list will also be available during the meeting for inspection by stockholders who are present. Votes will be tabulated by an automated system administered by ChaseMellon Shareholder Services, LLC, St. Louis, Missouri, the Company's transfer agent. The firm of PricewaterhouseCoopers LLP has served as auditors for AGNU for the year ended October 31, 1998. A representative of PricewaterhouseCoopers LLP is expected to be present and available at the AGNU Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement, if desired.

        In order to assure the presence of the necessary quorum at the meeting, please sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. Signing and returning the proxy will not prevent you from attending the meeting and voting in person, should you so desire.

                               LEGAL MATTERS

        The validity of the Merger Shares will be passed upon by Dyer Ellis & Joseph PC, Washington, D.C., counsel to AGNU. Certain federal income tax consequences of the Merger will be passed upon by Jones, Day, Reavis & Pogue, counsel to Virbac.

                           INDEPENDENT ACCOUNTANTS

        The consolidated financial statements of AGNU at October 31, 1997 and 1998, and for each of the three years in the period ended October 31, 1998, included in this Proxy Statement have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.


                        INDEPENDENT PUBLIC ACCOUNTANTS


        The consolidated financial statements of Virbac at December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, included in this Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.


                           STOCKHOLDER PROPOSALS


        Stockholders may submit proposals on matters appropriate for stockholder action at meetings of AGNU's stockholders in accordance with Rule 14a-8 under the Exchange Act. Such proposals should be received by the Company no later than October 8, 1999 in order to be included in the Company's proxy materials relating to its 2000 Annual Meeting of Stockholders.

                          INDEX TO FINANCIAL STATEMENTS

Agri-Nutrition Group Limited                                                                                   Page

         Consolidated Financial Statements:
             Report of Independent Accountants...................................................................F-2
             Consolidated Balance Sheet as of October 31, 1997 and 1998..........................................F-3
             Consolidated Statement of Operations for the Three Years Ended October 31, 1998.....................F-4
             Consolidated Statement of Cash Flows for the Three Years Ended October 31, 1998.....................F-5
             Consolidated Statement of Stockholders' Equity for the Three Years Ended
               October 31, 1998..................................................................................F-7
             Notes to Consolidated Financial Statements..........................................................F-8
         Report of Independent Accountants on Financial Statement Schedules.....................................F-25
         Financial Statement Schedules..........................................................................F-26

Virbac, Inc.

         Report of Independent Public Accountants...............................................................F-29
         Consolidated Balance Sheets as of December 31,1997 and 1998............................................F-30
         Consolidated Statement of Operations for the Years Ended
             December 31, 1996, 1997 and 1998...................................................................F-31
         Consolidated Statement of Stockholders' Equity for the
             Years Ended December 31, 1996, 1997, and 1998......................................................F-32
         Consolidated Statement of Cash Flows for the Years Ended
             December 31, 1996, 1997 and 1998...................................................................F-33
         Notes to Consolidated Financial Statements.............................................................F-34

                         REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholders of Agri-Nutrition Group Limited


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of stockholders' equity present fairly, in all material respects, the consolidated financial position of Agri-Nutrition and its subsidiaries at October 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PRICEWATERHOUSECOOPERS LLP
St. Louis, Missouri

January 15, 1999

                        Agri-Nutrition Group Limited
                         Consolidated Balance Sheet

                                                                                           October 31,
                                                                                      1997            1998
                                                                                  -------------  -------------
Assets
Current assets:
  Cash and cash equivalents...................................................   $      145,505  $       97,971
  Accounts receivable, net....................................................        3,817,417       4,812,842
  Inventories (Note 6)........................................................        6,355,310       7,150,042
  Prepaid expenses and other current assets...................................        1,016,098         586,292
  Deferred income taxes (Note 10).............................................          244,574         659,517
                                                                                 --------------  --------------
                                                                                     11,578,904      13,306,664
Property, plant and equipment, net (Note 7)...................................        5,788,688       5,520,798
Goodwill......................................................................        8,095,049       7,930,705
Other assets..................................................................        1,133,509       1,284,421
                                                                                 --------------  --------------
                                                                                 $   26,596,150  $   28,042,588
                                                                                 ==============  ==============

Liabilities and Stockholders' Equity Current liabilities:
  Current portion of long-term debt and notes payable (Note 8)................   $      201,636  $    1,160,912
  Current portion of acquisition notes payable (Note 8).......................          719,716          49,000
  Accounts payable............................................................        1,417,286       1,562,652
  Accrued expenses............................................................        1,467,948       1,270,985
                                                                                 --------------  --------------
                                                                                      3,806,586       4,043,549
Long-term debt and notes payable (Note 8).....................................        5,665,955       8,963,226
Acquisition notes payable (Note 8)............................................        1,570,249         151,000

Commitments and contingencies (Notes 2, 3, 7 and 15)

Stockholders' equity (Notes 4, 11 and 12):
  Common stock ($.01 par value; 20,000,000 shares
    authorized; 9,304,280 and 9,387,279 shares
    issued and outstanding, respectively).....................................           93,043          93,873
  Additional paid-in-capital..................................................       15,935,700      16,025,620
  Accumulated deficit.........................................................         (395,841)     (1,058,673)
                                                                                 --------------  --------------
                                                                                     15,632,902      15,060,820
  Cost of common stock held in treasury
  (46,850 and 129,961 shares in 1997 and 1998, respectively)..................          (79,542)       (176,007)
                                                                                 --------------  --------------
                                                                                     15,553,360      14,884,813
                                                                                 --------------  --------------
                                                                                 $   26,596,150  $   28,042,588
                                                                                 ==============  ==============





      The accompanying  notes are an integral part of these consolidated financial statements.

                          Agri-Nutrition Group Limited
                       Consolidated Statement of Operations

                                                                       For the Year Ended October 31,
                                                                    1996             1997             1998
                                                              --------------    --------------  --------------
Net sales  (including  sales to Purina of $5.4  million,
  $4.3  million and $3.1 million for the years ended
  October 31, 1996, 1997 and 1998, respectively)............  $   28,661,307    $   31,051,537  $   32,944,020
Cost of sales...............................................      20,783,847        22,850,923      24,008,395
                                                              --------------    --------------  --------------
Gross profit................................................       7,877,460         8,200,614       8,935,625
Selling, general and administrative expenses................       7,447,301         7,129,860       8,812,136
Research and development....................................         142,760            92,273         166,383
Corporate severance costs (Note 16).........................         240,000
                                                              --------------    --------------  --------------
Operating income (loss).....................................          47,399           978,481         (42,894)

Interest expense............................................        (596,086)         (638,599)       (787,727)
Interest income and other...................................         158,904          (146,883)       (247,154)
                                                              --------------    --------------  --------------
Income (loss) before income tax benefit (expense)...........        (389,783)          192,999      (1,077,775)
Income tax benefit (expense)................................         148,463           (74,328)        414,943
                                                              --------------    --------------  --------------
Income (loss) from continuing operations....................        (241,320)          118,671        (662,832)
Income from discontinued operations, net....................         113,900            14,659
                                                              --------------    --------------  --------------
Net income (loss) ..........................................  $     (127,420)   $      133,330  $     (662,832)
                                                              ==============    ==============  ==============

Basic earnings (loss) per share (Note 5):
Income (loss) from continuing operations....................  $         (.03)   $          .01  $         (.07)
Income from discontinued operations.........................             .01
                                                              --------------    --------------  --------------
Net income (loss)...........................................  $         (.02)   $          .01  $         (.07)
                                                              ==============    ==============  ==============

Diluted earnings (loss) per share (Note 5):
Income (loss) from continuing operations....................  $         (.03)   $          .01  $         (.07)
Income from discontinued operations.........................             .01
                                                              --------------    --------------  --------------
Income (loss)...............................................  $         (.02)   $          .01  $         (.07)
                                                              ==============    ==============  ==============

Basic shares outstanding (Note 5)...........................       8,397,686         8,483,897       9,309,184
                                                              ==============    ==============  ==============

Diluted shares outstanding (Note 5).........................       8,397,686         8,699,914       9,309,184
                                                              ==============    ==============  ==============











     The accompanying  notes are an integral part of these consolidated financial statements.

                       Agri-Nutrition Group Limited
                    Consolidated Statement of Cash Flows

                                                                       For the Year Ended October 31,
                                                                    1996             1997             1998
                                                              --------------    --------------  --------------
Operating activities:
Net income (loss) from continuing operations................  $     (241,320)   $      118,671  $     (662,832)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
   Depreciation and amortization............................         847,723           966,022       1,180,382
   Income from discontinued operations, net of
     taxes..................................................         113,900            14,659
   Change in net assets from discontinued
     operations.............................................      (1,007,633)        1,347,539
   Changes in operating assets and liabilities,
   excluding the effects of acquisitions (Note 2):
     Increase in accounts receivable........................        (528,806)         (410,942)       (995,425)
     (Increase) decrease in inventories.....................      (1,677,051)          692,492        (794,732)
     (Increase) decrease in prepaids and other..............        (281,520)           48,984         131,510
     Increase (decrease) in accounts payable................       1,419,731          (785,558)        145,366
     Increase (decrease) in accounts payable to
      Purina................................................        (930,954)
     Increase (decrease) in accrued expenses................          63,356          (267,295)       (196,963)
     (Increase) decrease in deferred income taxes...........         (66,611)           58,491        (414,943)
                                                              --------------    --------------  --------------
Net cash provided (used) by operating activities............      (2,289,185)        1,783,063      (1,607,637)
                                                              --------------    --------------  --------------

Investing activities:
Acquisitions (Note 2), net of cash
   acquired.................................................        (520,189)         (970,537)       (100,000)
Purchase of property, plant and equipment...................        (592,678)         (996,683)       (500,764)
Purchase of Bromethalin Assets (Note 3).....................      (1,056,097)
Sale of short-term investments..............................       1,191,379
                                                              --------------    --------------  --------------
Net cash used by investing activities.......................        (977,585)       (1,967,220)       (600,764)
                                                              --------------    --------------  --------------

Financing activities:
Proceeds from (repayment of) long-term debt
   and notes payable, net*..................................       3,090,125        (1,154,911)      4,256,547
Repayment of acquisition notes payable......................                          (700,000)     (2,038,965)
Proceeds from sale of common stock..........................          52,823            27,252          39,750
Payments of loans from employees............................          30,000
Purchase of Treasury Stock..................................         (49,986)          (29,556)        (96,465)
                                                              --------------    --------------  --------------
Net cash provided (used) by financing activities............       3,122,962        (1,857,215)      2,160,867
                                                              --------------    --------------  --------------

Decrease in cash and cash equivalents.......................        (143,808)       (2,041,372)        (47,534)

Cash and cash equivalents, beginning of period..............       2,330,685         2,186,877         145,505
                                                              --------------    --------------  --------------

Cash and cash equivalents, end of period....................  $    2,186,877    $      145,505  $       97,971
                                                              ==============    ==============  ==============

        The accompanying  notes are an integral part of these consolidated financial statements.

*Debt proceeds (repayments) are presented on a net basis given the volume of daily transactions under the Company's revolving credit facilities for lockbox receipts and disbursements.

                      Agri-Nutrition Group Limited
             Consolidated Statement of Cash Flows (continued)

                                                                         For the Year Ended October 31,
                                                                      1996             1997             1998
                                                                --------------    --------------  --------------
Supplemental disclosure of cash flow information:
   Cash paid for interest.....................................  $      363,422    $      667,922  $      844,840
   Cash paid for taxes........................................          47,189            25,873           5,023

Supplemental disclosure of non-cash investing and financing activities:
During the year ended October 31, 1997, the Company acquired Mardel Laboratories, Inc. for cash of approximately $1,100,000 (Note 2) and stock valued at approximately $1,100,000. As additional consideration for the acquisition of Mardel, the Company also issued a note payable of $300,000 to the former owners of the acquired company to be paid in cash and stock over a period of three years. Fair value assigned to assets acquired was approximately $2,600,000, fair value assigned to goodwill was approximately $2,100,000 and liabilities assumed were approximately $2,200,000.

During the year ended October 31, 1998, the Company issued common stock with a fair value of $51,000 to the former owners of Mardel in conjunction with certain payments due under the $300,000 notes payable discussed above.























     The accompanying  notes are an integral part of these consolidated financial statements.

                            Agri-Nutrition Group Limited
                   Consolidated Statement of Stockholders' Equity

                                                                 AGNU Common Stock
                                  AGNU Common Stock            in Treasury, at Cost
                           Number                Additional     Number
                             of          Par       Paid in        of                    Accumulated
                           Shares       Value      Capital      Shares     Amount         Deficit        Total
Balance, November 1,
  1995................     8,401,344  $  84,013  $14,734,656                           $  (401,751) $14,416,918

Repayment of employee
  stock purchase loans                                30,000                                             30,000
Issuance of stock to
  directors and officers      29,605        296       52,527                                             52,823
Treasury stock
  purchased...........                                           (25,650) $  (49,986)                   (49,986)
Net loss..............                                                                    (127,420)    (127,420)
                         -----------  ---------  -----------  ----------  ----------  ------------  -----------

Balance, October 31,
  1996................     8,430,949     84,309   14,817,183     (25,650)    (49,986)     (529,171)  14,322,335

Issuance of stock to
  directors and officers      20,556        206       27,045                                             27,251
Issuance of stock for
  acquisition.........       852,775      8,528    1,091,472                                          1,100,000
Treasury stock
  purchased...........                                           (21,200)    (29,556)                   (29,556)
Net income............                                                                     133,330      133,330
                         -----------  ---------  -----------  ----------  ----------  ------------  -----------

Balance, October 31,
  1997................     9,304,280     93,043   15,935,700     (46,850)    (79,542)     (395,841)  15,553,360

Issuance of stock to
  directors and officers      29,300        293       39,457                                             39,750
Issuance of stock for
  acquisition notes
  payable.............        53,699        537       50,463                                             51,000
Treasury stock
  purchased...........                                           (83,111)    (96,465)                   (96,465)
Net loss..............                                                                    (662,832)    (662,832)
                         -----------  ---------  -----------  ----------  ----------  ------------  -----------

Balance, October 31,
  1998................     9,387,279  $  93,873  $16,025,620    (129,961) $(176,007)  $(1,058,673)  $14,884,813
                         ===========  =========  ===========  ==========  ==========  ===========   ===========















       The accompanying  notes are an integral part of these consolidated financial statements.

                         Agri-Nutrition Group Limited
                        Notes to Financial Statements

1.       Organization

Agri-Nutrition (the Company), a Delaware corporation, was organized on July 20, 1993, to acquire and operate businesses in the domestic and international food, agriculture and pet industries. In September 1993, through its wholly owned subsidiary, PM Resources, Inc. (Resources), the Company acquired certain assets and assumed certain liabilities of the Health Industries Business (the Business) of Purina Mills, Inc. (Purina). See Notes 13 and 16 for further discussion of related matters involving Purina. Resources commenced operations on September 9, 1993, the effective date of the acquisition of the Business. Resources formulates, manufactures and distributes feed additives, medicated treatments, anthelmetics, nutritional supplements, cleaners and disinfectants, pest control products, home, lawn and garden products, and specialty compounds.

Effective March 31, 1995, the Company purchased substantially all of the net assets and business of Zema Corporation (Zema). The Company also purchased substantially all of the net assets and business of St. JON Laboratories, Inc. (St. JON) effective August 31, 1995. In September 1997, the Company acquired Mardel Laboratories, Inc. (Mardel). Zema, St. JON and Mardel formulate, package, market and distribute pet health care, veterinary and grooming products domestically and abroad. See Note 2 for further discussion of these acquisitions.

2.       Acquisitions - Zema and St. JON

Through the Company's wholly owned subsidiary, Zema Acquisition Corporation, substantially all of the net assets of Zema were acquired effective March 31, 1995. The sales price included a base price of $3,000,000 in cash and $300,000 in the form of a note payable to the former owner of Zema. The note payable and related interest are due on or before April 28, 1998 and were conditioned on the continued employment of Zema's president (see Note 8). In conjunction with renegotiation of the employment contract of Zema's president in fiscal 1997, such employment requirement of the note was waived. Additional purchase price is required to be paid by the Company to the former owner of Zema based upon a percentage of Zema's cumulative earnings before taxes and interest in excess of $3,345,000 for the five years ending October 31, 1999. In November 1998, based on Zema's results to date, the Company and the former owner of Zema mutually agreed that no additional purchase price would be due and that the Company has no additional obligations to the former owner of Zema. The Company primarily used proceeds from its initial public offering of common stock (IPO) to fund the $3,000,000 initial payment and related acquisition expenses of approximately $200,000.

The acquisition of Zema was accounted for pursuant to the purchase method of accounting. The purchase price paid for Zema has been allocated to net assets acquired based on their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired of approximately $1,700,000 was recorded as goodwill and is being amortized on a straight-line basis over 40 years. The amounts assigned to other intangible assets acquired were not material. The results of Zema's operations are included in the Company's consolidated financial statements from the date of the acquisition.

Substantially all of the net assets of St. JON were acquired through the Company's wholly owned subsidiary, St. JON Acquisition Corporation, effective August 31, 1995. The purchase price included a base price of $3,500,410 in cash and additional purchase price of $2,000,000 in the form of a

                       Agri-Nutrition Group Limited
                Notes to Financial Statements -- continued


promissory note. The remaining balance of the note payable to the former owner of St. JON was paid in full during fiscal 1998 (see Note 8). The Company primarily used proceeds from its IPO to fund the $3,500,410 initial payment and the related acquisition expenses of approximately $200,000. The acquisition of St. JON was accounted for pursuant to the purchase method of accounting. The purchase price paid for St. JON has been allocated to net assets acquired based on their estimated fair values at the date of acquisition. The excess of the purchase price over fair value of net assets acquired of approximately $4,800,000, was recorded as goodwill and is being amortized on a straight-line basis over 30 years. The amounts assigned to other intangible assets acquired were not material. The results of St. JON's operations are included in the Company's consolidated financial statements from the date of the acquisition.

Through the Company's wholly owned subsidiary, Mardel Acquisition Corporation, substantially all of the net assets of Mardel were acquired effective September 1997. Mardel's expertise extends to fresh water and marine fish, birds, dogs, cats, small animals and pond accessories. The purchase price consisted of approximately $1,100,000 in cash, $1,100,000 in common stock and a promissory note of $300,000 payable in three annual installments, each consisting of $49,000 of cash plus interest at prime, and $51,000 of the Company's common stock, beginning September 1998. At October 31, 1998, $200,000 was due under the promissory note. The Company primarily used the remaining proceeds from its IPO to fund the $1,000,000 initial payment.

The acquisition of Mardel was accounted for pursuant to the purchase method of accounting. The purchase price paid for Mardel has been allocated to net assets acquired based on their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired of approximately $2,100,000 was recorded as goodwill and is being amortized on a straight-line basis over 30 years. The amounts assigned to other intangible assets acquired were not material. The results of Mardel's operations are included in the Company's consolidated financial statements from the date of the acquisition.

3.       Acquisition of Certain Bromethalin Assets

Effective May 1996, Resources acquired from Purina the worldwide patents, active ingredient inventory, registrations and rights to Bromethalin (the Bromethalin Assets), a highly effective and proprietary rodenticide serving agricultural and Pest Control Operator (PCO) markets. The purchase price and related acquisition costs was approximately $1 million, plus additional consideration based on subsequent shipments of Bromethalin to Purina over a five-year period. The Company primarily used proceeds from its IPO to fund the initial payment.
Approximately $871,000 of the purchase price was assigned to patents, registration rights and other intangible assets which are being amortized over three to 10 years. In December 1998, the Company entered into an agreement to purchase certain assets of Purina's animal health products business. In conjunction with this agreement, Purina agreed to forego any future payments under the May 1996 Bromethalin agreement. See Note 16 for further discussion.

                        Agri-Nutrition Group Limited
                 Notes to Financial Statements -- continued


4.       Initial public offering

In July 1994, the Company completed the initial public offering of 2,435,000 shares of its common stock at $6.00 per share resulting in net proceeds of approximately $12,100,000 to be used to finance acquisitions, strategic business alliances and joint ventures, including the payment of certain executive salaries and other administrative expenses incurred in the implementation of the Company's acquisition strategy. In September 1997, the Company used its remaining IPO proceeds in conjunction with the acquisition of Mardel, as discussed in Note 4. As of October 31, 1997, all proceeds had been expended.

5.       Summary of significant accounting policies

Principles of consolidation

The consolidated  financial  statements  include the accounts of the Company and
its   subsidiaries.   All  significant   intercompany   transactions  have  been
eliminated.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Revenue recognition

Revenue is generally recognized upon shipment of orders. Revenue related to certain contract manufacturing customers, for whom the Company provides warehousing and/or distribution services, is contractually recognized upon the completion of the manufacturing process. For certain private label and contract manufacturing customers, the Company provides various services, such as laboratory services, regulatory consulting, etc. Such services are generally performed prior to shipment, included in the cost of the related products and billed at the time the related products are shipped. Accounts receivable consists of the amounts estimated to be collectible on sales, after provision for uncollectible amounts, based on historical experience. At October 31, 1996, 1997, and 1998 the provision for uncollectible amounts was $53,029, $133,705, and $142,354, respectively.

Cash and cash equivalents

For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentration of credit risk

Financial instruments which potentially subject the Company to significant concentrations of credit risk as defined by Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," consist of cash investments and accounts receivable.

                       Agri-Nutrition Group Limited
                  Notes to Financial Statements -- continued


The Company sells its products to customers in the animal health and specialty chemical businesses throughout the United States and abroad. The three largest customers accounted for 31%, 25% and 24% of sales from continuing operations in the years ended October 31, 1996, 1997 and 1998, respectively, and 22% and 21% of accounts receivable at October 31, 1997 and 1998, respectively. The Company generally does not require collateral from its customers.

Relationship with suppliers

The Company purchases certain chemical materials from multiple suppliers, for which alternative suppliers also exist and are adequate. However, certain chemical materials are proprietary in nature, and the Company's ability to procure such chemical materials is limited to those suppliers with proprietary rights. The Company considers its relationships with its primary suppliers to be strong.

Fair value of financial instruments

For purposes of financial reporting, the Company has determined that the fair value of the Company's debt and investments approximates book value at October 31, 1997 and 1998, based on terms currently available to the Company in financial markets.

Inventories

Inventories  are valued at the lower of cost,  determined  on the  average  cost method which approximates the first-in, first-out method, or market. Inventoriable costs include materials, direct labor and manufacturing overhead. Inventories are stated net of a reserve for estimated excess and obsolete inventory.

Property and equipment

Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged to operations as incurred; acquisitions, major renewals, and betterments are capitalized. When property is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any profit or loss on disposition is credited or charged to income.

The Company provides for depreciation by charging amounts sufficient to amortize the cost of the properties over their estimated useful lives. The straight-line method of depreciation is utilized for substantially all asset categories.

                              Agri-Nutrition Group Limited
                        Notes to Financial Statements -- continued


A summary of estimated useful lives used in computing depreciation for financial statement reporting purposes follows:
                                                                    Estimated
                                                                   useful life
Building and leasehold improvements                                5-30 years
Machinery and equipment                                               8-12
Furniture and fixtures                                                 5-7
Vehicles                                                                5

Goodwill

The excess of purchase price over the fair value of net assets acquired in business combinations is capitalized and amortized on a straight-line basis over the estimated period benefited which ranges from 30 to 40 years. Goodwill amortization charged to income for the years ended October 31, 1996, 1997 and 1998, was $195,000, $209,000 and $264,000, respectively.

The carrying value of goodwill is assessed for recoverability by management based on an analysis of future expected cash flows from the underlying operations of the Company. To the extent expected future discounted cash flows are less than the carrying value of goodwill, a writedown of goodwill to the extent of such shortfall may be recognized. Management believes that there has been no impairment at October 31, 1998.

Other assets

Other assets, which is comprised of deferred compensation, patents, tradenames and other intangible assets, including those acquired in connection with the acquisition of the Bromethalin Assets as discussed in Note 3, are being amortized on a straight-line basis over the lives of the related assets, which range from one to fifteen years. Amortization expense related to other assets for the years ended October 31, 1996, 1997 and 1998, was approximately $142,000, $87,000 and $147,000, respectively.

Income taxes

The Company uses the liability method of accounting for income taxes as mandated by Statement of Financial Accounting Standards No. 109. Under the liability method, deferred taxes are recognized for the estimated future tax effects attributable to temporary differences between the book and tax bases of assets and liabilities as well as carryforward items. These tax effects are measured based on provisions of enacted tax laws. The classification of net deferred tax assets and/or liabilities, i.e., current or non-current, is based primarily on the classification of the related assets and liabilities.

Earnings (loss) per share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share," which changed the method of computation of earnings per share. SFAS 128, which was adopted by the Company in fiscal 1998, requires the computation of Basic EPS and Diluted EPS. Basic EPS is based on the weighted average number of outstanding common shares during the period, but does not consider dilution for potentially dilutive

                         Agri-Nutrition Group Limited
                  Notes to Financial Statements -- continued


securities. Diluted EPS reflects dilutive potential common shares. Dilutive potential common shares arising from the effect of outstanding stock options are computed using the treasury stock method, if dilutive. Earnings per share for fiscal 1997, 1996 and 1995 have been restated in accordance with SFAS 128.

Preferred stock

The Company's Board of Directors may, without further action by stockholders, from time-to-time direct the issuance of shares of preferred stock in series and may, at time of issuance, determine the rights, preferences and limitations of each series. No shares of preferred stock have been issued as of October 31, 1998.

Environmental policy

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated.

Purina, and the former owners of Zema and St. JON, have indemnified the Company from environmental claims resulting from any liabilities or obligations arising from events occurring prior to the acquisitions which the Company did not expressly assume in these three respective acquisitions. The Company has been notified by certain state agencies of non-compliance with certain state and federal environmental regulations. However, management believes that the resolution of these issues will have no material effect on the Company's financial position, cash flows or results of operations.

Impairment of long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the assets subject to the test for recoverability were acquired in a purchase business combination, goodwill is allocated pro rata to such acquired long-lived assets primarily based on the relative fair values of those assets at the acquisition date. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and the carrying value of the asset. Management believes that there has been no impairment at October 31, 1998.

Employee stock-based compensation

In October 1995, the FASB issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (FAS 123), which defines the fair value based method of accounting for stock-based compensation plans. FAS 123 allows companies to use the fair value method defined in the statement or to continue use the intrinsic value method as outlined in APB Opinion No. 25, "Accounting

                           Agri-Nutrition Group Limited
                     Notes to Financial Statements -- continued


for Stock Issued to Employees," (APB 25). FAS 123 was adopted during the Company's fiscal 1997 and the Company will continue to use the provisions of APB 25 in determining net income. See Note 11 for the pro forma impact on the net income (loss) and earnings (loss) per share for the years ended October 31, 1996, 1997 and 1998.

New Accounting Standards

In June  1997,  the FASB  issued  FAS  130,  "Reporting  Comprehensive  Income,"
effective for fiscal years beginning after December 15, 1997. FAS 130 establishes standards for reporting and display of comprehensive income and components in a financial statement that is displayed with the same prominence as other financial statements. AGNU continues to analyze FAS 130 and does not currently expect it to have a significant impact on its financial statement presentation.

In June 1997, the FASB issued FAS 131, "Disclosures about Segments of an Enterprise and Related Information," effective for periods beginning after December 15, 1997. FAS 131 supersedes FAS 14, "Financial Reporting of Segments of a Business Enterprise." FAS 131 establishes standards for the way public business enterprises report financial and descriptive information about the reportable operating segments in their financial statements. Generally, financial information is required to be reported on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments. AGNU continues to evaluate the provisions of FAS 131 relative to additional disclosure requirements for its fiscal 1999 financial statements.

If the Merger is consummated, AGNU anticipates that it will report in similar segments as Virbac. AGNU would expect to report segment information under FAS 131 for the following segment groupings: the ethical segment for the distribution of pet health products mainly to veterinarian offices, the over-the-counter segment for the distribution of pet health products to pet stores, farm and feed stores and the mass market, the PM Resources segment for the private label and contract manufacturing business, and the manufacturing and administration segment.

In June 1998, the FASB issued FAS 133, "Accounting for Derivative Instruments and Hedging Activities." FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and requires recognition of all derivatives on the balance sheet measured at fair value. FAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. AGNU continues to evaluate the provisions of FAS 133 to determine its impact on financial position and results of operations.

In March 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. Under SOP 98-1, certain costs, which are currently expensed by the Company, may be capitalized and amortized over some future period. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. AGNU is evaluating the provisions of SOP 98-1, but does not expect this new standard to have a significant impact on its financial position or results of operations.

6.       Inventories

Inventories consist of the following:

                                                                                         October 31,
                                                                                   1997              1998
                                                                             ----------------  ---------------
Raw materials..............................................................  $      4,049,028  $     4,679,508
Work-in-process............................................................           501,801          301,354
Finished goods.............................................................         2,081,771        2,562,608
                                                                             ----------------  ---------------
                                                                                    6,632,600        7,543,470
Less reserve for excess and obsolete inventories...........................          (277,290)        (393,428)
                                                                             ----------------  ---------------
                                                                             $      6,355,310  $     7,150,042
                                                                             ================  ===============

7.       Property, plant and equipment

Property, plant and equipment consists of the following:

                                                                                         October 31,
                                                                                   1997              1998
                                                                             ----------------  ---------------
Land.......................................................................  $        638,794  $       638,794
Buildings..................................................................         1,895,779        1,942,628
Machinery and equipment....................................................         4,583,080        4,816,728
Leasehold improvements.....................................................           374,203          388,196
Furniture and fixtures.....................................................           229,243          378,796
Vehicles...................................................................            34,944           34,307
                                                                             ----------------  ---------------
                                                                                    7,756,043        8,199,449
Less accumulated depreciation..............................................        (1,968,282)      (2,717,949)
                                                                             ----------------  ---------------
                                                                                    5,787,761        5,481,500
Construction in progress...................................................               927           39,298
                                                                             ----------------  ---------------
                                                                             $      5,788,688  $     5,520,798
                                                                             ================  ===============

The Company leases certain equipment and facilities under noncancelable operating leases. The primary operating facilities of Zema and St. JON are leased from related parties (see Note 12). Minimum lease payments for operating leases, including leases with related parties, at October 31, 1998 are as follows:

   1999.................................................  $       512,914
   2000.................................................          178,403
   2001.................................................           20,708
                                                          ---------------
   Total minimum lease payments.........................  $       712,025
                                                          ===============

Rental expense under all operating leases approximated $548,000, $406,000 and $442,000 for the years ended October 31, 1996, 1997 and 1998, respectively.

                         Agri-Nutrition Group Limited
                  Notes to Financial Statements -- continued


8.       Financing

Revolving credit agreement

The Company has revolving credit facilities which aggregated $8.025 million at October 31, 1997. In May 1998, AGNU consolidated its existing credit agreements increasing the facility to $9.2 million with a maturity date of March 31, 2001. The new bank agreement also increased borrowing availability for working capital demand and modified the bank covenants. The new facility consists of $4.5 million in revolving credit lines, the available amount being based upon specified percentages of qualified accounts receivable and inventory, and a $4.7 million revolving credit line with available amounts being reduced $150,000 per quarter with the first such reduction on November 30, 1998. On August 6, 1998 and October 2, 1998, AGNU again amended its existing credit facilities, increasing the latter revolving credit line to $5.2 million from $4.7 million to meet temporary working capital requirements. The $.5 million increase in the line will continue through January 31, 1999. The interest rate will range from prime minus 0.25% to prime plus 0.5%, depending on AGNU's ratio of debt to net worth, as defined in the new agreement. At October 31, 1998, the interest rate charged on borrowings outstanding under the new agreement, as amended, was 8.50% which is the bank's prime rate plus 0.50%. At October 31, 1998, excluding outstanding checks, approximately $1.2 million was available under this agreement.

In order to avoid being in non-compliance with certain of the financial covenants under its amended credit agreement in future periods due to legal, accounting and other transaction costs related to the proposed Merger with Virbac, the Company's bank agreed to exclude such costs from the calculation of its covenants. No other instances of non-compliance with financial covenants were present at October 31, 1998.

Acquisition notes payable

In connection with the acquisitions completed during fiscal 1995 (see Note 2), the Company entered into notes payable agreements with the former owners of Zema and St. JON. During fiscal 1998, the Company repaid its note payable of $300,000, plus accrued interest (interest rate of 8.5%), to the former owner of Zema, of which 55% of that company's common stock was owned by an employee of the Company (see Note 12).

At October 31, 1997, the Company had a $1,300,000 note payable outstanding (interest rate of 7.6%) that had been assigned to the former owner of St. JON who is the president of the Company's St. JON subsidiary. In fiscal 1998, the Company repaid the note, in full, in conjunction with the refinancing of its debt and legal merger of the operating companies that comprise the Pet Health Care Division.

In connection with the acquisition of Mardel during fiscal 1997, the Company entered into a notes payable agreement with the former owners. At October 31, 1998 the Company had a remaining note balance of $200,000 payable in two annual installments of $49,000 of cash plus interest at prime, and $51,000 of the Company's common stock, beginning September 1999.

                           Agri-Nutrition Group Limited
                    Notes to Financial Statements -- continued


Financing agreements

The Company entered into agreements to finance certain of its insurance premiums. The financing agreements provide for monthly principal and interest payments of approximately $30,000 and $28,832, covering periods from August 1996 to August 1997 and August 1997 to August 1998, respectively, and an additional $6,882 monthly principle and interest covering periods from July 1997 to July 2000. The aggregate amount financed under these agreements are approximately $292,000 and $372,000, respectively. Of these amounts, approximately $243,000 and $121,000 remain outstanding at October 31, 1997 and 1998, respectively, and are included in current portion of long-term debt and notes payable at those dates. Additionally, $45,334 represents premiums for fiscal years ended October 31, 2000, and are recorded in long-term debt.

In conjunction with the acquisition of Mardel, the Company assumed a note payable with the former owner of Mardel for $489,957, due in five annual installments of $97,991 plus interest accrued at the prime rate. At October 31, 1998 the balance due under the note was approximately $300,000.

9.       Common stock transactions

During the year ended October 31, 1996, the Company purchased 25,650 shares of its common stock at an aggregate cost of $49,986. These purchases were the first under the stock repurchase plan authorized by the Board of Directors in December 1995. During the year ended October 31, 1997, the Company purchased 21,200 shares of its common stock at an aggregate cost of $29,556 under the stock repurchase plan.

During the year ended October 31, 1998, the Company purchased 83,111 shares of its common stock at an aggregate cost of $96,465 under the stock repurchase plan. At October 31, 1998, the number of shares available to acquire its common stock as authorized by the 1995 stock repurchase plan was 370,039. As a condition of the Merger Agreement with Virbac (see Note 16), the Company has suspended its stock repurchase program.

10.      Income taxes

The components of the net income tax expense (benefit) are as follows:

                                                                      For the Year Ended October 31,
                                                                 1996              1997              1998
                                                            ---------------  ----------------  ---------------
Current:
   Federal................................................  $       (71,156) $             --  $            --
   State..................................................          (10,696)           15,837
                                                            ---------------  ----------------  ---------------
                                                                    (81,852)           15,837               --
                                                            ---------------  ----------------  ---------------
Deferred:
   Federal................................................          (62,567)           73,854         (345,047)
   State..................................................           (4,044)          (15,363)         (69,896)
                                                            ---------------  ----------------  ---------------
                                                                    (66,611)           58,491         (414,943)
                                                            ---------------  ----------------  ---------------
                                                            $      (148,463) $         74,328  $      (414,943)
                                                            ===============  ================  ===============

Total tax expense (benefit) above excludes tax provision of $71,000, $9,000 and $0, related to discontinued operations for the years ended October 31, 1996, 1997 and 1998, respectively.

                        Agri-Nutrition Group Limited
                 Notes to Financial Statements -- continued


The net benefit for income taxes differs from the amount of income tax determined by applying the statutory U.S. federal income tax rate to pretax loss as a result of the following:


                                                                      For the Year Ended October 31,
                                                                 1996              1997              1998
                                                            ---------------  ----------------  ---------------
Income tax benefit at statutory rate......................  $      (132,526) $         65,620  $      (366,444)
State income taxes, net of federal benefit................           (9,728)              313          (46,131)
Other, net................................................           (6,209)            8,395           (2,368)
                                                            ---------------  ----------------  ---------------
                                                            $      (148,463) $         74,328  $      (414,943)
                                                            ===============  ================  ===============

Deferred tax (assets) liabilities are comprised of the following at October 31:

                                                                      For the Year Ended October 31,
                                                                 1996              1997              1998
                                                            ---------------  ----------------  ---------------
Purchase accounting basis differences.....................  $       180,307  $        272,162  $       396,221
Fixed assets..............................................           50,302           359,182          375,163
Other.....................................................            4,074            29,367           60,729
                                                            ---------------  ----------------  ---------------
  Gross deferred tax liabilities..........................          234,683           660,711          832,113
                                                            ---------------  ----------------  ---------------
Inventories...............................................         (192,329)         (273,503)        (456,973)
Accruals..................................................         (101,943)         (270,146)        (151,865)
Net operating loss carryforward...........................         (271,863)         (441,670)        (961,443)
Other.....................................................          (21,463)          (43,810)         (45,193)
                                                            ---------------  ----------------  ---------------
  Gross deferred tax assets...............................         (587,598)       (1,029,129)      (1,615,474)
                                                            ---------------  ----------------  ---------------
Deferred tax assets valuation allowance...................           98,850           123,844          123,844
                                                            ---------------  ----------------  ---------------
Net deferred tax assets...................................  $      (254,065) $       (244,574) $      (659,517)
                                                            ===============  ================  ===============

At October 31, 1998, the Company has approximately $2,285,000 of net operating loss carryforwards which are available to offset future taxable income. These carryforwards begin to expire in 2010. This valuation allowance reflects management's view of the portion of deferred tax assets for which it is more likely than not that tax benefits will not be realized. The primary factor affecting management's view in this regard are the Company's losses from operations in certain prior years.

11.      Employee benefit plans

The Company maintains two 401(k) savings plans (the Plans). Employees of the Company and non-union employees of Resources participate in one 401(k) plan; a separate 401(k) plan was established for union employees of Resources. Employees of Zema and St. JON each participated in separate plans that were established prior to the acquisitions of Zema and St. JON by the Company (see Note 2) until November 1, 1996, at which time such plans were merged with PM Resources non-union plan into the Agri-Nutrition 401(k) plan. Employees of Mardel participated in a separate plan established prior to the acquisition of Mardel by the Company (see Note 2) until August 1998, at which time the Mardel plan

                         Agri-Nutrition Group Limited
                  Notes to Financial Statements -- continued


was merged with the Agri-Nutrition 401(k) plan into a single plan for Company employees. Contributions to the Plans result primarily from voluntary contributions from employees in the form of deferrals of up to 15% of the employees' salaries. The Plans permit various employer matching contributions. Employer contributions were $227,600, $181,418 and $177,741 for the years ended October 31, 1996, 1997 and 1998, respectively.

Effective June 1, 1994, the Company adopted the Incentive Stock Plan (1994 ISP). An aggregate of 400,000 shares of the Company's common stock are reserved for issuance to eligible employees under the 1994 ISP. Options to purchase 121,500 shares of the Company's common stock were granted to employees under the 1994 ISP during the year ended October 31 1996. The exercise prices of the options granted in fiscal 1996 ranged from $1.56 to $2.63 per share, all of which approximated fair value on the dates of grant. These options vest ratably up to three years from the date of grant and will expire five years after the vesting date. Additionally in fiscal 1997, the Company repriced 232,500 outstanding employee options previously issued under the 1994 ISP at a revised exercise range of $1.4375 to $1.5625 per share, which approximated fair value on the dates of installment. All other terms of the options remain unchanged. During the year ended October 31, 1996, the Company also issued 28,365 shares of the Company's Common Stock under the 1994 ISP to executives and outside directors of the Company. No shares were issued under the 1994 ISP in the years ended October 31, 1997 and 1998.

Effective  March 9, 1995, the Company  adopted the 1995  Incentive  Stock Option
Plan (1995 ISP). An aggregate of 500,000 shares of the Company's common stock are reserved for issuance to eligible employees, consultants and advisors to the Company under the 1995 ISP. Options to purchase 100,000 shares of the Company's common stock were granted to a consultant under this plan at an exercise price of $3.00 per share, under an amended option agreement, which approximated fair value at the amended date of grant. These options were not exercised and expired in June 1996. No other shares or options have been issued in connection with the 1995 ISP.

In March 1995, the stockholders of the Company approved the Reload Option and Exchange Exercise Plan (the Reload Plan) which permits employees holding options to elect, in accordance with terms of the Reload Plan, to pay the exercise price of such options by surrendering the shares of the Company's common stock. The shares surrendered are valued at the reported closing market price of the Company's common stock on the date that the employee provides the notice of intent to exercise the option and surrenders the shares in payment of the exercise price. The Reload Plan also provides for the issuance to the employee of a new option to acquire the number of shares of the Company's common stock surrendered in the option exercise with an exercise price per share equal to the per-share valuation applicable to the shares surrendered. There are 200,000 shares reserved for issuance under the Reload Plan; no options were granted during the years ended October 31, 1996, 1997 and 1998.

Effective March 7, 1996, the Company's stockholders approved the 1996 Incentive Stock Option Plan (1996 ISP). An aggregate of 1,000,000 shares of the Company's common stock are reserved for issuance to eligible Directors, officers and other employees, and consultants to the Company under the 1996 ISP. Options to purchase 370,000, 192,000 and 68,000 shares of the Company's common stock were granted to employees under the 1996 ISP during the year ended October 31, 1996, 1997 and 1998 respectively. The exercise prices of the options granted range from $1.37 to $2.63 per share, which approximated fair

                          Agri-Nutrition Group Limited
                   Notes to Financial Statements -- continued



value on the dates of grant. These options vest ratably up to three years from the date of grant and will expire ten years from the grant date. Also, during the year ended October 31, 1997, the Company issued 20,556 shares of the Company's common stock under the 1996 ISP to executives and outside directors of the Company.

FAS 123 was adopted during the Company's fiscal 1997 and the Company will continue to use the provisions of APB 25 in determining net income. See below for various disclosures related to FAS 123 and the pro forma impact of FAS 123 on the net income (loss) and net income (loss) per share for the years ended October 31, 1996, 1997 and 1998.

                                                                Incentive Stock           Weighted Average
                                                                  Option Plan               Exercise Price
Outstanding at October 31, 1995                                        795,500               $   1.20

Granted ($1.56 to $2.63)                                               989,000                   1.58
                                                                --------------
Outstanding at October 31, 1996                                      1,784,500                   1.41

Granted ($1.19 to $1.56)                                               192,000                   1.46
                                                                --------------
Outstanding at October 31, 1997                                      1,976,500                   1.42

Granted ($1.375)                                                        68,000                   1.38
Forfeited ($1.19 to $1.59)                                             (95,000)                  1.54
                                                                --------------
Outstanding at October 31, 1998                                      1,949,500               $   1.41
                                                                ==============


During fiscal 1997 a total of 185,000 options issued in prior years had the exercise prices reduced from a weighted average price of $3.27 per share to $1.56 per share, respectively.

During fiscal 1997, the Company adopted FAS 123, which addresses accounting for stock options and warrant plans and selected the "intrinsic value based method" for valuing stock options granted to employees. Had compensation cost for all of the Company's stock option plans been determined based upon the fair value at the grant dates consistent with the methodology prescribed in FAS 123, the Company's net income (loss) and net income (loss) per share would have increased (decreased) to the pro forma amounts listed below using the weighted average fair values indicated.

                         Agri-Nutrition Group Limited
                   Notes to Financial Statements -- continued


                                                                        For the Year Ended October 31,
                                                                 1996                1997                1998
Net income (loss) as reported                                $     (127,420)    $   133,330         $  (662,832)
Pro forma net loss                                                 (232,858)        (75,278)           (802,085)

Basic and diluted earnings (loss) per share as reported                (.02)            .02                (.07)
Pro forma loss per share                                               (.03)           (.01)               (.09)

Weighted average fair value of options granted               $         1.14     $      1.10         $      1.05

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: For grants in fiscal 1996, 1997 and 1998 the weighted average risk free interest rate was 6.24%, 6.08% and 5.79%, respectively; weighted average expected volatility of 75%, 85% and 89%, respectively; no dividends, and an expected life of four to six years. FAS 123 does not require pro forma disclosure of the effect of options and warrants granted in years prior to fiscal 1996. The pro forma effect of compensation costs using the fair value based method are not indicative of future amounts when the new method will apply to all outstanding option and warrant grants.

The following table summarizes information for stock warrants and options outstanding at October 31, 1998:


                                                 Weighted Average                        Exercisable
    Range of               Number              Remaining        Exercise          Number        Weighted Average
Exercise Price           Outstanding             Life             Price        Outstanding       Exercise Price
$    .81                     558,000               .3 years      $    .81        558,000          $    .81
  1.19-2.00                1,326,500             5.8  years          1.55      1,073,837              1.56
    2.62                      15,000             7.3  years          2.62         15,000              2.62
    4.25                      50,000             6.5  years          4.25         50,000              4.25

12.      Related party transactions

During fiscal 1996, the Company amended previously issued options to purchase 387,500 shares of common stock increasing the exercise price of $.81 per share to $1.56 per share, in conjunction with the management restructuring discussed in Note 16.

In April 1995, in connection with the acquisition of Zema (see Note 2), the Company entered into an operating lease agreement with a limited partnership of which the general partner is an employee of the Company. The lease, which expires in April 2000, with an option to extend the term for an additional five years, and relates to the land and building that comprised the primary operating facility in Raleigh, North Carolina. Rent expense under this agreement was $95,000 for each of the years ended October 31, 1996, 1997 and 1998. During fiscal 1998, the Company ceased operations at this facility and is currently in the process of subletting the facility for the remaining term of the lease.

                       Agri-Nutrition Group Limited
                 Notes to Financial Statements -- continued


In August 1995, in connection with the acquisition of St. JON (see Note 2), the Company entered into an operating lease agreement with the former owner of St. JON and the president of the Company's Pet Health Care Division. The lease, as amended, expires in August 2000, with an option to extend the term for an additional five years, and relates to the land and buildings that comprise St. JON's primary operating facility. Rent expense under this agreement was $167,301, $231,680 and $167,301 for the years ended October 31, 1996, 1997 and
1998, respectively.

In September 1997, in connection with the acquisition of Mardel (see Note 4), the Company entered into an operating lease agreement with one of the former owners of Mardel. The lease, as amended, expires in October 1999, with an option to extend the term for an additional five years, and relates to the land and buildings that comprise the Company's operating facility in Glendale Heights, IL. Rent expense under this agreement was $10,500 for the period from the date of the Mardel acquisition through October 31, 1997 and $126,000 for the year ended October 31, 1998.

During the years ended October 31, 1996, 1997 and 1998 the Company had net sales of approximately $954,000, $944,000 and $1,012,000, respectively, to a national animal health marketing, warehousing, and distribution company that is also a stockholder of the Company. An officer of such corporation is also a stockholder of the Company and the Vice Chairman of the Company's Board of Directors. The Company's management considers sales to said corporation to be arms length transactions.

As discussed in Note 8, the Company entered into acquisition note payable agreements with the former owners of Zema, St. JON and Mardel.

13.      Manufacturing and Supply Agreement

In connection with Resources' acquisition, Purina agreed to purchase sufficient volume and mix of products to generate income, net of ingredient, direct manufacturing, and other direct costs of approximately $2,900,000 annually (which represents a historically consistent margin level) through October 31, 1996.

In fiscal 1996, income, net of ingredient, direct manufacturing, and other direct costs to date from Purina was approximately $1,200,000 less than that required under the agreement. Such amount was billed to Purina and included in net sales by the Company during October 1996. The manufacturing and supply agreement expired on October 31, 1996.

See Note 16 for related matters.

14.      Discontinued operations

In June 1997, the Company discontinued the distribution of ingredients to Purina. Consequently, in July 1997, the Company distributed all of its remaining ingredients inventories to Purina and discontinued its operations in this area. This segment of the Company's business has been accounted for and presented as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations" (APB 30) for all periods reflected herein. At October 31, 1997, all of the

                         Agri-Nutrition Group Limited
                   Notes to Financial Statements -- continued


net assets relating to the ingredients segment have either been disposed or have been deployed into the Company's existing operations.

Management does not anticipate that the ingredients segment will have any significant operations in the future. Furthermore, management does not believe that there are any separately identifiable fixed assets related to the ingredients segment and proceeds related to disposition of such net assets subsequent to the June 1997 measurement date did not result in a material net gain or loss.

The operating results of the discontinued operations are summarized as follows:

                                                                      For the Year Ended October 31,
                                                                 1996              1997              1998
                                                            ---------------  ----------------  ---------------
Net sales.................................................  $     7,722,255  $      5,531,411  $            --
Income before income tax provision........................          185,204            23,835
Income tax  provision.....................................           71,304             9,176
                                                            ---------------  ----------------  ---------------
Net income ...............................................  $       113,900  $         14,659  $            --
                                                            ===============  ================  ===============

There were no net assets of the discontinued operations at either October 31, 1997 or 1998.

15.      Commitment and contingencies

From time to time, the Company becomes party to various claims and legal actions arising during the ordinary course of business. Management believes that the Company's costs and any potential judgments resulting from such claims and actions would be covered by the Company's product liability insurance, except for deductible limits. The Company intends to defend such claims and actions in cooperation with its insurers. It is management's opinion that, in any event, their outcome would not have a material effect on the Company's financial position, cash flows or results of operations.

16.      Other matters

Merger Agreement with Virbac, Inc.

In October 1998, the Company entered a definitive merger agreement with Virbac, Inc., a U.S. subsidiary of the French veterinary pharmaceutical manufacturer Virbac S.A., under which Virbac S.A. will hold approximately 60% of the outstanding stock of the combined companies. The transaction, which is subject to approval by the Company's stockholders, government approval and other customary conditions, is expected to close in March 1999 and will be accounted for as an acquisition of the Company by Virbac, Inc. pursuant to the purchase method of accounting. Interest income and other includes approximately $230,000 of fiscal 1998 expenses relative to legal, accounting and other costs for the pending transaction with Virbac.

                      Agri-Nutrition Group Limited
               Notes to Financial Statements -- continued


Purchase of Inventories from Purina Mills, Inc.

In January 1999, the Company acquired certain assets, primarily inventories, related to Purina Mill's animal health products business. The amount paid for such inventory aggregated $400,000, less future amounts which would have been due to Purina Mills related to the acquisition of Bromethalin assets, as discussed in Note 3. Purina's "additional consideration" due for the five-year period subsequent to the acquisition of Bromethalin was waived in conjunction with this purchase of inventories. Prior thereto, the Company manufactured and supplied products to Purina Mills for this business. The Company will now supply animal health products directly to Purina's dealers. Management does not anticipate any material adverse impact on its financial position, cash flows or results of operations as a result of this change in customer relationships.

Termination of Anthony Products Letter of Intent

In March 1997, the Company terminated its letter of intent related to its proposed acquisition of Anthony Products Company. In conjunction with this action, the Company recorded a $202,000 pre-tax charge in the second quarter of fiscal 1997. Such amount is included in interest income and other in the accompanying consolidated statement of operations.

Corporate reorganization

In August 1996, the Company announced the resignation of the Company's Chief Executive Officer and President, effective October 31, 1996, and its Chief Financial Officer, effective August 23, 1996. In connection with these resignations, the Company incurred a non-recurring charge of $240,000 relative to severance costs in the fourth quarter of fiscal 1996. These costs were paid during fiscal 1997.

                    REPORT OF INDEPENDENT ACCOUNTANTS ON
                       FINANCIAL STATEMENT SCHEDULE



To the Board of Directors and
Stockholders of Agri-Nutrition Group Limited




Our audits of the consolidated financial statements referred to in our report dated January 15, 1999, appearing on page F-2 of this Proxy Statement also included an audit of the Financial Statement Schedules included on pages F-25 to F-27 of this Proxy Statement. In our opinion, the Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



PRICEWATERHOUSECOOPERS LLP
St. Louis, Missouri
January 15, 1999

AGRI-NUTRITION GROUP LIMITED
SCHEDULE VIII - RULE 12-09
VALUATION OF QUALIFYING ACCOUNTS AND RESERVES
OCTOBER 31, 1996





     COLUMN A                COLUMN B                     COLUMN C                                COLUMN D               COLUMN E
                             BALANCE AT                                                                                 BALANCE AT
                             BEGINNING                                                           DEDUCTIONS               END OF
     DESCRIPTION             OF PERIOD                    ADDITIONS                              - DESCRIBE               PERIOD
                                          -------------------------------------------------
                                           CHARGED TO COSTS                CHARGED TO OTHER
                                             AND EXPENSES                 ACCOUNTS - DESCRIBE
FAS 109 Valuation
  Allowance                 $98,850              --                              --                 --                    $98,850

Inventory Reserve           $98,914            $11,518                       $38,000(1)             --                   $148,432

Allowance for
 Doubtful Accounts          $47,031             $5,998                           --                 --                    $53,029


(1) Consists of inventory reserves recorded as the result of the acquisition of the Bromethalin Assets described in Note 4 of the Company's Notes to Consolidated Financial Statements for the year ended October 31, 1996.

AGRI-NUTRITION GROUP LIMITED
SCHEDULE VIII - RULE 12-09
VALUATION OF QUALIFYING ACCOUNTS AND RESERVES
OCTOBER 31, 1997





       COLUMN A                   COLUMN B                            COLUMN C                       COLUMN D             COLUMN E
                                 BALANCE AT                                                                              BALANCE AT
                                 BEGINNING                                                           DEDUCTIONS           END OF
      DESCRIPTION                OF PERIOD                           ADDITIONS                       - DESCRIBE           PERIOD
                                                      ----------------------------------------
                                                       CHARGED TO COSTS      CHARGED TO OTHER
                                                        AND EXPENSES       ACCOUNTS - DESCRIBE

FAS 109 Valuation
  Allowance                     $   98,850                --                  $ 24,994 (1)               --            $ 123,844

Inventory Reserve               $  148,432              $ (31,806)            $160,664 (1)               --            $ 277,290

Allowance for
   Doubtful Accounts            $   53,029              $  (5,518)            $ 86,194 (1)               --            $  33,705

(1) The FAS 109 valuation allowance, inventory reserve and allowance for doubtful account allowances were increased by this amount in connection with the Company's acquisition of Mardel Laboratories, Inc. in September 1997.

AGRI-NUTRITION GROUP LIMITED
SCHEDULE II - RULE 12-09
VALUATION OF QUALIFYING ACCOUNTS AND RESERVES
OCTOBER 31, 1998





       COLUMN A                   COLUMN B                            COLUMN C                       COLUMN D             COLUMN E
                                 BALANCE AT                                                                              BALANCE AT
                                 BEGINNING                                                           DEDUCTIONS           END OF
      DESCRIPTION                OF PERIOD                           ADDITIONS                       - DESCRIBE           PERIOD
                                                      ----------------------------------------
                                                       CHARGED TO COSTS      CHARGED TO OTHER
                                                        AND EXPENSES       ACCOUNTS - DESCRIBE

FAS 109 Valuation
  Allowance                     $  123,844                --                     --                      --            $ 123,844

Inventory Reserve               $  277,290              $ 116,138                --                      --            $ 393,428

Allowance for
   Doubtful Accounts            $  133,705              $   8,649                --                      --            $ 142,354

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
Virbac, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Virbac, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virbac, Inc. and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.





                                              ARTHUR ANDERSEN LLP



Fort Worth, Texas
       January 20, 1999

                    Virbac, Inc. And Subsidiaries
                      Consolidated Balance Sheets


                                                                                                    December 31,

                                 ASSETS                                                    1997                   1998
                                 ------                                             -----------------       ---------------

CURRENT ASSETS:
   Cash                                                                             $          84,047       $       412,378
   Trade accounts receivable, net of allowance for doubtful accounts of
     $46,395 and $64,639, respectively                                                      1,377,730             1,230,361
   Accounts receivable-- related parties                                                      150,626                91,212
   Inventories, net of obsolescence reserve of $47,856 and
     $55,785, respectively                                                                  3,485,472             3,355,504
   Prepaid expenses and other current assets                                                  358,133               845,840
                                                                                    -----------------       ---------------

        Total current assets                                                                5,456,008             5,935,295

NOTE RECEIVABLE                                                                               450,000                    --

PROPERTY AND EQUIPMENT, net                                                                 5,354,289             4,904,520

INTANGIBLE ASSETS, net                                                                      2,096,444             1,804,885

OTHER ASSETS                                                                                   34,437                35,951
                                                                                    -----------------       ---------------

        Total assets                                                                $      13,391,178       $    12,680,651
                                                                                    =================        ==============


                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable
     Trade                                                                          $         675,521       $       503,724
     Parent                                                                                   144,715               262,487

   Accrued liabilities                                                                        808,856               823,740
   Advance from parent                                                                      1,000,000             2,000,000
   Current portion of notes payable                                                           400,000             3,200,000
                                                                                    -----------------       ---------------

        Total current liabilities                                                           3,029,092             6,789,951

NOTES PAYABLE, net of current portion                                                       6,200,000             4,000,000

NOTE PAYABLE TO PARENT                                                                        450,000                    --
                                                                                    -----------------       ---------------
        Total liabilities                                                                   9,679,092            10,789,951

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock, $1 par value, 10,000,000 shares authorized
     and 8,399,810 issued and outstanding                                                   8,399,810             8,399,810
   Additional paid-in capital                                                                  10,452                10,452
   Retained deficit                                                                        (4,698,176)           (6,519,562)
                                                                                    -----------------       ---------------

        Total stockholders' equity                                                          3,712,086             1,890,700
                                                                                    -----------------       ---------------

        Total liabilities and stockholders' equity                                  $      13,391,178       $    12,680,651
                                                                                    =================        ==============


            The  accompanying  notes  are an  integral  part  of  these consolidated balance sheets.

                            Virbac, Inc. And Subsidiaries
                        Consolidated Statements of Operations


                                                                      For the Years ended December 31,
                                                            1996                  1997                  1998
                                                     ------------------    ------------------    -----------------

NET REVENUES                                         $       17,493,683    $       16,235,284    $      15,051,090
COST OF GOODS SOLD                                            6,843,010             5,909,671            5,564,757
                                                     ------------------    ------------------    -----------------

       Gross profit                                          10,650,673            10,325,613            9,486,333

OPERATING EXPENSES:
       Sales and marketing                                    5,475,140             5,737,787            5,768,218
   General and administrative                                 3,308,936             2,665,945            2,682,332
   Research and development                                   1,450,516             1,388,903              985,313
   Warehouse and distribution                                 1,305,435             1,263,798            1,288,993
                                                     ------------------    ------------------    -----------------

       Income (loss) from operations                           (889,354)             (730,820)          (1,238,523)

OTHER INCOME (EXPENSE):
   Interest expense                                            (530,349)             (525,342)            (582,611)
   Interest income and other                                     32,455                   955                 (252)
                                                     ------------------    ------------------    -----------------

LOSS BEFORE INCOME TAXES                                     (1,387,248)           (1,255,207)          (1,821,386)
                                                     ------------------    ------------------    -----------------

BENEFIT FROM INCOME TAXES                                            --                    --                   --

NET LOSS                                             $       (1,387,248)   $       (1,255,207)   $      (1,821,386)
                                                     ==================    ==================    =================

Loss per common share                                $             (.17)   $             (.15)   $            (.22)
                                                     ==================    ==================    =================

Weighted average number of common
   shares outstanding                                         8,386,445             8,399,810            8,399,810
                                                     ==================    ==================    =================













        The   accompanying   notes  are  an   integral   part  of  these
                     consolidated financial statements.

                           Virbac, Inc. And Subsidiaries
                  Consolidated Statements of Stockholders' Equity


                                                                           Additional
                                                   Common Stock             Paid-In        Retained
                                              Shares         Amount         Capital          Deficit          Total

BALANCE, January 1,
   1996                                      8,346,347    $8,346,347     $        --    $   (2,055,721)  $   6,290,626

   Common stock issued in
     connection with employment
     contract (Note 10)                         53,463          53,463        10,452                --          63,915

   Net loss                                         --              --            --        (1,387,248)     (1,387,248)
                                          ------------    ------------   -----------    --------------   -------------

BALANCE, December 31, 1996                   8,399,810       8,399,810        10,452        (3,442,969)      4,967,293

   Net loss                                         --              --            --        (1,255,207)     (1,255,207)
                                          ------------    ------------   -----------    --------------   -------------

BALANCE, December 31, 1997                   8,399,810       8,399,810        10,452        (4,698,176)      3,712,086

   Net loss                                         --              --            --        (1,821,386)     (1,821,386)
                                          ------------    ------------   -----------    --------------   -------------

BALANCE, December 31, 1998                   8,399,810    $  8,399,810   $    10,452    $   (6,519,562)  $   1,890,700
                                          ============    ============   ===========    ==============   =============













        The   accompanying   notes  are  an  integral  part  of  these
                      consolidated financial statements.

                          Virbac, Inc. And Subsidiaries
                       Consolidated Statements of Cash Flows


                                                                                 For the Years Ended December 31,
                                                                     1996                       1997                     1998
                                                              ------------------         ------------------       ------------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
   Net loss                                                   $       (1,387,248)        $       (1,255,207)      $      (1,821,386)
   Adjustments to reconcile net loss to net cash
      provided by operating activities-
         Depreciation and amortization                                   855,908                    889,031                 846,208
         (Gain) loss on disposal of assets                                (3,036)                    (4,360)                  9,140
         Common stock issuance (Note 10)                                  63,915                         --                      --
         Changes in operating assets and liabilities-
            Accounts receivable, net                                     360,082                    485,425                 206,774
            Inventories                                                1,410,322                   (746,102)                129,968
            Prepaid expenses and other current assets                     48,588                    (27,195)               (487,707)
            Accounts payable                                            (698,291)                   631,037                 (54,025)
            Accrued liabilities                                          390,619                     22,813                  14,893
                                                              ------------------         ------------------       -----------------

            Net cash (used in) provided
            by operating activities                                    1,040,859                     (4,558)             (1,156,135)
                                                              ------------------         ------------------       -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   (Increase) decrease in other assets                                   (22,583)                    (1,878)                 (1,514)
   Purchase of property and equipment                                   (144,810)                  (148,591)                (59,455)
   Proceeds from sale of property and equipment                           13,615                      7,749                      --
   Acquisition of intangible assets                                      (79,843)                   (92,878)                (54,565)
                                                              ------------------         ------------------       -----------------

            Net cash used in
            investing activities                                        (233,621)                  (235,598)               (115,534)
                                                              ------------------         ------------------       ------------------

CASH FLOWS FROM FINANCING
ACTIVITIES:
   Proceeds from borrowings                                            4,000,000                  6,700,000               1,000,000
   Payments on notes payable and line of credit                       (5,700,000)                (2,500,000)               (400,000)
   Advances from parent, net                                           1,000,000                 (4,000,000)              1,000,000
                                                              ------------------         ------------------       -----------------

            Net cash provided by (used in)
            financing activities                                        (700,000)                   200,000               1,600,000
                                                              ------------------         ------------------       -----------------

NET INCREASE (DECREASE) IN CASH                                          107,238                    (40,156)                328,331

CASH, beginning of year                                                   16,965                    124,203                  84,047
                                                              ------------------         ------------------       -----------------

CASH, end of year                                             $          124,203         $           84,047       $         412,378
                                                              ==================         ==================       =================

SUPPLEMENTAL CASH FLOW
INFORMATION:
Cash paid for interest                                        $          489,917         $          470,573       $          623,534
                                                              ==================         ==================       ==================


            The  accompanying  notes  are an  integral  part of these
                       consolidated financial statements.

                           Virbac, Inc. And Subsidiaries
                      Notes to Consolidated Financial Statements

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Nature of Business and Principles of Consolidation

Virbac, Inc., a Delaware corporation, was incorporated February 1984, and is majority owned by a wholly owned subsidiary of Virbac S.A. (the "Parent"), a French corporation.

The consolidated financial statements include the accounts of Virbac, Inc. and its wholly owned subsidiaries: Francodex, Inc.; Allerderm, Inc.; and Health Companion Laboratories, Inc. (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

The Company's principal business is the manufacture and distribution of animal health care products. The Company distributes its products to veterinarians and pet supply stores.

The Company is economically dependent on the Parent, which has expressed its intention to continue its financial support of the Company.

In October 1998, the Company ceased manufacturing operations in its facility in New Castle, Indiana. All products manufactured at that facility are now being manufactured at another Company facility or by third parties. All material costs, including any severance costs, associated with the transfer of operations have been paid as of December 31, 1998. The New Castle facility is currently being used as a warehouse. All production equipment was transferred to, and is being used by, the Fort Worth facility, and management will determine how the facility will be utilized once the merger is consummated. (See Note 12.)

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in banks and cash invested temporarily in various instruments with maturities of three months or less at time of purchase.

Concentration of Credit Risk

In 1998, one customer accounted for 15% of net sales. No customers accounted for more than 10% of net sales in 1996 or 1997.

Reportable Operating Segments

In 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of an Enterprise and Related Information." See Note 13.

                        Virbac, Inc. And Subsidiaries
                   Notes to Consolidated Financial Statements


Inventories

Inventories are stated at the lower of cost or market, with cost determined on an average cost method. Finished goods consist of direct materials, direct labor and overhead. The major components of inventory were as follows:

                                                      December 31,
                                                 1997               1998
                                           ----------------   ----------------

       Raw materials....................   $        980,341   $        799,848
       Finished goods...................          1,680,288          1,700,351
       Packaging........................            824,843            855,305
                                           ----------------   ----------------

              Total inventory...........   $      3,485,472   $      3,355,504
                                            ===============    ===============

Property and Equipment

Property and equipment are stated at cost. For financial reporting purposes, depreciation and amortization are computed on the straight-line method. Accelerated methods are used for tax purposes. The costs of maintenance and repairs are charged to expense as incurred, while betterments that increase property lives are capitalized. When an asset is retired, the cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is reflected in operations.

Intangible Assets

Intangible assets consist primarily of goodwill, covenant not to compete, trademarks and patent costs. These intangible assets are amortized over their estimated useful lives (3-40 years) on the straight-line method. The Company continually evaluates the carrying value of goodwill and other intangible assets. Any impairments would be recognized when the expected future cash flows derived from such intangible assets is less than their carrying value.

Long-Lived Assets

In conformance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company's management continually evaluates whether events and circumstances indicate that the remaining estimated useful life of intangible assets may warrant revisions or that the remaining balance of intangibles or other long-lived assets may not be recoverable. If this evaluation indicates that the carrying amount of the asset may not be recoverable, based on the undiscounted cash flows of operations over the remaining amortization period, then the carrying value of the asset will be reduced to fair value. Management believes that its long-lived and intangible assets are fully recoverable.

Income Taxes

Income taxes are provided based upon the provisions of SFAS No. 109, "Accounting for Income Taxes," which requires recognition of deferred taxes under the asset and liability method.

Revenue Recognition

Revenue is recognized upon shipment of the product.

                          Virbac, Inc. And Subsidiaries
                     Notes to Consolidated Financial Statements

Loss Per Common Share

The Company has only common stock outstanding, and therefore, only basic loss per common share is presented on the consolidated income statements. Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period.

Use of Estimates in Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts previously reported in the 1996 and 1997 financial statements have been reclassified to conform with the 1998 presentation.

Comprehensive Income

In 1998, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 130 "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income and components in a financial statement that is displayed with the same prominence as other financial statements. The adoption of SFAS No. 130 did not have a significant impact on the Company's financial statement presentation.

Recently Issued Pronouncements

In 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 132, "Employers' Disclosures about Pension and Other Postretirement Benefits," and SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In March 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Management believes that the adoption of these new standards will not have an impact on the Company's financial position, results of operations or related disclosures.

2.       NOTE RECEIVABLE:

Note receivable at December 31, 1997 represents a loan to a corporation (the "Borrower") formed by a former executive of the Company. This loan, secured by the Borrower's inventory and accounts receivable, bears interest at 6% per year with interest payments due semiannually. Principal payments of $50,000 are due annually. The Borrower has not made any scheduled payments to the Company in three years.

                           Virbac, Inc. And Subsidiaries
                     Notes to Consolidated Financial Statements




At December 31, 1997, the Company has a corresponding note payable to its parent, which it will only repay as payments are received from the Borrower. (See Note 6.)

During 1998, the Company transferred the note receivable and note payable to a wholly-owned subsidiary of the Parent.

3.       PROPERTY AND EQUIPMENT:

Property and equipment, as of December 31, 1997 and 1998, consist of the following:

                                                                   Estimated
                                                                 Useful Lives
                                                                   in Years            1997             1998
                                                              -----------------   --------------   -------------
         Land                                                         --          $      642,072   $      642,072
         Buildings and improvements                                   20               4,555,262        4,555,262
         Production equipment                                         5-7              1,362,025        1,373,647
         Furniture and fixtures                                       5-7                540,779          548,728
         Computer equipment and software                              5-7                582,805          487,716
                                                                                  --------------   --------------

                                                                                       7,682,943        7,607,425

         Less- Accumulated depreciation                                               (2,328,654)      (2,702.905)
                                                                                  --------------   --------------
                                                                                  $     5,354,289  $     4,904,520
                                                                                  ===============  ===============

In 1996, 1997 and 1998, depreciation expense was approximately $537,000, $547,000 and $500,000, respectively.

4.       INTANGIBLE ASSETS:

Intangible assets, as of December 31, 1997 and 1998, consist of the following:


                                                                 Estimated
                                                               Useful Lives
                                                                 in Years            1997             1998
                                                            -----------------   --------------  --------------
         Goodwill                                                   20          $    3,367,553  $    3,367,553
         Patents, licenses and trademarks                          3-40                427,625         482,144
         Covenant not to compete                                     5                 600,000              --
                                                                                --------------  --------------
                                                                                     4,395,178       3,849,697

         Less- Accumulated amortization                                             (2,298,734)     (2,044,812)
                                                                                --------------  --------------

                                                                                $    2,096,444  $    1,804,885
                                                                                ==============  ==============

                         Virbac, Inc. And Subsidiaries
                    Notes to Consolidated Financial Statements

In 1996, 1997 and 1998, amortization expense was approximately $319,000, $342,000 and $346,000, respectively.

5.       NOTES PAYABLE:

Notes payable as of December 31, 1997 and 1998, consist of the following:

                                                                                       1997             1998
                                                                                  --------------  --------------
     Line of credit with a financial institution up to $1,000,000,                $           --  $    1,000,000
     interest due quarterly at LIBOR +.95% (6.38% at December
     31, 1998), due in full on January 29, 1999, guaranteed
     by Parent.

     Note payable to a financial institution,  dated July 6, 1994, with interest due quarterly  from the date of initial  advance at LIBOR plus .95% (6.38%, as of December 31, 1998), principal balance due in semiannual  installments of $400,000 on July 1 and January 1, due in full on July 1, 1999,
     guaranteed by Parent.                                                             2,600,000       2,200,000

     Revolving  line of credit with a financial  institution  up to  $4,000,000, with  interest  due  quarterly at LIBOR plus .75% (5.97% as of December 31,
     1998), expires July 6, 2000, guaranteed
     by Parent.                                                                        4,000,000       4,000,000
                                                                                  --------------  --------------

                                                                                       6,600,000       7,200,000

     Less- Current maturities                                                           (400,000)     (3,200,000)
                                                                                  --------------  --------------

                                                                                  $    6,200,000  $    4,000,000
                                                                                  ==============  ==============


Maturities of notes payable at December 31, 1998 are as follows:

     1999                                                           3,200,000
     2000                                                           4,000,000
                                                             ----------------

              Total                                          $      7,200,000
                                                             ================

The note payable and line of credit with a financial institute will expire in 1999. Management is confident that these credit arrangements will be renewed, or comparable financing will be obtained, for at least another one-year period.

The note payable and revolving line of credit have certain non-financial covenants. As of December 31, 1998, the Company was in compliance with all debt covenants.

                        Virbac, Inc. And Subsidiaries
                  Notes to Consolidated Financial Statements


6.       NOTE PAYABLE TO AND ADVANCES FROM PARENT.

The Company had a $450,000 note payable to its parent as of December 31, 1997. The terms of this note payable mirrored the terms of the note receivable from the Borrower (see Note 2). Therefore, payment will be made to its parent only as payments are received on the note receivable. During 1998, the Company transferred the note receivable and note payable to a wholly-owned subsidiary of the Parent.

The Company has an advance from its Parent at December 31, 1997 and 1998 in the amount of $1,000,000 and $2,000,000, respectively. Interest on this advance is paid monthly at a rate equaling LIBOR (5.06% at December 31, 1998).

7.       INCOME TAXES:

Due to the Company's net losses in 1996, 1997 and 1998, and due to the lack of any loss carryback opportunities, the Company had no taxes currently payable or refundable during 1998. The effective income tax rate differs from the statutory federal income tax rate principally as a result of the valuation allowance related to the net operating loss carryforward.

The following table summarizes the net deferred tax assets as of December 31, 1997 and 1998:

                                                     1997            1998
                                               ---------------  --------------

         Asset reserves                         $      32,000    $      41,000
         Nondeductible liabilities                    138,000          122,000
         Net operating loss carryforward              533,000          983,000
         Depreciation and amortization                157,000          256,000
         Other                                         44,000           43,000
                                                -------------    -------------

                                                      904,000        1,445,000

         Valuation allowance                         (904,000)      (1,445,000)
                                                -------------   --------------
         Deferred income tax, net               $          --    $          --
                                                =============    =============

Management has concluded that, based on the Company's history of losses, it is currently more likely than not that the Company will not realize its net deferred tax assets. Therefore, the Company has provided a 100% valuation allowance on its net deferred tax assets.

The Company's tax net operating loss carryforwards of approximately $2,890,300 will begin to expire in the year 2010. The Company has available an unused tax credit carryforward of $58,000 which may be available against future taxable income and expires beginning the year 2008.

                              Virbac, Inc. And Subsidiaries
                        Notes to Consolidated Financial Statements

8.       COMMITMENTS AND CONTINGENCIES:

Operating Leases

The Company leases facilities, cars, and certain machinery under noncancelable operating leases which expire at various dates through 2000. Future minimum lease payments under noncancelable operating leases as of December 31, 1998, are as follows:

         1999                                                         20,994
         2000                                                         16,675
         2001                                                          9,447
         2002                                                          3,821
                                                                   ---------

                  Total minimum lease payments                    $   50,937
                                                                  ==========

Total rent expense under operating leases was $30,413, $42,438 and $39,944 in fiscal years 1996, 1997 and 1998, respectively.

Litigation

The Company is subject to certain litigation and claims arising out of the conduct of its business. While the final outcome of any litigation or claim cannot be determined with certainty, management believes that the final outcome of any current litigation or claim will not have a material adverse effect on the Company's financial position or results of operations.

9. RELATED-PARTY TRANSACTIONS:

The Company made purchases from the Parent and its related affiliates in the amount of $2,195,955, $2,468,816 and $233,837 in 1996, 1997, and 1998,
respectively. The Company had sales to the Parent and its related affiliates in the amount of $25,277, $102,344, and $132,828 in 1996, 1997 and 1998,
respectively.

In 1997, the Company was reimbursed $400,000 by the Parent for advertising costs that were incurred on behalf of the Parent. The reimbursement is included as an offset to selling and marketing expense. No other costs have been incurred on behalf of the Parent. Additionally, no expenses of the Company have been incurred by the Parent.

The Company also has a note payable and advances from the Parent. See Note 6 for further discussion.

10.      EMPLOYMENT CONTRACT:

The Company had an employment agreement with a former executive that provides involuntary termination pay equal to one year's salary and provides for a bonus payment based on increases between the current year pre-tax profit and the previous year's highest pretax profit. Additionally, an ownership position in the Company of 2% and 4% will be assigned if certain sales and pretax profits are achieved.

                           Virbac, Inc. And Subsidiaries
                      Notes to Consolidated Financial Statements


In 1996, certain targets were met and 53,463 shares of common stock were issued with $63,915 charged to compensation expense. The agreement was for three years and terminated on October 30, 1996.

11.      401(k) BENEFIT PLAN:

The Company sponsors a 401(k) plan covering all employees subject to certain eligibility and entry requirements. The Company matches 15% of employee voluntary contributions, not to exceed 20% of employee's eligible compensation. The contributions charged to operating expenses were approximately $14,000, $22,000 and $19,000 for 1996, 1997 and 1998, respectively.

12.      PLAN OF MERGER:

In October 1998, the Company entered into an agreement and plan of merger with Agri-Nutrition Group Limited ("AGNU"). This transaction, which is subject to the approval of AGNU's shareholders, government approval, and other conditions, is expected to close in March 1999, and will be accounted for as an acquisition of AGNU by the Company pursuant to the purchase method of accounting.

13.      SEGMENT AND RELATED INFORMATION

The Company has two reportable segments. The ethical segment, Allerderm, Inc. (Allerderm), distributes pet health products mainly to veterinarian offices. The over-the-counter (OTC) segment, Francodex, Inc. (Francodex) distributes pet health products to pet stores, farm and feed stores, and the mass retail market.

As of December 31, 1998, all products are manufactured at the Fort Worth facility or by third parties. All manufacturing and corporate administration activities are recorded at corporate. The Company also performs contract manufacturing for third parties. These revenues are recorded at corporate and are not allocated to the reportable segments.

The accounting policies of the reportable segments are the same as those described in Note 1 - Summary of Significant Accounting Policies. The Company evaluates segment performance based on profit or loss from operations. All intercompany sales and transfers to the reportable segments by corporate are at a marked up transfer price. Such sales are eliminated in consolidation. There are no transactions between Allerderm and Francodex.

The Company's reportable segments utilize different channels of distribution. They are managed separately because each business distributes different products and each has different marketing strategies.

The Company does not allocate interest and other expense/income or income taxes to segments. Amortization of goodwill is charged to Allerderm, which was acquired in 1987. Summarized financial information concerning the Company's reportable segments is shown in the following table.

                           Virbac, Inc. And Subsidiaries
                      Notes to Consolidated Financial Statements




                                                                              Manufacturing
                                                                                   and             Consolidated
                                       Allerderm            Francodex        Administration            Total
As of and for the year ended
December 31, 1998
Revenues from external
   customers                      $       12,665,085   $        1,996,006  $          389,999   $       15,051,090
Depreciation and
   amortization                              218,113                1,122             626,973              846,208
Income (loss) from
   operations                              1,967,734            (428,347)         (2,777,910)          (1,238,523)

Total assets                               4,224,980            1,039,299           7,416,372           12,680,651

Capital expenditures                              --                   --              59,455               59,455

As of and for the year ended
December 31, 1997
Revenues from external
   customers                      $       13,111,619   $        2,236,029  $          887,636   $       16,235,284
Depreciation and
   amortization                              221,081                3,337             664,613              889,031
Income (loss) from
   operations                              2,353,739            (330,734)         (2,753,825)            (730,820)

Total assets                               4,709,663              763,189           7,918,326           13,391,178

Capital expenditures                          19,013                   --             129,578              148,591


As of and for the year ended
December 31, 1996
Revenues from external
   customers                      $       14,232,817   $        2,519,655  $          741,211   $       17,493,683
Depreciation and
   amortization                              209,826                2,681             643,401              855,908
Income (loss) from
   operations                              3,259,473             (35,358)         (4,113,469)            (889,354)

Total assets                               5,223,739            1,026,017           7,542,779           13,792,535

Capital expenditures                          11,805                   --             133,005              144,810

                           Virbac, Inc. And Subsidiaries
                      Notes to Consolidated Financial Statements



During 1996, 1997, and 1998, the Company sold its products in the United States and Canada. All property owned by the Company is located in the United States. The following table presents revenue by country based on the location of the customer.

                                         1998                 1997                1996
                                  ------------------   ------------------  ------------------
United States                     $       14,216,206   $       15,450,982  $       16,516,079

Canada                                       834,884              784,302             977,604
                                  ------------------   ------------------  ------------------

Total revenue                     $       15,051,090   $       16,235,284  $       17,493,683
                                  ==================   ==================  ==================

[card front]
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


AGRI-NUTRITION GROUP LIMITED -- COMMON STOCK PROXY -- for the 1999 Annual
Meeting of Stockholders at          a.m., local time,        , February        ,
1999, at                                     , Missouri 63044.

The undersigned hereby appoints Alec L. Poitevint, II and Robert J. Elfanbaum, or either of them, with full power of substitution, as Proxies to represent and vote all of the shares of Common Stock of Agri-Nutrition Group Limited (the "Company") held of record by the undersigned at the above-stated Annual Meeting, and any adjournments thereof, upon the matter set forth in the Notice of 1999 Annual Meeting of Stockholders and Proxy Statement dated January
  , 1999, relating to such Annual Meeting, as follows:

1. APPROVAL OF (A) THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 16, 1998, AS AMENDED (THE "MERGER AGREEMENT"), AMONG AGRI-NUTRITION GROUP LIMITED, VIRBAC S.A., A FRENCH CORPORATION, INTERLAB S.A.S., A FRENCH
    CORPORATION AND WHOLLY OWNED SUBSIDIARY OF VBSA, AND VIRBAC, INC., A DELAWARE CORPORATION AND SUBSIDIARY OF INTERLAB S.A.S., AND THE TRANSACTIONS CONTEMPLATED BY SAID MERGER AGREEMENT; AND (B) AN AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO, AMONG OTHER THINGS, CHANGE THE COMPANY'S NAME TO VIRBAC CORPORATION AND INCREASE ITS AUTHORIZED COMMON STOCK FROM 20,000,000 TO 38,000,000 SHARES (THE "CERTIFICATE AMENDMENT").


         ___ FOR          ___ AGAINST      ___ ABSTAIN

2.  ELECTION OF CLASS 1 DIRECTORS
    Nominees:  W.M. Jones, Jr. and Robert E. Hormann
         / / FOR both Nominees / / WITHHELD as to both Nominees FOR, except vote withheld as to the following nominee:
         /  / ----------------------------------------------

The Board of Directors recommends a vote FOR the approval of the Merger Agreement, the Certificate Amendment and Messrs. Jones and Hormann as Directors.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted as specified. If no specification is made, it will be voted FOR the approval of the Merger Agreement, the Certificate Amendment and Messrs. Jones and Hormann as Directors, and in the discretion of the Proxy or Proxies on any other business.




[card reverse]

Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.






Any proxy heretofore given by the undersigned is hereby revoked. Receipt of the Notice of the Annual Meeting and Proxy Statement is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.




--------------------------------------      ------------------------------------
SIGNATURE                         DATE      SIGNATURE                       DATE

                              APPENDIX A


CONFIDENTIAL:
SUBJECT TO
CONFIDENTIALITY AGREEMENT


--------------------------------------------------------------------------------






                       AGREEMENT AND PLAN OF MERGER

                                   AMONG

                       AGRI-NUTRITION GROUP LIMITED,

                                VIRBAC S.A.

                                    AND

                               VIRBAC, INC.




                             October 16, 1998










--------------------------------------------------------------------------------

                            TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I  THE MERGER.............................................................................................1
         Section 1.1.      The Merger.............................................................................1
         Section 1.2.      Effective Time.........................................................................1
         Section 1.3.      Closing................................................................................2
         Section 1.4.      Effects of the Merger..................................................................2
         Section 1.5.      Certificate of Incorporation and Bylaws................................................2
         Section 1.6.      Directors..............................................................................2
         Section 1.7.      Officers...............................................................................2
         Section 1.8.      Alternative Structure..................................................................3

ARTICLE II  CONVERSION OF SECURITIES..............................................................................3
         Section 2.1.      Effect on Capital Stock................................................................3
         Section 2.2.      Adjustments of Parent's Share Ownership in AGNU........................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND VIRBAC...................................................3
         Section 3.1.      Organization and Authority.............................................................4
         Section 3.2.      Subsidiaries...........................................................................4
         Section 3.3.      Capitalization.........................................................................4
         Section 3.4.      Authorization..........................................................................5
         Section 3.5.      Consent and Approvals; No Violations...................................................5
         Section 3.6.      Financial Statements...................................................................5
         Section 3.7.      Absence of Certain Changes or Events...................................................6
         Section 3.8.      No Undisclosed Liabilities.............................................................6
         Section 3.9.      Proxy Statement........................................................................7
         Section 3.10.     Benefit Plans..........................................................................7
         Section 3.11.     Litigation.............................................................................8
         Section 3.12.     Compliance with Applicable Law.........................................................9
         Section 3.13.     Tax Matters............................................................................9
         Section 3.14.     Customer Warranties...................................................................11
         Section 3.15.     Brokers...............................................................................11
         Section 3.16.     Material Contracts....................................................................11
         Section 3.17.     Labor Matters.........................................................................12
         Section 3.18.     Environmental Matters.................................................................12
         Section 3.19.     Virbac Intellectual Property..........................................................13
         Section 3.20.     Year 2000 Issues......................................................................13
         Section 3.21.     Regulatory Compliance.................................................................14
         Section 3.22.     State Takeover Statutes Inapplicable..................................................14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF AGNU................................................................14
         Section 4.1.      Organization and Authority............................................................14
         Section 4.2.      Subsidiaries..........................................................................15
         Section 4.3.      Capitalization........................................................................15
         Section 4.4.      Authorization.........................................................................15
         Section 4.5.      Consents and Approvals; No Violations.................................................16
         Section 4.6.      SEC Reports and Financial Statements..................................................16
         Section 4.7.      Absence of Certain Changes or Events..................................................17
         Section 4.8.      No Undisclosed Liabilities............................................................17
         Section 4.9.      Proxy Statement.......................................................................18


         Section 4.10.     Benefit Plans.........................................................................18
         Section 4.11.     Litigation............................................................................19
         Section 4.12.     Compliance with Applicable Law........................................................20
         Section 4.13.     Tax Matters...........................................................................20
         Section 4.14.     Customer Warranties...................................................................22
         Section 4.15.     Brokers...............................................................................22
         Section 4.16.     Material Contracts....................................................................22
         Section 4.17.     Labor Matters.........................................................................22
         Section 4.18.     Environmental Matters.................................................................23
         Section 4.19.     AGNU Intellectual Property............................................................23
         Section 4.20.     Year 2000 Issues......................................................................24
         Section 4.21.     Regulatory Compliance.................................................................24
         Section 4.22.     Voting Requirements...................................................................24
         Section 4.23.     Issuance of Merger Shares.............................................................24

ARTICLE V  COVENANTS.............................................................................................25
         Section 5.1.      Affirmative Covenants of Virbac.......................................................25
         Section 5.2.      Negative Covenants of Virbac..........................................................25
         Section 5.3.      Affirmative Covenants of AGNU.........................................................27
         Section 5.4.      Negative Covenants of AGNU............................................................28

ARTICLE VI  ADDITIONAL AGREEMENTS................................................................................30
         Section 6.1.      Access and Information................................................................30
         Section 6.2.      Confidentiality.......................................................................30
         Section 6.3.      Proxy Statement.......................................................................31
         Section 6.4.      AGNU Stockholder Approval.............................................................32
         Section 6.5.      Further Action; Commercially Reasonable Best Efforts..................................32
         Section 6.6.      Public Announcements..................................................................33
         Section 6.7.      Directors' and Officers' Insurance and Indemnification................................33
         Section 6.8.      HSR Act Matters.......................................................................34
         Section 6.9.      No Solicitation.......................................................................34
         Section 6.10.     Affiliate Agreements..................................................................36
         Section 6.11.     Conduct of Business of Parent and Surviving Corporation...............................36
         Section 6.12.     Expenses..............................................................................36
         Section 6.13.     Termination Fee.......................................................................37
         Section 6.14.     Tax Treatment.........................................................................37
         Section 6.15.     Assumption of Certain Obligations.....................................................37
         Section 6.16.     No Action.............................................................................37
         Section 6.17.  Employment Agreements Undertaking........................................................37
         Section 6.18.  Cash Infusion............................................................................37

ARTICLE VII  CLOSING CONDITIONS..................................................................................38
         Section 7.1.      Conditions to Obligations of AGNU, Parent and Virbac to Effect the Merger.............38
                  (a)      Stockholder Approval..................................................................38
                  (b)      No Order..............................................................................38
                  (c)      Regulatory Approvals..................................................................38
                  (d)      Third Party Consents..................................................................38
                  (e)      Tax Opinion of Virbac's Counsel.......................................................38
                  (f)      Non-Competition Agreement.............................................................39
         Section 7.2.      Additional Conditions to Obligations of AGNU..........................................39
                  (a)      Representations and Warranties........................................................39
                  (b)      Agreements and Covenants..............................................................39


                  (c)      No Material Adverse Effect............................................................39
                  (d)      Cash Infusion by Parent...............................................................39
                  (e)      Fairness Opinion......................................................................39
                  (f)      Supply Agreement......................................................................40
         Section 7.3.      Additional Conditions to Obligations of Parent and Virbac.............................40
                  (a)      Representations and Warranties........................................................40
                  (b)      Agreements and Covenants..............................................................40
                  (c)      No Material Adverse Effect............................................................40
                  (d)      Stockholders' Agreements..............................................................40

ARTICLE VIII  POST-CLOSING COVENANTS.............................................................................40
         Section 8.1.      Stock Repurchase......................................................................40
         Section 8.2.      Contingent Stock Repurchase...........................................................40
                  (a)      Contingent Repurchase.................................................................40
                  (b)      Contingent Capital Contribution.......................................................41
                  (c)      Adjustments...........................................................................41
                  (d)      Board Discretion......................................................................41
         Section 8.3.      Minority Stockholder Director Nominee.................................................41
         Section 8.4.      Release of VBSA Guarantee.............................................................42
         Section 8.5.      Fiscal Year of Surviving Corporation..................................................42
         Section 8.6.      Further Assurances....................................................................42

ARTICLE IX  REGISTRATION RIGHTS..................................................................................42
         Section 9.1.      Demand Registration...................................................................42
         Section 9.2.      Indemnification by the Surviving Corporation..........................................43
         Section 9.3.      Indemnification by Parent.............................................................44
         Section 9.4.      Notices of Claims, Etc................................................................44
         Section 9.5.      Other Indemnification.................................................................45
         Section 9.6.      Contribution..........................................................................45
         Section 9.7.      Registration Covenants of the Surviving Corporation...................................45
         Section 9.8.      Expenses..............................................................................48
         Section 9.9.      Rule 145..............................................................................48
         Section 9.10.     Limitation on Requirement to File or Amend Registration Statement.....................48

ARTICLE X  TERMINATION, AMENDMENT AND WAIVER.....................................................................49
         Section 10.1.     Termination...........................................................................49
         Section 10.2.     Effect of Termination.................................................................51
         Section 10.3.     Amendment, Extension and Waiver.......................................................51

ARTICLE XI  GENERAL PROVISIONS...................................................................................51
         Section 11.1.     Nonsurvival of Representations, Warranties and Agreements.............................51
         Section 11.2.     Notices...............................................................................52
         Section 11.3.     Certain Definitions...................................................................53
         Section 11.4.     Headings..............................................................................54
         Section 11.5.     Entire Agreement......................................................................54
         Section 11.6.     Severability..........................................................................55
         Section 11.7.     No Third Party Beneficiaries..........................................................55
         Section 11.8.     Governing Law.........................................................................55
         Section 11.9.     Disclosure Schedules..................................................................55
         Section 11.10.    Counterparts..........................................................................55

Exhibit A         Restated Certificate of Incorporation of AGNU

Exhibit B         Restated Bylaws of AGNU
Exhibit C         Virbac Affiliate Agreement
Exhibit D         VBSA Affiliate Agreement
Exhibit E         Addendum to Agreement
Exhibit F         Employment Agreements Undertaking
Exhibit G         Noncompetition Agreement
Exhibit H         Supply Agreement
Exhibit I         Form of Stockholder's Agreement
Exhibit J         Opinion of Environmental Counsel of AGNU

Schedule 1.6      Directors of Surviving Corporation
Schedule 1.7      Officers of Surviving Corporation
Schedule 7.3      Parties to Stockholders' Agreements

Appendix A        Virbac Disclosure Schedule
Appendix B        AGNU Disclosure Schedule

                                TABLE OF DEFINED TERMS


Term                                        Location

Acquisition Agreement                       6.9(b)
Acquisition Proposal                        6.9(e)
Affiliate                                   11.3(a)
AGNU                                        Preamble
AGNU 1997 l0-K                              4.13(a)
AGNU Benefit Plans                          4.10(a)
AGNU Common Stock                           2.1
AGNU Compensation Agreements                4.10(a)
AGNU Disclosure Schedule                    Article IV
AGNU Fairness Opinion                       5.3(c)
AGNU Intellectual Property                  4.19
AGNU Options                                2.2
AGNU Pension Plans                          4.10(b)
AGNU Permits                                4.12
AGNU Preferred Stock                        4.3
AGNU Required Consents                      4.5
AGNU SEC Documents                          4.6
AGNU Stockholders' Meeting                  3.9
AGNU Stockholder Approval                   4.4
AGNU's Systems                              4.20(a)
AGNU Termination Breach                     10.1(c)
Agreement                                   Preamble
Bargaining Agreements                       10.1(j)
Blue Sky Laws                               11.3(b)
Broker Fee                                  3.5
Business Day                                11.3(c)
Cash Infusion                               6.18
Certificate of Merger                       1.2
Claim                                       6.7(a)
Closing                                     1.3
Closing Date                                1.3
Code                                        Recitals
Confidentiality Agreement                   11.1
Constituent Corporations                    1.1
Contingent Contribution                     8.2(b)
Contingent Period                           8.2(a)
Contingent Price                            8.2(a)
Contingent Repurchase                       8.2(a)
Control                                     11.3(d)
Controlled by                               11.3(d)
DGCL                                        Recitals
Drug Regulatory Agency                      3.21(a)
Effective Time                              1.2
Environmental Law                           3.18
Environmental Permits                       3.18
EPA                                         3.21(a)
ERISA                                       3.10(b)
Exchange Act                                3.5
FDA                                         3.21(a)
GAAP                                        3.6
Governmental Entity                         3.5
Hazardous Substance                         3.18
HSR Act                                     3.5
Indemnified Party                           6.7(a)
Liens                                       3.2
Material Adverse Effect                     11.3(e)
Merger                                      Recitals
Merger Shares                               2.1
Merger Sub                                  1.8
Order                                       10.1(d)
Ordinary Course of Business                 11.3(f)
Parent                                      Recitals
Person                                      11.3(g)
Proxy Statement                             3.9
Registrable Securities                      9.1(e)
Registration Demand                         9.1(a)
Registration Statement                      9.7(a)
Representatives                             6.1
Repurchase Price                            8.2(a)
SEC                                         4.6
Securities Act                              3.5
Share Adjustment                            2.2
Stock Repurchase                            8.1
Subsidiary                                  11.3(h)
Superior Proposal                           6.9(e)
Surviving Corporation                       1.1
Surviving Corporation Bylaws                1.5(b)
Surviving Corporation Certificate           1.5(a)
Termination Date                            10.1(h)
Termination Fee                             6.13
under Common Control with                   11.3(d)
USDA                                        3.21(a)
VBSA                                        Preamble
Virbac                                      Preamble
Virbac Benefit Plans                        3.10(a)
Virbac Compensation Agreements              3.10(a)
Virbac Debt                                 6.18
Virbac Disclosure Schedule                  Article III
Virbac Financial Statements                 3.6
Virbac Intellectual Property                3.19

Virbac Material Contracts                   3.16
Virbac Pension Plans                        3.10(b)
Virbac Permits                              3.12
Virbac Required Approvals                   3.5
Virbac Stockholders                         2.1
Virbac's Systems                            3.20(a)
Virbac Termination Breach                   10.1(b)
Year 2000 Compliant                         3.20(c)

                           AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 16, 1998, among Agri-Nutrition Group Limited, a Delaware corporation ("AGNU"), Virbac S.A., a French corporation ("VBSA"), and Virbac, Inc., a Delaware corporation ("Virbac").

         WHEREAS, the respective Boards of Directors of AGNU and Virbac deem it advisable, consistent with their respective long-term business strategies and in the best interests of their respective stockholders, that Virbac merge with and into AGNU, or at Virbac's sole discretion a newly formed subsidiary of AGNU (the "Merger"), pursuant to the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Laws (the "DGCL"), and such Boards of Directors have approved the Merger and this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is hereby adopted as a plan of reorganization;

         WHEREAS, as promptly as possible after the date hereof VBSA will form a direct or indirect wholly owned subsidiary, which will be incorporated under the laws of France or another jurisdiction selected by VBSA ("Parent") for the purpose of holding the shares of AGNU to be issued in the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, AGNU, VBSA and Virbac hereby agree as follows:


                                  ARTICLE I
                                  THE MERGER

         Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), AGNU and Virbac will consummate the Merger. At the Effective Time, Virbac will be merged with and into AGNU, the separate corporate existence of Virbac will cease, AGNU will continue as the surviving corporation (AGNU and Virbac are sometimes referred to herein as the "Constituent Corporations" and AGNU is sometimes referred to herein as the "Surviving Corporation") and AGNU will succeed to and assume all the rights and obligations of Virbac in accordance with the DGCL. Following consummation of the Merger, the Surviving Corporation will change its name to "Virbac Corporation."

         Section 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties will cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL, together with any required related certificates, with the Secretary of State of the State of Delaware in such form as required by the DGCL and in such form as approved by Virbac and AGNU prior to such filing. The Merger will become effective (the "Effective Time") at the time the original, properly executed Certificate of Merger is accepted for filing by the office of the Secretary of State of the State of Delaware in accordance with the DGCL or at such other time which the parties hereto agree upon and designate in the Certificate of Merger as the Effective Time. AGNU will submit a Certificate of Merger for filing at the time of the Closing and may submit a draft thereof prior thereto for pre-clearance.

         Section 1.3. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") will take place at a time, on a date and at a place to be mutually agreed by AGNU and Virbac or, failing such agreement, on the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date").

         Section 1.4. Effects of the Merger. The Merger has the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

         Section 1.5. Certificate of Incorporation and Bylaws.  At the Effective
Time:

                  (a) The Restated Certificate of Incorporation of AGNU will be amended and restated in its entirety to read as set forth in Exhibit A attached hereto and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Certificate") until amended in accordance with the terms thereof and applicable law.

                  (b) The By-Laws of AGNU will be amended and restated in their entirety to read as set forth in Exhibit B attached hereto and, as so amended and restated, will be the bylaws of the Surviving Corporation (the "Surviving Corporation Bylaws") until amended in accordance with the terms thereof and applicable law.

         Section 1.6. Directors. All of the directors of AGNU will resign effective as of the Effective Time. The number of directors to serve on the Board of Directors of the Surviving Corporation as of the Effective Time will be five, the members of each class of which will be the individuals set forth on
Schedule 1.6 hereto. The individual who will serve as Chairman of the Board of Directors of the Surviving Corporation will be designated by Virbac. Such individuals will hold office from the Effective Time until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation Certificate and Surviving Corporation Bylaws.

         Section 1.7. Officers. The officers of the Surviving Corporation will be the individuals to be set forth on Schedule 1.7 by Virbac. Such individuals will hold office from the Effective Time until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation Certificate and Surviving Corporation Bylaws.

         Section 1.8. Alternative Structure. Virbac may elect in its sole discretion to effect the Merger with a newly formed wholly owned subsidiary of AGNU ("Merger Sub"), with either Virbac or Merger Sub as the "Surviving Corporation", in which event AGNU agrees to form Merger Sub, change AGNU's name to "Virbac Corporation" and execute, deliver an file such further documents and do all acts necessary, desirable or proper to effect such structure.

                                    ARTICLE II
                              CONVERSION OF SECURITIES

         Section 2.1. Effect on Capital Stock. At the Effective Time and without any action on the part of AGNU, Parent, Virbac or any holders of shares of the Constituent Corporations, all of the issued and outstanding shares of Virbac Common Stock immediately prior to the Effective Time will be automatically converted into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares (the "Merger Shares") of the common stock, par value $.01 per share, of AGNU (the "AGNU Common Stock"), equal to the product of (a) the difference between (i) the number of shares of AGNU Common Stock issued and outstanding immediately prior to the Effective Time and (ii) 1,000,000 and (b) 1.5. All of the shares of Virbac Common Stock to be converted into AGNU Common Stock pursuant to this Section 2.1 will cease to be outstanding, will automatically be canceled and retired and will cease to exist as of the Effective Time. At the Closing, AGNU will deliver or cause to be delivered to the holders of Virbac Common Stock (the "Virbac Stockholders") stock certificates of AGNU representing such Virbac Stockholders' proportionate amount of Merger Shares.

         Section 2.2. Adjustments of Parent's Share Ownership in AGNU. After the Effective Time and until the final Share Adjustment (as defined below) is made following the expiration, termination or exercise of all options (the "AGNU Options") to purchase AGNU Common Stock that are outstanding as of the Effective Time, AGNU will, contemporaneously with the issuance of AGNU Common Stock upon the exercise of an AGNU Option or pursuant to that certain Agreement and Plan of Merger dated as of July 16, 1997 among AGNU, Mardel Acquisition Corporation and Mardel Laboratories, Inc., issue to Parent (a "Share Adjustment") an additional number of shares of AGNU Common Stock, if any, equal to the product of (a) the aggregate number of shares of AGNU Common Stock issued upon the exercise of such AGNU Option and (b) 1.5.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF PARENT AND VIRBAC

         Subject to the exceptions set forth and identified in the disclosure schedule attached hereto as Appendix A (the "Virbac Disclosure Schedule"), Parent and Virbac represent and warrant to AGNU as follows:

         Section 3.1. Organization and Authority. Each of Virbac and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Virbac and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary (each of which jurisdictions is identified in Item 3.1 of the Virbac Disclosure Schedule) other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, in the aggregate, have a Material Adverse Effect (as defined in Section 11.3(e). Virbac has delivered to AGNU complete and correct copies of its certificate of incorporation and bylaws, in each case, as in effect on the date hereof.

         Section 3.2. Subsidiaries. Item 3.2 of the Virbac Disclosure Schedule lists each direct and indirect Subsidiary of Virbac. Except as set forth in Item
3.2 of the Virbac Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary are owned, directly or indirectly, by Virbac, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its Subsidiaries and except as otherwise indicated in Item 3.2 of the Virbac Disclosure Schedule, Virbac does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         Section 3.3. Capitalization. As of the date of this Agreement, the authorized capital stock of Virbac consists of 10,000,000 shares of Virbac Common Stock. At the close of business on October 16, 1998, (i) 8,399,810 shares of Virbac Common Stock were issued and outstanding and (ii) no shares of Virbac Common Stock were held by Virbac in its treasury. Except as set forth above, as of October 16, 1998, no shares of capital stock or other voting securities of Virbac are issued, reserved for issuance or outstanding. Of the issued and outstanding shares of capital stock of Virbac, 8,346,347 shares of Virbac Common Stock are owned by VBSA (and, upon formation of Parent, will be owned by Parent) and 53,463 shares of Virbac Common Stock are owned by Mr. Roger D. Brandt. All outstanding shares of Virbac Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Virbac having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of Virbac may vote. As of the date hereof, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Virbac or any of its Subsidiaries is a party or by which any of them is bound obligating Virbac or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Virbac or of any of its Subsidiaries or obligating Virbac or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of Virbac or any of its Subsidiaries to vote or to dispose of any shares of the capital stock of any of Virbac's Subsidiaries.

         Section 3.4. Authorization. Virbac has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Virbac of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Virbac and no other corporate proceedings on the part of Virbac are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Virbac and, assuming this Agreement constitutes a valid and binding obligation of AGNU, constitutes a valid and binding obligation of Virbac, enforceable against Virbac in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

         Section 3.5. Consent and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act"), the AGNU Stockholder Approval, applicable requirements of the National Association of Securities Dealers or the Nasdaq, foreign laws, the filing of the Certificate of Merger and any required related certificates under the DGCL, and the other matters referred to in Item 3.5 of the Virbac Disclosure Schedule (collectively, the "Virbac Required Approvals"), neither the execution, delivery or performance of this Agreement by Virbac nor the consummation by Virbac of the transactions contemplated hereby will (i) conflict with or result in the breach of any provision of the certificate of incorporation or bylaws of Virbac, (ii) require any permit, authorization, consent or approval of, or any filing with, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity"), except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have, individually or in the aggregate, a Material Adverse Effect, (iii) result in a violation or breach of, or constitute, with or without due notice or lapse of time or both, a default, or give rise to any right of termination, amendment, cancellation or acceleration under, any of the material terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license, contract, agreement or other instrument or obligation to which Virbac or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Virbac, any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (iii) or
(iv) for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 3.6. Financial Statements. Virbac has heretofore made available to AGNU true and complete copies of the following financial statements of Virbac (the "Virbac Financial Statements"): (i) audited balance sheet as of December 31, 1997 and related notes thereto, (ii) audited statement of operations for the two years ended December 31, 1997 and December 31, 1996, and related notes thereto, (iii) audited statement of cash flows for the two years ended December 31, 1997 and December 31, 1996, and related notes thereto, (iv) unaudited balance sheet as of August 31, 1998 and (v) the unaudited statement of operations for the eight months ended August 31, 1998. The Virbac Financial Statements, as of the respective dates thereof, (i) complied as to form in all material respects with applicable accounting requirements, (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and (iii) fairly present (subject, in the case of the unaudited statements, to normal, recurring, year-end audit adjustments) the consolidated financial position of Virbac and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods indicated therein. The unaudited financial statements by Virbac referred to in this Section 3.6 are attached hereto as Item 3.6 of the Virbac Disclosure Schedule, provided however, that Virbac will make available to AGNU, by October 30, 1998, true and complete copies of an unaudited statement of cash flows for the eight months ended August 31, 1998, which shall then be deemed to be included in the Virbac Financial Statements.

         Section 3.7. Absence of Certain Changes or Events. Except as set forth in Item 3.7 of the Virbac Disclosure Schedule, since December 31, 1997, Virbac and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and there has not been, in the aggregate, (1) any changes that have had a Material Adverse Effect, (2) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (3) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any capital stock or any options, warrants, rights or other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (4) (A) any granting by Virbac or any of its Subsidiaries to any officer or employee of Virbac or any of its Subsidiaries of any increase in compensation, except in the Ordinary Course of Business, including in connection with promotions consistent with past practice or as was required under employment agreements in effect as of December 31, 1997, (B) any granting by Virbac or any of its Subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1997 and previously made available to AGNU, or (C) any entry by Virbac or any of its Subsidiaries into any employment, severance or termination agreement with any such officer or employee, (5) any event, circumstance, damage, destruction or loss, whether or not covered by insurance, that has, or reasonably could be expected to have, a Material Adverse Effect,
(6) any revaluation by Virbac of any of its material assets that has, or reasonably could be expected to have, a Material Adverse Effect in the aggregate, (7) any material change in accounting methods, principles or practices by Virbac or (8) any adoption, amendment or termination of any bonus, profit sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or employees.

         Section 3.8. No Undisclosed Liabilities. Except as set forth in the Virbac Financial Statements or in Item 3.8 of the Virbac Disclosure Schedule, neither Virbac nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise.
Since December 31, 1997, except for liabilities incurred by Virbac or its Subsidiaries in the Ordinary Course of Business, neither Virbac nor any of its Subsidiaries has incurred any material liabilities of any nature, whether or not accrued, contingent or otherwise, and that in the aggregate would be reasonably expected to have a Material Adverse Effect.

         Section 3.9. Proxy Statement. None of the information supplied or to be supplied by Virbac specifically for inclusion or incorporation by reference in the Proxy Statement (the "Proxy Statement"), will, at the time the Proxy Statement is first mailed to the stockholders of AGNU and at the time of the special meeting of stockholders of AGNU (the "AGNU Stockholders' Meeting") called for the purpose of approving the Merger and the issuance of the Merger Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Virbac with respect to statements made or incorporated by reference therein based on information supplied by AGNU specifically for inclusion or incorporation by reference in the Proxy Statement.

         Section 3.10.     Benefit Plans.

                  (a) Except as disclosed in Item 3.10(a) of the Virbac Disclosure Schedule, since December 31, 1997, there has not been any adoption or amendment in any material respect by Virbac or any of its Subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, phantom stock, retirement, severance, disability, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Virbac or any of its Subsidiaries (collectively, "Virbac Benefit Plans"). Except as disclosed in Item 3.10(a) of the Virbac Disclosure Schedule, there exist no employment, consulting, severance, change in control, termination, rabbi trust or indemnification agreements, arrangements or understandings between Virbac or any of its Subsidiaries and any current or former employee, officer or director of Virbac or any of its Subsidiaries (collectively, "Virbac Compensation Agreements").

                  (b) Item 3.10(b) of the Virbac Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Virbac Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Virbac Benefit Plans maintained, or contributed to, by Virbac or any of its Subsidiaries for the benefit of any current or former employees, officers or directors of Virbac or any of its Subsidiaries. Virbac has delivered to AGNU true, complete and correct copies of (i) each Virbac Benefit Plan (or, in the case of any unwritten Virbac Benefit Plans, descriptions thereof) and all amendments thereto, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Virbac Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Virbac Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any Virbac Benefit Plan and (v) each Compensation Agreement (or in the case of any unwritten Virbac Compensation Agreements, descriptions thereof) and all amendments thereto.

                  (c) Except as disclosed in Item 3.10(b) of the Virbac Disclosure Schedule, all Virbac Pension Plans intended to qualify under the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Virbac Pension Plans are qualified under Section 401(a) of the Code, and no such determination letter has been revoked nor, to the best knowledge of Virbac, has revocation been threatened, nor has any such Virbac Pension Plan been amended since the date of its most recent determination letter in any respect that would adversely affect its qualification. Except as disclosed in Item 3.10(a) of the Virbac Disclosure Schedule, there is no material pending or, to Virbac's knowledge, threatened litigation relating to any of the Virbac Benefit Plans or the Virbac Compensation Agreements.

                  (d) No Virbac Pension Plan is subject to Title IV of ERISA. None of Virbac, any of its Subsidiaries, any officer of Virbac or, to the knowledge of Virbac, any trustee or administrator of an Virbac Benefit Plan that is subject to ERISA, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or
         Section 4975 of the Code) or any other breach of fiduciary responsibility involving such Virbac Benefit Plan that could subject Virbac, any of its Subsidiaries or any officer of Virbac or any of its Subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or (1) of ERISA.

                  (e) With respect to any Virbac Benefit Plan that is an employee welfare benefit plan, except as disclosed in Item 3.10(b) of the Virbac Disclosure Schedule, (i) no such Virbac Benefit Plan is unfunded or funded through a "welfare benefits fund," as such term is defined in Section 419(e) of the Code, (ii) each such Virbac Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Virbac Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to Virbac or any of its Subsidiaries at any time. Except as disclosed in Item 3.10(b) of the Virbac Disclosure Schedule, there has been no written or, to Virbac's knowledge, oral communication to employees by Virbac or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (f) Except as disclosed in Item 3.10(f) of the Virbac Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of Virbac or any of the Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any of the Virbac Benefit Plans or the Virbac Compensation Agreements or (iii) result in any material breach or violation of, or a default under, any of the Virbac Benefit Plans or the Virbac Compensation Agreements.

         Section 3.11. Litigation. Except as set forth in Item 3.11 of the Virbac Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Virbac, threatened against Virbac or any of its Subsidiaries that could reasonably be expected to have, directly or indirectly or in the aggregate, a Material Adverse Effect. Except as set forth in Item 3.11 of the Virbac Disclosure Schedule, neither Virbac nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have, directly or indirectly, in the aggregate, a Material Adverse Effect.

         Section 3.12.  Compliance  with  Applicable Law. Except as disclosed in
Item 3.12 of the Virbac Disclosure Schedule, Virbac and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, concessions, franchises and approvals of all Governmental Entities necessary to own or lease their respective assets and to conduct their respective businesses (the "Virbac Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, concessions, franchises and approvals that would not, in the aggregate, have a Material Adverse Effect. Virbac and its Subsidiaries are in compliance with the terms of the Virbac Permits, except where the failure so to comply would not have a Material Adverse Effect. Except as disclosed in Item
3.12 of the Virbac Disclosure Schedule, to the best knowledge of Virbac and its Subsidiaries, Virbac and its Subsidiaries are in compliance with all laws, ordinances or regulations of any Governmental Entity, except for such possible violations or failures of compliance that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in
Item 3.12 of the Virbac Disclosure Schedule, as of the date of this Agreement, to the best knowledge of Virbac or any of its Subsidiaries, no investigation or review by any Governmental Entity with respect to Virbac or any of its Subsidiaries is pending, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected, in the aggregate, to have a Material Adverse Effect.

         Section 3.13. Tax Matters. Except as set forth in Item 3.13 of the Virbac Disclosure Schedule:

                  (a) Each of  Virbac  and its  Subsidiaries  has  filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Material Adverse Effect on Virbac. Virbac and each of its Subsidiaries has paid (or Virbac has paid on its behalf) or made provision for all taxes shown as due on such tax returns and reports. No claim has been made since December 31, 1997 by an authority in a jurisdiction where Virbac or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. The most recent financial statements of Virbac reflect adequate reserves for all taxes payable by Virbac and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against Virbac or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect on Virbac. There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of Virbac or its Subsidiaries. No requests for waivers of the time to assess any taxes against Virbac or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements of Virbac, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Material Adverse Effect on Virbac. Neither Virbac nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of taxes. Neither Virbac nor any of its
         Subsidiaries  has  filed  a  consent  pursuant  to  or  agreed  to  the application of Section 341(f) of the Code. Each of Virbac and its Subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. All taxes that are required by the laws of the United States, any state or political subdivision thereof, or any foreign country to be withheld or collected by Virbac or any of its Subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities or properly deposited as required by applicable laws. None of Virbac and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Virbac), or (ii) has any liability for the taxes of any person (other than any of Virbac and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. For purposes of this Agreement, the term tax (including, with correlative meaning, the terms "taxes" and "taxable") will include all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts.

                  (b) No claim has been made since August 31, 1998 by an authority in a jurisdiction where Virbac or any of its Subsidiaries does not pay sales and/or use taxes that it is or may be subject to a requirement to remit such taxes in that jurisdiction. Since August 31, 1998 Virbac and its Subsidiaries have collected and/or remitted any sales and/or use taxes required to be collected and/or remitted by all states in which Virbac or its Subsidiaries conduct business activities, except to the extent that a failure to collect and/or remit such sales and/or use taxes would not have a Material Adverse Effect on Virbac.

                  (c) None of the compensation paid by Virbac since January 1, 1997, and none of the compensation, if any, that may be payable as a result of the Merger will be subject to the limitations set forth in
         Section 162(m) of the Code.

                  (d) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Virbac or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code or proposed Treasury Regulation Section 1.280G-1) under any Virbac Compensation Agreement or Virbac Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code).

                  (e) Virbac is not aware of any circumstance or event that is reasonably likely to prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code.

         Section 3.14. Customer Warranties. Except as disclosed in Item 3.14 of the Virbac Disclosure Schedule, there are no pending, nor are there to the best knowledge of Virbac any threatened, material claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this Agreement by Virbac or any of its Subsidiaries. Item 3.14 of the Virbac Disclosure Schedule identifies all such claims asserted from December 31, 1997 to the date of this Agreement and describes the resolution or status of each such claim.

         Section 3.15. Brokers. No broker, investment banker, financial advisor or other Person other than Fountain Agricounsel, LCC, whose fee (the "Broker Fee") will be paid by Virbac, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Virbac. A true and complete copy of Virbac's engagement letter with Fountain Agricounsel, LCC is set forth as Item 3.15 of the Virbac Disclosure Schedule.

         Section 3.16. Material Contracts. Item 3.16 to this Agreement constitutes a complete and accurate list of each of the following contracts or agreements, whether oral or written, express or implied, to which Virbac or any of its Subsidiaries is a party, or by which Virbac or any of its Subsidiaries may be bound involving the payment of (a) any note, bond, mortgage or other instrument which evidences or secures indebtedness of Virbac with a balance outstanding of $25,000 or more, which cannot be redeemed or prepaid at the option of Virbac for an amount which, when added to the outstanding principal balance, would be less than $50,000, (b) any lease of real or personal property, or any sublease of real property, by Virbac, as lessee, pursuant to which Virbac reasonably anticipates the payment of aggregate rent, taxes, insurance, utilities (if applicable) and other charges in excess of $25,000 over the remaining term of the lease, exclusive of all optional renewal periods and optional extensions of the term (provided, however, that any such lease will not be deemed a Virbac Material Contract in the event Virbac has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $50,000), or (c) any lease of real or personal property, or any sublease of real property, by Virbac, as lessor, pursuant to which Virbac reasonably anticipates the collection of aggregate rent in excess of $50,000 over the remaining term of the lease, exclusive of all optional renewal periods and extensions of the term (provided, however, that any such lease will not be deemed a Virbac Material Contract in the event Virbac has the contractual right to terminate the lease in question on 30 days' notice or less without incurring a penalty or premium in excess of $25,000 (the "Virbac Material Contracts"). True and correct copies of the Virbac Material Contracts and any agreements or amendments thereto have been made available for review by AGNU. None of the Virbac Material Contracts is currently subject to renegotiation or other adjustment of its terms either in whole or in part. None of Virbac or its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, in the aggregate, is reasonably likely to have a Material Adverse Effect, and there has not occurred any event that, with lapse of time or giving of notice or both, would constitute such a default. Except as disclosed in Item 3.16 of the Virbac Disclosure Schedule, neither Virbac nor any of its Subsidiaries is subject to, or bound by, any contract containing covenants which (i) limit the ability of Virbac or any of its Subsidiaries to compete in any line of business or against any Person or entity, or (ii) involve any restriction of the method by which, or the geographical area in which, Virbac or any of its Subsidiaries may carry on its business, other than as may be required by law or any applicable Governmental Entity.

         Section 3.17. Labor Matters. Neither Virbac nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Virbac or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Virbac or any of its Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Neither Virbac nor any of its Subsidiaries has been, within the last three years, nor, to the knowledge of Virbac and its Subsidiaries, are they likely to become the subject of, or involved in, any investigation, complaint or proceeding by the United States Department of Labor, the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission or any similar federal, state or local body dealing with any employment policies and practices of Virbac or such Subsidiaries or any Person currently employed by them, except for any such investigation, complaint or proceeding that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         Section 3.18. Environmental Matters. Except as set forth in Item 3.18 of the Virbac Disclosure Schedule and except for matters which are not reasonably likely, in the aggregate, to have a Material Adverse Effect: (i) neither the businesses of Virbac and its Subsidiaries nor the operation thereof violates any applicable environmental law and no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (ii) Virbac and each of its Subsidiaries are in possession of all permits required under any applicable Environmental Law ("Environmental Permits") for the conduct or operation of the businesses of Virbac and each of its Subsidiaries, (iii) Virbac and each of its Subsidiaries are in compliance in all material respects with all of the requirements and limitations included in the Environmental Permits, (iv) none of Virbac or any of its Subsidiaries has stored or used any Hazardous Substance; (v) neither Virbac nor any of its Subsidiaries has received any written notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; and (vi) none of Virbac or any of its Subsidiaries has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous wastes, substances or materials on, beneath or adjacent to any of its property or any property adjacent thereto.

         As used herein, the term "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property involving any Hazardous Substance. The term "Hazardous Substance" means any substance in any concentration that is listed, classified or regulated pursuant to any Environmental Law.

         Section  3.19.   Virbac   Intellectual   Property.   The  term  "Virbac
Intellectual Property" means all of Virbac's and its Subsidiaries' (i) registered or unregistered trademarks and other marks, service marks, trade names or other trade rights, and pending applications for any such registration,
(ii) rights in or to patents and copyrights and pending applications therefor and (iii) rights to other trademarks, service marks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications, technology, know-how, methods, designs, concepts, and other proprietary rights, whether or not registered. Except as set forth in Item 3.19 of the Virbac Disclosure Schedule, (a) Virbac and each of its Subsidiaries is the sole owner of and has the exclusive right to use its Virbac Intellectual Property free from any Liens, (b) no Person has a right to receive a royalty or similar payment in respect of any Virbac Intellectual Property, whether pursuant to any contractual arrangements entered into by Virbac or any of its Subsidiaries or otherwise, (c) to Virbac's knowledge, none of the Virbac Intellectual Property, nor Virbac's or any of its Subsidiaries' use thereof, infringe or otherwise violate the rights of any third party, and (d) to Virbac's knowledge, Virbac is not aware of any infringement or violation of Virbac's or any of its Subsidiaries' rights in or to the Virbac Intellectual Property by any third party. Virbac and its Subsidiaries have the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, the Virbac Intellectual Property.

         Section 3.20.     Year 2000 Issues.

                  (a) Virbac has conducted an inventory and assessment of all software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that are material to the operation of the business of Virbac and that rely on, utilize or perform date or time processing ("Virbac's Systems").

                  (b) Any failure of any of Virbac's Systems to be Year 2000 Complaint will not cause a Material Adverse Effect.

                  (c) "Year 2000 Compliant" means the party's system will at all times: (1) consistently and accurately handle and process date and time information and data values before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on or utilizing dates or portions of dates; (2) function accurately and in accordance with its specifications without interruption, abnormal endings, degradation, change in operation or other impact, or disruption of other systems, resulting from processing date or time data with values, before, during and after January 1, 2000; (3) respond to and process two-digit date input in a way that resolves any ambiguity as to century; and (4) store and provide output of date information in ways that are unambiguous as to century.

         Section 3.21.     Regulatory Compliance.

                  (a) To Virbac's knowledge, since the most recent audit, if any, by the United States Department of Agriculture ("USDA"), Food and Drug Administration ("FDA"), Environmental Protection Agency ("EPA") or any other federal, state, local or foreign governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of animal health or pharmaceutical products (each, a "Drug Regulatory Agency"), no act or omission has occurred at Virbac's facilities which would subject Virbac to noncompliance with the standards of the USDA, FDA, EPA or any other applicable Drug Regulatory Agency.

                  (b) Item 3.21 of the Virbac Disclosure Schedule sets forth a list, for the period between August 31, 1998 and the date hereof, of
         (i) all regulatory or warning letters, notices of adverse findings and similar letters or notices issued by the USDA, FDA, EPA or Drug Regulatory Agency, if any, to Virbac or any of its Subsidiaries that would have a Material Adverse Effect, (ii) all product recalls, notifications and safety alerts conducted by Virbac or any of its Subsidiaries, whether or not required by the USDA, FDA or EPA or Drug Regulatory Agency, and any request from the USDA, FDA, EPA or any Drug Regulatory Agency requesting Virbac or any of its Subsidiaries to cease to investigate, test or market any product, which recalls, notifications, safety alerts or requests would have a Material Adverse Effect, and (iii) any criminal injunctive, seizure or civil penalty actions begun or threatened by the USDA, FDA, EPA or any Drug Regulatory Agency against Virbac or any of its Subsidiaries and known by Virbac or any of its Subsidiaries and all related consent decrees issued with respect to Virbac or any of its Subsidiaries. Copies of all documents referred to in Item 3.21 have been made available to AGNU.

         Section 3.22. State Takeover Statutes Inapplicable. As of the date hereof and at all times on or prior to the Effective Time, Section 203 of the DGCL is, and will be, inapplicable to the Merger and the transactions contemplated thereby.


                                    ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF AGNU

         Subject to the exceptions set forth and identified in the disclosure schedule attached hereto as Appendix B (the "AGNU Disclosure Schedule"), AGNU represents and warrants to Parent and Virbac as follows:

         Section 4.1. Organization and Authority. AGNU is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. AGNU is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary other than in such jurisdictions where any failure to be so duly qualified or licensed and in good standing would not, in the aggregate, have a Material Adverse Effect. AGNU has delivered to Virbac complete and correct copies of its certificate of incorporation and bylaws, in each case, as in effect on the date hereof.

         Section 4.2. Subsidiaries. Item 4.2 of the AGNU Disclosure Schedule lists each direct and indirect Subsidiary of AGNU. Except as set forth in Item
4.2 of the AGNU Disclosure Schedule, all the outstanding shares of capital stock of each Subsidiary are owned, directly or indirectly, by AGNU, free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its Subsidiaries and except as otherwise indicated in Item 4.2 of the AGNU Disclosure Schedule, AGNU does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         Section 4.3. Capitalization. The authorized capital stock of AGNU consists of 20,000,000 shares of AGNU Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("AGNU Preferred Stock"), of AGNU. At the close of business on October 16, 1998, (i) 9,384,480 shares of the AGNU Common Stock were issued, (ii) no shares of the AGNU Preferred Stock were issued and outstanding, (iii) 129,961 shares of AGNU Common Stock were held by AGNU in its treasury (none of which will be held in Treasury as of the Effective Time), and (iv) no shares of AGNU Preferred Stock were held by AGNU in its treasury. Except as set forth above and in Item 4.3 of the AGNU Disclosure Schedule, as of October 16, 1998, no shares of capital stock or other voting securities of AGNU are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of AGNU are duly authorized, validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. There are no bonds, debentures, notes or other indebtedness of AGNU having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of AGNU may vote. Attached to Item 4.3 of the AGNU Disclosure Schedule is a schedule of (i) shares of AGNU Common Stock reserved for issuance upon exercise of options pursuant to the AGNU Stock Option Plans and (ii) options to purchase shares of AGNU Common Stock containing the name of each Optionee, the date of grant, vesting schedule, exercise price and option termination date.

         Section 4.4. Authorization. AGNU has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement and the issuance of the Merger Shares pursuant to this Agreement by the holders of a majority of the votes of the holders of shares of AGNU Common Stock cast thereon (the "AGNU Stockholder Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by AGNU of the Merger and of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AGNU and no other corporate proceedings on the part of AGNU are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by AGNU and, assuming this Agreement constitutes a valid and binding obligation of Parent and Virbac, constitutes a valid and binding obligation of AGNU, enforceable against AGNU in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

         Section 4.5. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the

Exchange Act, the HSR Act, the filing of the Certificate of Merger and any required related certificate under the DGCL, the laws of other states in which AGNU is incorporated or qualified to do or is doing business and state takeover laws, such filings and approvals as may be required under state laws in those jurisdictions in which Virbac or any of its Subsidiaries is licensed or holds a permit to engage in business and the other matters referred to in Item 4.5 of the AGNU Disclosure Schedule (collectively, the "AGNU Required Consents"), neither the execution, delivery or performance of this Agreement by AGNU nor the consummation by AGNU of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of AGNU, (ii) require any permit, authorization, consent or approval of, or any filing with, any Governmental Entity, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have, individually or in the aggregate, a Material Adverse Effect, (iii) result in a violation or breach of, or constitute, with or without due notice or lapse of time or both, a default, or give rise to any right of termination, amendment, cancellation or acceleration, under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, permit, concession, franchise, license, lease, contract, agreement or other instrument or obligation to which AGNU or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to AGNU, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.6. SEC Reports and Financial Statements. AGNU has filed with the SEC, and has heretofore made available to Virbac, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") by it since January 1, 1996 under the Exchange Act or the Securities Act (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as (the "AGNU SEC Documents"). Except to the extent revised or superseded by a subsequently filed AGNU SEC Document, the AGNU SEC Documents, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of AGNU included or incorporated by reference in the AGNU SEC Documents (i) as of the time filed, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly present (subject, in the case of the unaudited statements, to normal, recurring, year-end audit adjustments) the consolidated financial position of AGNU and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods indicated therein.

         Section 4.7. Absence of Certain Changes or Events. Except (i) as disclosed in the AGNU SEC Documents filed and publicly available prior to the date of this Agreement and (ii) as set forth in Item 4.7 of the AGNU Disclosure Schedule, since the date of the most recent financial statements included in the AGNU SEC Documents, AGNU and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and there has not been, in the aggregate, (1) any changes that have had a Material Adverse Effect, (2) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock (except for its ordinary quarterly cash dividends with respect to the AGNU Common Stock), (3) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any capital stock or any options, warrants, rights or other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (4) (A) any granting by AGNU or any of its Subsidiaries to any officer or employee of AGNU or any of its Subsidiaries of any increase in compensation, except in the Ordinary Course of Business, including in connection with promotions consistent with past practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the AGNU SEC Documents,
(B) any granting by AGNU or any of its Subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the AGNU SEC Documents and previously made available to AGNU, or (C) any entry by AGNU or any of its Subsidiaries into any employment, severance or termination agreement with any such officer or employee, (5) any event, circumstance, damage, destruction or loss, whether or not covered by insurance, that has, or reasonably could be expected to have, a Material Adverse Effect, (6) any material change in accounting methods, principles or practices by AGNU or (7) any adoption, amendment or termination of any bonus, profit sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or employees.

         Section 4.8. No Undisclosed Liabilities. Except as set forth in AGNU's audited, consolidated financial statements included in AGNU's Annual Report on Form 10-K filed for the fiscal year ended October 31, 1997 or in Item 4.8 of the AGNU Disclosure Schedule, neither AGNU nor any of its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise. Since the date of the most recent financial statements included in the AGNU SEC Documents, except as set forth in the AGNU SEC Documents and except for liabilities incurred by AGNU and its Subsidiaries in the Ordinary Course of Business, neither AGNU nor any of its Subsidiaries has incurred any material liabilities of any nature, whether or not accrued, contingent or otherwise that would be reasonably expected to have a Material Adverse Effect.

         Section 4.9. Proxy Statement. None of the information supplied or to be supplied by AGNU specifically for inclusion or incorporation by reference in the Proxy Statement, will, at the time the Proxy Statement is first mailed to the stockholders of AGNU and at the time of the AGNU Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply with the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by AGNU with respect to statements made or incorporated by reference therein based on information supplied by Parent or Virbac specifically for inclusion or incorporation by reference in the Proxy Statement.

         Section 4.10.     Benefit Plans.

                  (a) Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, since February 11, 1998, there has not been any adoption or amendment in any material respect by AGNU or any of its Subsidiaries of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, phantom stock, retirement, severance, disability, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of AGNU or any of its Subsidiaries (collectively, "AGNU Benefit Plans"). Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, there exist no employment, consulting, severance, change in control, termination or indemnification agreements, rabbi trust, arrangements or understandings between AGNU or any of its Subsidiaries and any current or former employee, officer or director of AGNU or any of its Subsidiaries (collectively, "AGNU Compensation Agreements").

                  (b) Item 4.10 of the AGNU Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "AGNU Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other AGNU Benefit Plans maintained, or contributed to, by AGNU or any of its Subsidiaries for the benefit of any current or former employees, officers or directors of AGNU or any of its Subsidiaries. AGNU has delivered to Virbac true, complete and correct copies of (i) each AGNU Benefit Plan (or, in the case of any unwritten

         AGNU Benefit Plans,  descriptions  thereof) and all amendments thereto,
         (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each AGNU Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each AGNU Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any AGNU Benefit Plan and (v) each Compensation Agreement (or in the case of any unwritten AGNU Compensation Agreements, descriptions thereof) and all amendments thereto.

                  (c) Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, all AGNU Pension Plans intended to qualify under the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such AGNU Pension Plans are qualified under Section 401(a) of the Code, and no such determination letter has been revoked nor, to the best knowledge of AGNU, has revocation been threatened, nor has any such AGNU Pension Plan been amended since the date of its most recent determination letter in any respect that would adversely affect its qualification. Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, there is no material pending or, to AGNU's knowledge, threatened litigation relating to any of the AGNU Benefit Plans or the AGNU Compensation Agreements.

                  (d) No AGNU Pension Plan is subject to Title IV of ERISA. None of AGNU, any of its Subsidiaries, any officer of AGNU or, to the knowledge of AGNU, any trustee or administrator of an AGNU Benefit Plan that is subject to ERISA, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
         Code) or any other breach of fiduciary responsibility involving such AGNU Benefit Plan that could subject AGNU, any of its Subsidiaries or any officer of AGNU or any of its Subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or (1) of ERISA.

                  (e) With respect to any AGNU Benefit Plan that is an employee welfare benefit plan, except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, (i) no such AGNU Benefit Plan is unfunded or funded through a "welfare benefits fund," as such term is defined in
         Section 419(e) of the Code, (ii) each such AGNU Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such AGNU Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to AGNU or any of its Subsidiaries at any time. Except as disclosed in
         Item 4.10 of the AGNU Disclosure Schedule, there has been no written or, to AGNU's knowledge, oral communication to employees by AGNU or any of its Subsidiaries that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                  (f) Except as disclosed in Item 4.10 of the AGNU Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of AGNU or any of the Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the AGNU Benefit Plans or the AGNU Compensation Agreements or (iii) result in any material breach or violation of, or a default under, any of the AGNU Benefit Plans or the AGNU Compensation Agreements.

         Section 4.11. Litigation. Except as set forth in Item 4.11 of the AGNU Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of AGNU, threatened against AGNU or any of its Subsidiaries that could reasonably be expected to have, directly or indirectly or in the aggregate, a Material Adverse Effect. Except as set forth in Item 4.11 of the AGNU Disclosure Schedule, neither AGNU nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have, directly or indirectly, or in the aggregate, a Material Adverse Effect.

         Section 4.12. Compliance with Applicable Law. AGNU and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, concessions, franchises and approvals of all Governmental Entities necessary to own or lease their respective assets and to conduct their respective businesses (the "AGNU Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, concessions, franchises and approvals that would not, in the aggregate, have a Material Adverse Effect. AGNU and its Subsidiaries are in compliance with the terms of the AGNU Permits, except where the failure so to comply would not have a Material Adverse Effect. Except as disclosed in Item
4.12 of the AGNU Disclosure Schedule, to the best knowledge of AGNU and its Subsidiaries, AGNU and its Subsidiaries are in compliance with all laws, ordinances or regulations of any Governmental Entity, except for such possible violations or failures of compliance that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in
Item 4.12 of the AGNU Disclosure Schedule, as of the date of this Agreement, to the best knowledge of AGNU or any of its Subsidiaries, no investigation or review by any Governmental Entity with respect to AGNU or any of its Subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected, in the aggregate, to have a Material Adverse Effect.

         Section 4.13. Tax Matters. Except as set forth in Item 4.13 of the AGNU Disclosure Schedule:

                  (a) Each of AGNU and its Subsidiaries has filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all respects, except to the extent that such failures to file or be complete and accurate in all respects, as applicable, individually or in the aggregate, would not have a Material Adverse Effect on AGNU. AGNU and each of its Subsidiaries has paid (or AGNU has paid on its behalf) or made provision for all taxes shown as due on such tax returns and reports. No claim has been made since July 31, 1998 by an authority in a jurisdiction where AGNU or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. The most recent financial statements contained in AGNU's Annual Report on Form 10-K ("AGNU 1997 10-K") for the fiscal year ended October 31, 1997 reflect adequate reserves for all taxes payable by AGNU and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against AGNU or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a Material Adverse Effect on AGNU. There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of AGNU or its Subsidiaries. No requests for waivers of the time to assess any taxes against AGNU or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the AGNU SEC Documents, or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a Material Adverse Effect on AGNU. Except as set forth in the AGNU 1997 10- K, neither AGNU nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of taxes. Neither AGNU nor any of its Subsidiaries has filed a consent pursuant to or agreed to the application of Section 341(f) of the Code. Each of AGNU and its Subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. All taxes that are required by the laws of the United States, any state or political subdivision thereof, or any foreign country to be withheld or collected by AGNU or any of its Subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities or properly deposited as required by applicable laws. None of AGNU and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was AGNU), or (ii) has any liability for the taxes of any person (other than any of AGNU and its Subsidiaries) under Treasury Regulation
         Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. For purposes of this Agreement, the term tax (including, with correlative meaning, the terms "taxes" and "taxable") includes all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties, and additions imposed with respect to such amounts.

                  (b) No claim has been made since July 31, 1998 by an authority in a jurisdiction where AGNU or any of its Subsidiaries does not pay sales and/or use taxes that it is or may be subject to a requirement to remit such taxes in that jurisdiction. Since July 31, 1998, AGNU and its Subsidiaries have collected and/or remitted all sales and/or use taxes required to be collected and/or remitted by all states in which AGNU or its Subsidiaries conduct business activities, except to the extent that a failure to collect and/or remit such sales and/or use taxes would not have a Material Adverse Effect on AGNU.

                  (c) None of the compensation paid by AGNU since January 1, 1997, and none of the compensation, if any, that may be payable as a result of the Merger will be subject to the limitations set forth in
         Section 162(m) of the Code.

                  (d) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of AGNU or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code or proposed Treasury Regulation Section 1.280G-1) under any AGNU Compensation Agreement or AGNU Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code).

                  (e) AGNU is not aware of any circumstance or event that is reasonably likely to prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code.

         Section 4.14. Customer Warranties. Except as disclosed in Item 4.14 of the AGNU Disclosure Schedule, there are no pending, nor are there to the best knowledge of AGNU any threatened, material claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the date of this Agreement by AGNU or any of its Subsidiaries. Item 4.14 of the AGNU Disclosure Schedule identifies all such claims asserted from December 31, 1997 to the date of this Agreement and describes the resolution or status of each such claim.

         Section 4.15. Brokers. No broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AGNU.

         Section 4.16. Material Contracts. None of AGNU or its Subsidiaries, nor any of their respective assets, business or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case is required to be filed as an exhibit to an Annual Report on Form 10-K filed by AGNU that has not been filed as an exhibit to AGNU's Annual Report on Form 10-K filed for the fiscal year ended October 31, 1997 or as an exhibit to another filed AGNU SEC Document. True and correct copies of such contracts, and any agreements or amendments thereto, have been made available for review by Virbac. None of the Material Contracts is currently subject to renegotiation or other adjustment of its terms either in whole or in part. None of AGNU or its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or any of its respective assets, business or operations receives benefits, which default, in the aggregate, is reasonably likely to have a Material Adverse Effect, and there has not occurred any event that, with lapse of time or giving of notice or both, would constitute such a default. Except as disclosed in Item 4.16 of the AGNU Disclosure Schedule, neither AGNU nor any of its Subsidiaries is subject to, or bound by, any contract containing covenants which (i) limit the ability of AGNU or any of its Subsidiaries to compete in any line of business or against any Person or entity, or (ii) involve any restriction of the method by which, or the geographical area in which, AGNU or any of its Subsidiaries may carry on its business, other than as may be required by law or any applicable Governmental Entity.

         Section 4.17. Labor Matters. Except as disclosed in the AGNU SEC Documents filed and publicly available prior to the date of this Agreement, neither AGNU nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is AGNU or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving AGNU or any of its Subsidiaries, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Neither AGNU nor any of its Subsidiaries has been, within the last three years, nor, to the knowledge of AGNU and its Subsidiaries, are they likely to become the subject of, or involved in, any investigation, complaint or proceeding by the United States Department of Labor, the Office of Federal Contract Compliance, the Equal Employment Opportunity Commission or any similar federal, state or local body dealing with any employment policies and practices of AGNU or such Subsidiaries or any Person currently employed by them, except for any such investigation, complaint or proceeding that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         Section 4.18. Environmental Matters. Except as set forth in Item 4.18 of the AGNU Disclosure Schedule and except for matters which are not reasonably likely, in the aggregate, to have a Material Adverse Effect: (i) neither the businesses of AGNU and its Subsidiaries nor the operation thereof violates any applicable environmental law and no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any Environmental Law; (ii) AGNU and each of its Subsidiaries are in possession of all Environmental Permits for the conduct or operation of the businesses of AGNU and each of its Subsidiaries, (iii) AGNU and each of its Subsidiaries are in compliance in all material respects with all of the requirements and limitations included in the Environmental Permits, (iv) none of AGNU or any of its Subsidiaries has stored or used any Hazardous Substance; (v) neither AGNU nor any of its Subsidiaries has received any written notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; and (vi) none of AGNU or any of its Subsidiaries has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous wastes, substances or materials on, beneath or adjacent to any of its property or any property adjacent thereto.

         Section 4.19. AGNU Intellectual Property. The term "AGNU Intellectual Property" means all of AGNU's and its Subsidiaries' (i) registered or unregistered trademarks and other marks, service marks, trade names or other trade rights, and pending applications for any such registration, (ii) rights in or to patents and copyrights and pending applications therefor and (iii) rights to other trademarks, service marks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications, technology, know-how, methods, designs, concepts, and other proprietary rights, whether or not registered. Except as set forth in Item 4.19 of the AGNU Disclosure Schedule and except with respect to the representation and warranty in Section 4.19(b), which AGNU will not make as of the date hereof but will make as of October 30, 1998 (and, if necessary, will update by such date Item 4.19 of the AGNU Disclosure Schedule with respect thereto), (a) AGNU and each of its Subsidiaries is the sole owner of and has the exclusive right to use its AGNU Intellectual Property free from any Liens, (b) no Person has a right to receive a royalty or similar payment in respect of any AGNU Intellectual Property, whether pursuant to any contractual arrangements entered into by AGNU or any of its Subsidiaries or otherwise, (c) to AGNU's knowledge, none of the AGNU Intellectual Property, nor AGNU's or any of its Subsidiaries' use thereof, infringe or otherwise violate the rights of any third party, and (d) to AGNU's knowledge, AGNU is not aware of any infringement or violation of AGNU's or any of its Subsidiaries' rights in or to the AGNU Intellectual Property by any third party. AGNU and its Subsidiaries has the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, the AGNU Intellectual Property.

         Section 4.20.     Year 2000 Issues.

                  (a) AGNU has conducted an inventory and assessment of all software, computers, network equipment, technical infrastructure, production equipment and other equipment and systems that are material to the operation of the business of AGNU and that rely on, utilize or perform date or time processing ("AGNU's Systems");

                  (b) Any failure of any of AGNU's Systems to be Year 2000 Complaint will not cause a Material Adverse Effect.

         Section 4.21.     Regulatory Compliance.

                  (a) To AGNU's knowledge, since the most recent audit by the USDA, FDA, EPA or any Drug Regulatory Agency, no act or omission has occurred at AGNU's facilities which would subject AGNU to noncompliance with the standards of the USDA, FDA, EPA or any other applicable Drug Regulatory Agency.

                  (b) Item 4.21 of the AGNU Disclosure Schedule sets forth a list, for the period between July 31, 1998 and the date hereof, of (i) all regulatory or warning letters, notices of adverse findings and similar letters or notices issued by the USDA, FDA, EPA or Drug Regulatory Agency, if any, to AGNU or any of its Subsidiaries that would have a Material Adverse Effect, (ii) all product recalls, notifications and safety alerts conducted by AGNU or any of its Subsidiaries, whether or not required by the USDA, FDA, EPA or Drug Regulatory Agency, and any request from the USDA, FDA, EPA or any Drug Regulatory Agency requesting AGNU or any of its Subsidiaries to cease to investigate, test or market any product, which recalls, notifications, safety alerts or requests would have a Material Adverse Effect, and (iii) any criminal injunctive, seizure or civil penalty actions begun or threatened by the USDA, FDA, EPA or any Drug Regulatory Agency against AGNU or any of its Subsidiaries and known by AGNU or any of its Subsidiaries and all related consent decrees issued with respect to AGNU or any of its Subsidiaries. Copies of all documents referred to in Item 4.21 have been made available to Virbac.

         Section 4.22. Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the AGNU Common Stock at the AGNU Stockholders' Meeting to approve this Agreement and the issuance of the Merger Shares is the only vote of the holders of any class or series of the AGNU's capital stock necessary to approve this Agreement, the issuance of the Merger Shares and the transactions contemplated by this Agreement.

         Section 4.23. Issuance of Merger Shares. The Merger Shares have been duly authorized by the AGNU Board of Directors and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free of any preemptive rights created by, and not in violation of, any statute, the certificate of incorporation of AGNU, the bylaws of AGNU or any agreement to which AGNU is a party or by which AGNU is bound. The Merger Shares will be exempt from registration under the Securities Act and under applicable Blue Sky Laws. The offering or sale of any of the Merger Shares as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of AGNU.

                                    ARTICLE V
                                    COVENANTS

         Section 5.1. Affirmative Covenants of Virbac. Virbac hereby covenants and agrees that, prior to the Effective Time or earlier termination of this
Agreement, unless otherwise expressly contemplated by this Agreement or consented to in writing by AGNU, which consent will not be unreasonably withheld, Virbac will, and will cause each of Virbac's Subsidiaries to:

                  (a) operate its business in the Ordinary Course of Business and in accordance, in all material respects, with applicable laws and regulations;

                  (b) use its commercially reasonable best efforts to preserve substantially intact its business organization, maintain its rights and franchises, use its commercially reasonable best efforts to retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal suppliers, contractors, distributors, customers and others having material business relationships with it to the effect that the goodwill and ongoing businesses of Virbac and its Subsidiaries is not impaired in any material respect at the Effective Time;

                  (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and

                  (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained;

provided, however, that the loss of any officers, employees, consultants, customers, payors or suppliers prior to the Effective Time will not constitute a breach of this Section 5.1 unless such loss would have a Material Adverse Effect.

         Section 5.2. Negative Covenants of Virbac. Except as expressly contemplated by this Agreement or otherwise consented to in writing by AGNU or as set forth in Item 5.2 of the Virbac Disclosure Schedule, from the date hereof until the Effective Time or earlier termination of this Agreement, Virbac will not and will cause its Subsidiaries not to:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock; provided, however, that this Section 5.2(b) will not prohibit any wholly owned (directly or indirectly) Subsidiary of Virbac from declaring, setting aside or paying any dividend on, or making any distribution in respect of, its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights (including, without limitation, stock appreciation or stock depreciation rights), warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options;

                  (e) acquire or agree to acquire,  by merging or  consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire all or substantially all assets of any other Person (other than the purchase of receivables in the Ordinary Course of Business);

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of assets in the Ordinary Course of Business and sales of receivables in the Ordinary Course of Business;

                  (g) propose or adopt any amendments to its certificate of incorporation or bylaws;

                  (h) (i) change any of its methods of accounting in effect as of the date of this Agreement or (ii) make or rescind any material election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ended December 31, 1997, except, in the case of clause
         (i) or clause (ii), as may be required by law or GAAP, consistently applied;

                  (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than (i) intercompany indebtedness and indebtedness incurred in the Ordinary Course of Business under the existing loan agreements described in Item 5.2 of the Virbac Disclosure Schedule or under any refinancing, renewal or refunding thereof, and (ii) trade payables incurred in the Ordinary Course of Business;

                  (j) take any action that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code;

                  (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect (but without duplication of any standard of materiality set forth in such representation or warranty) or in any of the conditions to the Merger set forth in Article VII not being satisfied in any material respect; or

                  (l)  agree in writing or otherwise to do any of the foregoing.

         Section 5.3. Affirmative Covenants of AGNU. AGNU hereby covenants and agrees that, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent and Virbac, which consent will not be unreasonably withheld, AGNU will, and will cause each of AGNU's Subsidiaries to:

                  (a) prior to the Effective Time or earlier termination of this Agreement:

                           (i) operate its business in the Ordinary Course of Business and in accordance, in all material respects, with applicable laws and regulations;

                           (ii) use its commercially  reasonable best efforts to
                  preserve substantially intact its business organization, maintain its rights and franchises, use its commercially reasonable best efforts to retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal suppliers, contractors, distributors, customers and others having material business relationships with it to the effect that the goodwill and ongoing businesses of AGNU and its Subsidiaries is not impaired in any material respect at the Effective Time;

                           (iii) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and

                           (iv)  keep  in  full  force  and   effect   insurance
                  comparable in amount and scope of coverage to that currently maintained;

                  provided, however, that the loss of any officers, employees, consultants, customers, payors or suppliers prior to the Effective Time will not constitute a breach of this Section
                  5.3 unless such loss would have a Material Adverse Effect; and

                  (b) within 60 days after the Effective Time, complete a tender offer to repurchase up to $3,000,000 of AGNU Common Stock (other than the Merger Shares) at a price per share of $3.00, which price has been determined by AGNU's Board of Directors.

                  (c) AGNU will obtain an opinion of Duff & Phelps LLC, dated the date the Proxy Statement is first mailed to the Stockholders of AGNU, to the effect that, as of such date, the financial terms of the Merger are fair to AGNU's stockholders from a financial point of view (the "AGNU Fairness Opinion") and will promptly deliver a complete and correct signed copy of such opinion to Virbac.

                  (d) AGNU will take any appropriate actions required so that no shares of AGNU Common Stock are held in its treasury as of the Effective Time.

         Section 5.4. Negative Covenants of AGNU. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Virbac or as set forth in Item 5.4 of the AGNU Disclosure Schedule, from the date hereof until the Effective Time, AGNU will not:

                  (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees (other than through executive bonuses consistent with past practice and, with respect to Bruce G. Baker and Robert J. Elfanbaum, to be payable in cash or stock options not in excess of 50% of the maximum amount allowable in their respective employment agreements currently in effect with AGNU); (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock; provided, however, that this Section 5.4(b) will not prohibit any wholly owned (directly or indirectly) Subsidiary of AGNU from declaring, setting aside or paying any dividend on, or making any distribution in respect of, its capital stock;

                  (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

                  (d) (i) except as set forth in Section 5.4(a) and except for issuance of shares pursuant to options outstanding on the date hereof, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights (including, without limitation, stock appreciation or stock depreciation rights), warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options;

                  (e) acquire or agree to acquire,  by merging or  consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire all or substantially all assets of any other Person (other than the purchase of receivables in the Ordinary Course of Business);

                  (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of assets in the Ordinary Course of Business and sales of receivables in the Ordinary Course of Business;

                  (g)propose or adopt any amendments to its Restated Certificate of Incorporation or By-Laws;

                  (h) (i) change any of its methods of accounting in effect as of the date of this Agreement or (ii) make or rescind any material election relating to taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns for the taxable year ended October 31, 1997, except, in the case of clause
         (i) or clause (ii), as may be required by law or GAAP, consistently applied;

                  (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than (i) indebtedness incurred in the Ordinary Course of Business under the existing loan agreements described in Item 5.4 of the AGNU Disclosure Schedule or under any refinancing, renewal or refunding thereof, and (ii) trade payables incurred in the Ordinary Course of Business;

                  (j) take any action that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code;

                  (k) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect (but without duplication of any standard of materiality set forth in such representation or warranty) or in any of the conditions to the Merger set forth in Article VII not being satisfied in any material respect; or

                  (l)  agree in writing or otherwise to do any of the foregoing.

                                      ARTICLE VI
                                 ADDITIONAL AGREEMENTS

         Section 6.1. Access and Information. From the date hereof to the Effective Time or earlier termination of this Agreement, each party will, and will cause its Subsidiaries to, afford to the other party and its officers, employees, accountants, consultants, legal counsel and other representatives of the other party (collectively, the "Representatives") reasonable access during normal business hours to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of such party and its Subsidiaries as the other party may reasonably request; provided, however, that no investigation pursuant to this Section 6.1 or otherwise will alter any representation or warranty of any party hereto or the conditions to the obligations of the parties hereto.

         Section 6.2. Confidentiality. Each party agrees that it will not, and will cause its Affiliates and Representatives not to, use, directly or indirectly, any information obtained pursuant to Section 6.1 (as well as any other information obtained prior to the date hereof in anticipation of entering into this Agreement, which is subject to a Confidentiality and Non-Solicitation Agreement dated as of April 3, 1998 among AGNU and Virbac (the "Confidentiality Agreement")) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its Affiliates and Representatives to keep confidential, all information and documents obtained pursuant to Section
6.1 (as well as any other information obtained prior to the date hereof in anticipation of entering into this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation,
(iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement otherwise fail to be consummated, each party will promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.

         Section 6.3.      Proxy Statement.

                  (a) As promptly as practicable after the execution of this Agreement, AGNU will prepare and file with the SEC preliminary proxy materials which will consist of the preliminary Proxy Statement in connection with the vote of AGNU's stockholders with respect to the Merger and the issuance of the Merger Shares. No amendment or supplement to the Proxy Statement that amends or supplements information relating to Virbac or AGNU will be made by the applicable party without the approval of the other party, such approval not to be unreasonably withheld. As promptly as practicable after all comments are received from the SEC with respect to the preliminary Proxy Statement and after the furnishing by AGNU of all information required to be contained therein, AGNU will file with the SEC the definitive Proxy Statement to be sent or given in connection with the vote of the AGNU stockholders at the AGNU Stockholders' Meeting. AGNU will take any action required to be taken under any applicable Federal or state securities or Blue Sky Laws in connection with the issuance of the Merger Shares. Virbac will furnish all information concerning it and the holders of its capital stock as AGNU may reasonably request in connection with such actions.

                  (b) The information supplied by Virbac for inclusion in the Proxy Statement to be sent to the stockholders of AGNU in connection with the AGNU Stockholders' Meeting will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of Virbac or, except to the extent amended or supplemented, at the time of the AGNU Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the AGNU Stockholders' Meeting, any event or circumstance relating to Virbac or any of its Affiliates, or its or their respective officers or directors, is discovered by Virbac which should be set forth in a supplement to the Proxy Statement, Virbac will promptly inform AGNU.

                  (c) The information supplied by AGNU for inclusion in the Proxy Statement to be sent to the stockholders of AGNU for the AGNU Stockholders' Meeting will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of AGNU or, except to the extent amended or supplemented, at the time of the AGNU Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. All documents that AGNU is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

                  (d) Notwithstanding the foregoing, no party makes any representations or warranties with respect to any information that has been supplied by the other party or by its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in any "blue sky" filing, the Proxy Statement, or any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby.

         Section 6.4. AGNU Stockholder Approval. AGNU, acting through its Board of Directors, will, in accordance with applicable law and its Restated Certificate of Incorporation and By-Laws, duly call, give notice of, convene and hold one or more meetings of AGNU's stockholders as soon as practicable following the date on which the definitive Proxy Statement is filed to approve and adopt this Agreement and the Merger and to approve the issuance of the Merger Shares. AGNU will, through its Board of Directors, recommend to AGNU's stockholders that AGNU's stockholders approve and adopt this Agreement and the Merger and approve the issuance of the Merger Shares, except where required otherwise by the fiduciary duties of the Board of Directors of AGNU under applicable law. In the event that AGNU's Board of Directors withdraws or modifies its recommendation, AGNU nonetheless will cause the AGNU Stockholders' Meeting to be convened and a vote taken with respect to the Merger and the issuance of the Merger Shares and the Board of Directors may communicate to AGNU's stockholders its basis for such withdrawal or modification. Subject to the preceding sentence, AGNU will use its commercially reasonable best efforts to solicit from stockholders of AGNU proxies in favor of the approval and adoption of this Agreement and the Merger and approval of the issuance of the Merger Shares and to take all other actions reasonably necessary or in AGNU's reasonable judgment advisable to secure the AGNU Stockholder Approval as promptly as practicable.

         Section 6.5.      Further Action; Commercially Reasonable Best Efforts.

                  (a) Each of the parties will use its  commercially  reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its commercially reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Virbac and AGNU as are necessary for the transactions contemplated herein.

                  (b) From the date of this Agreement until the Effective Time or earlier termination of this Agreement, each of the parties will promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other

         Person (i) challenging or seeking damages in connection with the Merger, or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of AGNU to own or operate all or any portion of the business or assets of Virbac.

                  (c) Parent and Virbac will give prompt written notice to AGNU, and AGNU will give prompt written notice to Virbac, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time or earlier termination of this Agreement. Each party will use its commercially reasonable best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

                  (d) Parent, Virbac and AGNU will cooperate with one another to
         lift  any   injunctions   or  remove  any  other   impediments  to  the
         consummation of the transactions contemplated herein.

         Section 6.6. Public Announcements. AGNU, on the one hand, and VBSA, on the other hand, (a) will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Merger, (b) will agree to coordinate the timing of the announcement and not issue any such press release or make any such written public statement prior to such consultation, except as may be required by Law or any listing agreement with any exchange on which the respective securities of AGNU and VBSA are traded.

         Section 6.7.    Directors' and Officers' Insurance and Indemnification.

                  (a) From and  after the  Effective  Time and for not less than five years, AGNU will indemnify, defend and hold harmless each person who on or prior to the Effective Time was an officer, director or employee of Virbac and its Subsidiaries and who on or prior to the Effective Time was entitled to indemnification pursuant to the certificate of incorporation or bylaws of Virbac or an indemnity agreement with Virbac (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement of or otherwise in connection with any claim, action, suit, proceeding or investigation (a "Claim") arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the same extent that such Indemnified Parties are so entitled to indemnification as of the Effective Time under the DGCL, the certificate of incorporation and the bylaws of Virbac. In the event of any such Claim, AGNU will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances contemplated by the DGCL. AGNU also will cause the Surviving Corporation to honor any agreement in effect as of the date hereof and previously disclosed to AGNU providing for the indemnification of any director, officer or employee or agent, in accordance with the terms and conditions of such agreement.

                  (b) AGNU will cause to be maintained in effect for not less than five years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Virbac with respect to Claims arising from facts or events which occurred prior to the Effective Time; provided, however, that AGNU may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous for the officers, directors and other persons covered thereby.

                  (c) This Section 6.7 will survive the consummation of the Merger, is intended to benefit the Indemnified Parties and their respective heirs and personal representatives, is binding on all successors and assigns of AGNU and the Surviving Corporation and is enforceable by the foregoing parties as third party beneficiaries.

         Section 6.8. HSR Act Matters. AGNU, VBSA, Parent and Virbac, as may be required pursuant to the HSR Act, promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than thirty days after the date hereof, together with the Persons who are required to join in such filings, will file the same with the appropriate Governmental Entities. AGNU, Parent and Virbac will promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and will take all reasonable actions and will file and use their commercially reasonable best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other Federal antitrust laws for the consummation of the Merger and the other transactions contemplated hereby. Virbac will pay all costs associated with the HSR Act filings.

         Section 6.9.      No Solicitation.

                  (a) AGNU, Virbac, their respective Subsidiaries and their respective officers, directors, employees, representatives, agents or Affiliates will cease any discussion or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as defined below). AGNU and Virbac will not, nor will they permit any of their Subsidiaries to, and they will use their commercially reasonable best efforts to cause their officers, directors, employees, agents or Affiliates not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; provided, however, that if the Board of Directors of AGNU or Virbac determines in good faith, after consultation with, and based on the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties to its stockholders under applicable law, it may, in response to an unsolicited Acquisition Proposal, and subject to compliance with Section 6.9(c), (1) furnish information with respect to AGNU or Virbac, as the case may be, to any Person making such unsolicited Acquisition Proposal pursuant to an executed confidentiality agreement with such Person, and (2) participate in discussions or negotiations regarding such Acquisition Proposal.

                  (b) Except as set forth in this Section 6.9, neither the Board of Directors of AGNU nor any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Virbac, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or (iii) cause AGNU to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of AGNU determines in good faith, after consultation with and based on the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties to AGNU's stockholders under applicable law, the Board of Directors of AGNU may (subject to the following sentences) (1) withdraw or modify its approval or recommendation of the Merger and this Agreement (or decide not to recommend it before the Proxy Statement is sent to the stockholders of AGNU) only at a time that is after the fifth Business Day following Virbac's receipt of written notice advising Virbac that the Board of Directors of AGNU has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal or (2) terminate this Agreement by exercising its termination right under Section

         10.1(h), as applicable. In addition, if AGNU proposes to terminate this Agreement pursuant to Section 10.1(h), it will pay to Virbac the Termination Fee (as defined in Section 6.13) at the time prescribed in
         Section 6.13.

                  (c) In addition to the obligations of AGNU set forth in paragraphs (a) and (b) of this Section 6.9, AGNU will promptly advise Virbac orally and in writing of any request for information of a nature which would assist a potential bidder in preparing an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. AGNU will keep Virbac fully informed on a prompt and current basis of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

                  (d) Nothing contained in this Section 6.9 prohibits AGNU from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to AGNU's stockholders if, in the good faith judgment of the Board of Directors of AGNU, after consultation with and based on the advice of legal counsel, failure so to disclose would be inconsistent with its fiduciary duties to AGNU's stockholders under applicable law; provided, however, neither AGNU, its Board of Directors nor any committee thereof will, except as permitted by Section 6.9(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

                  (e) For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal or offer from any Person relating to any merger, consolidation, business combination, sale of a significant amount of assets outside of the Ordinary Course of Business, sale of shares of capital stock outside of the Ordinary Course of Business, tender or exchange offer or similar transaction involving AGNU or any of its Subsidiaries. For purposes of this Agreement, a "Superior Proposal" means an Acquisition Proposal made by a third party after October 16, 1998 which, in the good faith judgment of the Board of Directors of AGNU taking into account, to the extent deemed appropriate by the Board of Directors, the various legal, financial and regulatory aspects of the proposal and the Person making such proposal, (i) if accepted, is reasonably likely to be consummated, and (ii) if consummated, is reasonably likely to result in a more favorable transaction to AGNU's stockholders from a financial point of view than the transaction contemplated hereunder considering, among other things, and to the extent deemed appropriate in good faith by the Board of Directors, the long-term prospects and interests of AGNU and its stockholders and other relevant constituencies.

         Section 6.10. Affiliate Agreements. Parent will execute and deliver to AGNU on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit C with regard to the fact that, at the time Parent consented to the Merger and approved this Agreement, Parent is an "affiliate" of AGNU for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations. At the Closing, VBSA will execute and deliver to AGNU an agreement in the form attached hereto as Exhibit D.

         Section 6.11. Conduct of Business of Parent and Surviving Corporation. VBSA will, as promptly as practicable, cause Parent to be duly incorporated and to execute and deliver an addendum to this Agreement in the form attached hereto as Exhibit E making it a party hereto and take all other action necessary to cause Parent to perform its obligations hereunder (including, but not limited to, consummation of the Merger and all applicable covenants) and to otherwise comply with the terms hereof. VBSA will also take all commercially reasonable actions necessary to cause Parent to cause Surviving Corporation to perform its obligations arising hereunder (including, but not limited to, obligations arising under Section 8.2 of this Agreement).

         Section 6.12. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses; provided, however, that all costs and expenses relating to printing, filing and mailing the Proxy Statement and any other filings with the SEC, and all SEC and other regulatory filing fees incurred in connection with such filings will be borne by AGNU; provided further, that if this Agreement is terminated pursuant to Section 10.1(a), (d), or (e) hereof, the parties shall share equally the cost of filing fees for any filings required under Section 6.8 of the Agreement and any fees incurred by AGNU in connection with the fairness opinion referred to in Section 7.2(e) of the Agreement.

         Section 6.13. Termination Fee. If (i) Virbac terminates this Agreement pursuant to Section 10.1(f) or AGNU terminates this Agreement pursuant to
Section 10.1(g), then, within five Business Days of such termination, AGNU will pay Virbac by wire transfer in immediately available funds a fee of $800,000 (the "Termination Fee"); provided that, if an AGNU Stockholders' Meeting is held pursuant to the second sentence of Section 6.4 and the stockholders of AGNU do not approve and adopt this Agreement and the Merger, the Termination Fee will be payable upon the first Business Day following the AGNU Stockholders' Meeting.

         Section 6.14. Tax Treatment. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement until the Effective Time or termination of this Agreement, each party hereto will use its commercially reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from so qualifying. AGNU will provide Virbac with such representations as are reasonably requested in order to enable Virbac's counsel to render the opinions set forth in Sections 7.3(d). In the event counsel for Virbac is unable to render the opinions set forth in
Section 7.3(d), the parties hereto agree to negotiate in good faith to restructure the Merger in order to permit such counsel to render such opinion. Following the Effective Time, and consistent with any such consent, neither the Surviving Corporation nor AGNU nor any of their respective Affiliates knowingly and voluntarily will take any action or cause any action to be taken which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

         Section 6.15. Assumption of Certain Obligations. To the extent necessary, AGNU will, or will cause the Surviving Corporation to, enter into supplemental indentures or otherwise affirmatively assume in writing the obligations of Virbac under those indentures or other financing agreements as set forth on Item 6.15 of the Virbac Disclosure Schedule.

         Section 6.16. No Action. Except as contemplated by this Agreement, no party hereto will, nor will any such party permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Effective Time.

         Section 6.17. Employment Agreements Undertaking. On the date hereof, Virbac will enter into a letter agreement in the form attached hereto as Exhibit F undertaking to enter into negotiations with Bruce G. Baker and Robert J. Elfanbaum with the intent to mutually agree upon new employment agreements to be entered into with the Surviving Corporation.

         Section 6.18. Cash Infusion. Virbac will prepare and provide to AGNU not less than five days prior to the Effective Time a schedule certified by Arthur Andersen LLP setting forth the sum of (a) $6,700,000 plus (b) the difference between (i) Notes Payable to Bank plus Notes Payable to VBSA, together with accrued interest on each of the foregoing Notes Payable, plus 60% of the Broker Fee ("Virbac Debt"), and (ii) Cash, each as accrued on the books of Virbac as of December 31, 1998 (the "Cash Infusion"). Immediately prior to the Effective Time, Parent will contribute cash in an amount equal to the Cash Infusion to Virbac.

                                      ARTICLE VII
                                   CLOSING CONDITIONS

         Section 7.1.  Conditions to Obligations  of AGNU,  Parent and Virbac to
Effect the Merger. The respective obligations of AGNU, Parent and Virbac to effect the Merger and the other transactions contemplated herein will be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Stockholder Approval. The Board of Directors of Parent will have approved in accordance with applicable law the Merger and this Agreement. AGNU will have obtained the AGNU Stockholder Approval by the requisite vote in accordance with applicable law.

                  (b) No Order. No Governmental Entity or Federal or state court of competent jurisdiction enacts, issues, promulgates, enforces or enters any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; provided, however, that the parties will use their commercially reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  (c) Regulatory Approvals. All regulatory approvals necessary to consummate the transactions contemplated hereby are obtained and remain in full force and effect and all statutory waiting periods in respect thereof have expired or been terminated and no such approval contains a condition or requirement that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent, Virbac, AGNU or the Surviving Corporation.

                  (d) Third Party Consents. All consents or approvals of third parties (other than the regulatory approvals referred to in the preceding paragraph) required for consummation of the Merger are obtained and are in full force and effect, except for any such consents or approvals the absence of which is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Parent, Virbac, AGNU or the Surviving Corporation.

                  (e) Tax Opinion of Virbac's Counsel. Virbac has received an opinion of Jones, Day, Reavis & Pogue, counsel to Virbac, dated the Effective Date, substantially to the effect that, for federal income tax purposes, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Virbac and AGNU will be a party to the reorganization within the meaning of Section 368(b) of the Code, (iii) no gain or loss will be recognized by Virbac or AGNU as a result of the Merger, (iv) no gain or loss will be recognized by Parent upon the exchange pursuant to the Merger of Virbac Common Stock solely for AGNU Common Stock, (v) the basis of the Merger Shares received by the Parent pursuant to the Merger will be the same as the basis of Virbac Common Stock exchanged therefor, and (vi) the holding period of the Merger Shares received by Parent pursuant to the Merger will include the holding period of Virbac Common Stock exchanged therefor, provided those shares of Virbac Common Stock were held as capital assets as of the Effective Time of the Merger. In rendering its opinion, Jones, Day, Reavis & Pogue may require and rely upon representations contained in letters from Parent, Virbac and AGNU.

                  (f) Non-Competition Agreement. VBSA will have entered into a non-competition agreement with AGNU, substantially in the form attached as Exhibit G hereto.

         Section 7.2. Additional Conditions to Obligations of AGNU. The obligations of AGNU to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of Parent and Virbac made in this Agreement are true and correct in all material respects on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). AGNU will have received a certificate of each of the Chief Executive Officer or Chief Financial Officer of Parent and Virbac to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of Parent and Virbac required to be performed on or before the Effective Time have been performed in all material respects. AGNU will have received a certificate of each of the Chief Executive Officer or Chief Financial Officer of Parent and Virbac to that effect.

                  (c) No Material Adverse Effect. At any time on or after the date of this Agreement there has been no Material Adverse Effect on Virbac or any of its Subsidiaries, in the aggregate.

                  (d) Cash Infusion by Parent. Parent will have contributed the Cash Infusion to Virbac.

                  (e) Fairness Opinion. AGNU's Board of Directors will have received the AGNU Fairness Opinion.

                  (f) Supply Agreement. VBSA will have entered into a Supply Agreement with Virbac substantially in the form attached hereto as Exhibit H.

         Section 7.3. Additional Conditions to Obligations of Parent and Virbac. The obligations of Parent and Virbac to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) Representations and Warranties. The representations and warranties of AGNU made in this Agreement are true and correct in all material respects on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). Virbac will have received a certificate of the Chief Executive Officer or Chief Financial Officer of AGNU to that effect.

                  (b) Agreements and Covenants. The agreements and covenants of AGNU required to be performed on or before the Effective Time have been performed in all material respects. Virbac will have received a certificate of the Chief Executive Officer or Chief Financial Officer of AGNU to that effect.

                  (c) No Material Adverse Effect. At any time on or after the date of this Agreement there has been no Material Adverse Effect on AGNU or any of its Subsidiaries, in the aggregate.

                  (d)  Stockholders'  Agreements.   The  individuals  listed  on
         Schedule 7.3(d) will have entered into a stockholder's agreement in the form attached hereto as Exhibit I.

                                    ARTICLE VIII
                                POST-CLOSING COVENANTS

         Section 8.1. Stock Repurchase. Within 60 days after the Effective Time, AGNU will make and complete a tender offer to repurchase (the "Stock Repurchase") up to 1,000,000 shares of the issued and outstanding shares of AGNU Common Stock, except for the Merger Shares, which the Virbac Stockholders may not tender, at a price of $3.00 per share, which price has been determined by the Board of Directors of AGNU.

         Section 8.2.      Contingent Stock Repurchase.

                  (a) Contingent Repurchase. If, during the period ending on the second anniversary of the Closing Date (the "Contingent Period"), the closing sale price as reported under the Nasdaq National Market Issues in The Wall Street Journal of the AGNU Common Stock (or such other exchange on which such shares are listed) does not equal or exceed
         $3.00 per share (the "Contingent Price") for any period of 40 consecutive trading days, AGNU will, within 10 business days of the termination of the Contingent Period, commence a tender offer to repurchase (the "Contingent Repurchase"), at $3.00 per share (the "Repurchase Price"), up to $4,185,000 of the issued and outstanding shares of AGNU Common Stock, except for (i) shares held by the Virbac Stockholders, which Virbac Stockholders agree not to tender in the Contingent Repurchase, (ii) Merger Shares transferred pursuant to the Affiliate Agreement, attached hereto as Exhibit C, as to which the transferee has agreed not to tender in the Contingent Repurchase, and
         (iii) shares issued during the Contingent Period (other than shares issued pursuant to the exercise of options outstanding as of the Effective Time, which will be included in the Contingent Repurchase), if any, which Surviving Corporation agrees to issue only if the transferee thereof agrees not to tender such shares in the Contingent Repurchase.

                  (b) Contingent Capital Contribution. If, upon the termination of the Contingent Period, AGNU is required to make the Contingent Repurchase, Parent will, within 10 business days of the termination of the Contingent Period, make a capital contribution (the "Contingent Contribution") to AGNU in the amount of $4,185,000 in exchange for a number of newly issued shares of AGNU Common Stock equal to such contribution divided by the Repurchase Price.

                  (c) Adjustments. The Board of Directors of the Surviving Corporation will make or provide for such adjustments in the Contingent Price, and Repurchase Price as such Board, in its sole discretion exercised in good faith, determines is equitably required to prevent dilution or enlargement of the Contingent Price, the number of shares subject to the Contingent Repurchase and the cost to AGNU to conduct such Contingent Repurchase that otherwise would result from any stock dividend, stock split, reverse stock split or other change in the capital structure of AGNU or event having a similar effect. Any fractional shares resulting from the foregoing adjustments will be eliminated.

                  (d) Board Discretion. The Board of Directors of the Surviving Corporation may, in its sole discretion, determine to permit Parent to make the Contingent Repurchase as required under Section 8.2, in which event Parent would not be required to make the Contingent Contribution.

         Section 8.3. Minority Stockholder Director Nominee. Parent agrees to cause its representatives on the Surviving Corporation's Board of Directors to nominate, and further agrees to vote the shares of AGNU Common Stock it holds at such time in favor of, Bruce G. Baker, if he is then serving as a director of the Surviving Corporation, or if he is not, then Alec L. Poitevint, II, for election to a successive three-year term commencing at the annual meeting of stockholders in 2002. If Mr. Poitevint is not then serving as a director of the Surviving Corporation and the individuals listed on Schedule 7.3 then own in the aggregate 40% of the shares such individuals own as of the Effective Time, then Parent will cause its representatives on the Surviving Corporation's Board of Directors to nominate, and Parent agrees to vote its shares in favor of, Robert E. Hormann, or if he is not then available to serve or otherwise has a conflict of interest, then Robert
W. Schlutz, or if he is not then available to serve or otherwise has a conflict of interest, then W. M. Jones, Jr. (unless he is unavailable or has a conflict of interest, in which event Parent will have no further obligation hereunder to nominate and vote its shares in favor of a minority stockholder representative), for election to a three-year term commencing at the annual meeting of stockholders in 2002.

         Section 8.4. Release of VBSA Guarantee. If, as of the Effective Time, the Virbac Debt is not paid in full and all obligations under the promissory notes or loan agreements relating thereto released, the Surviving Corporation will take all actions necessary to cause the indirect guarantees issued by VBSA of such Virbac Debt, which are described on Item 8.4 of the Virbac Disclosure Schedule, to be released.

         Section 8.5. Fiscal Year of Surviving Corporation. Within 30 days after the Effective Time, the Surviving Corporation will change its fiscal year to be based upon a calendar year such that the fiscal year will be from January 1 through December 31.

         Section 8.6. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of Virbac acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, AGNU and Virbac agree that the Surviving Corporation and its proper officers and directors will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of AGNU and Virbac to take any and all such action.


                                    ARTICLE IX
                                REGISTRATION RIGHTS

         Section 9.1. Demand Registration. (a) At any time and from time to time after the third anniversary of the Effective Time, the Surviving Corporation will, upon the written demand (the "Registration Demand") of Parent, use its commercially reasonable best efforts to effect the registration under the Securities Act (by means of a "shelf" registration statement pursuant to Rule 415 under the Securities Act, if so requested by the Parent and if the Surviving Corporation is eligible therefore at such time) of such number of Registrable Securities (as defined below) as indicated in the Registration Demand. Such Registration Demand will specify the intended method or methods of disposition of such Registrable Securities (subject to modification as otherwise contemplated in this Agreement).

                  (b) If a Registration Demand is initiated and the Surviving Corporation wishes to offer any of its securities in connection with the registration, no such securities may be offered by the Surviving Corporation without the consent of Parent (such consent not to be unreasonably withheld).

                  (c) Upon receipt of the Demand Registration, the Surviving Corporation will expeditiously effect the registration under the Act of the Registrable Securities and use its reasonable best efforts to have such registration become and remain effective as provided in Section 9.6.

                  (d) Parent has the right to select the underwriters for any underwritten offering pursuant to this Section 9.1 as long as such underwriters are reasonably acceptable to the Surviving Corporation and any Registration Demand pursuant to this Section 9.1 may, at the election of Parent, be in the form of a "firm commitment" underwritten offering; provided, however, that no such offering may be in the form of a "best efforts" or similar type offering. In this regard, if the Surviving Corporation has established a "shelf" registration statement pursuant to Section 9.1(a), upon the request of Parent, the Surviving Corporation will amend the shelf
         registration  to  provide  for  an  underwritten   offering   otherwise
         consistent with the provisions herein, the provisions of such underwritten offering to be in effect for at least 120 days (or such lesser time as Parent requests) whereupon, at the request of Parent or the election of the Surviving Corporation, such "shelf" registration will be amended to no longer reference an underwritten offering.

                  (e) As used in this Agreement, "Registrable Securities" means the Merger Shares or any securities issued or issuable with respect to any Merger Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         Section 9.2. Indemnification by the Surviving Corporation. In the event of any registration of any Registrable Securities under the Securities Act, the Surviving Corporation will, and hereby does, indemnify and hold harmless Parent, its directors, officers, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls Parent or any such underwriter within the meaning of Section 15 and Section 20 of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading. The Surviving Corporation will reimburse Parent, and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding. However, the Surviving Corporation will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Surviving Corporation through an instrument duly executed by or on behalf of such Parent, specifically stating that it is for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such director, officer or controlling Person and will survive the transfer of the Registrable Securities by Parent.

         Section 9.3. Indemnification by Parent. The Surviving Corporation may require, as a condition to including any Registrable Securities in any registration  statement  filed  pursuant  to  Section  9.1  that  the  Surviving
Corporation will receive an undertaking satisfactory to it from Parent to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.2) the Surviving Corporation, each director of the Surviving Corporation, each officer of the Surviving Corporation signing such registration statement, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls the Surviving Corporation within the meaning of Section 15 and Section 20 of the Securities Act (other than Parent) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Surviving Corporation through an instrument duly executed by Parent, specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Surviving Corporation or any such director, officer or controlling Person (other than Parent) and will survive the transfer by Parent of the securities of the Surviving Corporation being registered.

         Section 9.4. Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 9.2 or 9.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 9.2 or 9.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist that would make such separate representation advisable or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party will, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification required in connection with the Registration Demand will be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         Section 9.5. Other Indemnification. Indemnification similar to that specified in Sections 9.2 and 9.3 (with appropriate modifications) will be given by the Surviving Corporation and Parent with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

         Section 9.6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 9.2 and 9.3 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, claims, damages or liabilities suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the Surviving Corporation on the one hand and of the Parent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Surviving Corporation on the one hand and of the Parent (including, in each case, that of their respective officers, directors, employees, agents and controlling Persons) on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Surviving Corporation, on the one hand, or by or on behalf of Parent, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Section 9.7. Registration Covenants of the Surviving Corporation. In the event that any Registrable Securities of Parent are to be registered pursuant to Section 9.1(e) the Surviving Corporation covenants and agrees that it will use its reasonable best efforts to effect the registration and cooperate in the sale of the Registrable Securities to be registered and will as expeditiously as possible:

                  (a) (i) prepare and file with the SEC a registration statement with respect to the Registrable Securities (as well as any necessary amendments or supplements thereto) (a "Registration Statement") and
         (ii) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and in any event within 90 days of receipt of the Registration Demand (subject, however, to the provisions of Section 9.9;

                  (b) prior to the filing described above in Section 9.7(a), furnish to Parent copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof with respect to which (i) Parent will be afforded a reasonable opportunity to review and comment thereon prior to filing and (ii) the Surviving Corporation will not unreasonably decline to make such changes thereto required by the Act;

                  (c) notify Parent, promptly after the Surviving Corporation receives notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

                  (d) notify Parent promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information and promptly deliver to Parent copies of any comments received from the SEC;

                  (e) (i) advise Parent after the Surviving Corporation receives notice or otherwise obtains knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and (ii) promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order is issued;

                  (f) (i) subject to Section 9.9, prepare and file with the SEC such amendments and supplements to the Registration Statement and each prospectus forming a part thereof as may be necessary to keep the Registration Statement continuously effective for the period of time necessary to permit Parent to dispose of all its Registrable Securities, provided, however, that the Surviving Corporation is not required to keep the Registration Statement effective if all of the Registrable Securities held by Parent could be sold without restriction pursuant to the provision of Rule 144(k) under the Securities Act and
         (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by Parent set forth in the Registration Statement;

                  (g) furnish to Parent such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as Parent may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Parent;

                  (h) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Surviving Corporation and Parent and do any and all other acts and things which may be reasonably necessary or advisable  to  enable  Parent to  consummate  the  disposition  in such jurisdictions of the Registrable Securities (provided that the Surviving Corporation is not required to (i) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 9.7 (h), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (i) notify Parent, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (j) if the Common Stock is not then listed on a securities exchange, use its reasonable best efforts, consistent with the then-current corporate structure of the Surviving Corporation, to facilitate the listing of the Common Stock on the Nasdaq Stock Market;

                  (k) provide a transfer agent and registrar, which may be a single entity, for all the Registrable Securities not later than the effective date of the Registration Statement; it being hereby agreed that Parent will furnish to the Surviving Corporation such information regarding Parent and the plan and method of distribution of Registrable Securities intended by Parent as the Surviving Corporation may from time to time reasonably request in writing and is required by law or by the SEC in connection therewith;

                  (l) with respect to a firm commitment underwritten offering, enter into such customary agreements (including, as appropriate, an underwriting agreement in customary form) and take all such other action, if any, as Parent or the underwriters reasonably request in order to expedite or facilitate the disposition of the Registrable Securities pursuant to this Agreement;

                  (m)  (i)  make  available  for   inspection  by  Parent,   any
         underwriter   participating   in  any   disposition   pursuant  to  the
         Registration Statement and any attorney, accountant or other agent retained by Parent or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Surviving Corporation and (ii) cause the Surviving Corporation's officers, directors and employees to supply all relevant information reasonably requested by Parent or any such underwriter, attorney, account or agent in connection with the Registration Statement;

                  (n) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary to enable Parent to consummate the disposition of such Registrable Securities;

                  (o) cause the Surviving Corporation's independent public accountants to provide to the underwriters, if any, and Parent, if permissible, a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters;

                  (p) cooperate and assist in any filings required to be made with the NASD or Nasdaq and in the performance of any due diligence investigation by an underwriter in an underwritten offering; and

                  (q) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation, by making road show presentations, holding meetings with potential investors and taking such other actions as are appropriate or as are requested by the lead managing underwriter of an underwritten offering.

         Section 9.8. Expenses. In connection with any Registration Demand pursuant to Section 9.1, the Surviving Corporation will pay all registration, filing and NASD or Nasdaq fees, all fees and expenses of complying with securities or "blue sky" laws and any commissions, fees and disbursements of underwriters customarily paid by sellers of securities (based upon offering proceeds to be received by it). In any Registration Demand, the Surviving Corporation will be responsible for the fees and disbursements of counsel for the Surviving Corporation and if its independent public accountants and premiums and other costs of policies of insurance, if any, against liabilities arising out of the public offering of the Registrable Securities; provided, that the Surviving Corporation will not be required to obtain such insurance. The Parent will pay for underwriting discounts and commissions customarily paid by sellers of securities (based upon offering proceeds to be received by Parent).

         Section 9.9. Rule 145. So long as the Surviving Corporation is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Surviving Corporation will take all actions reasonably necessary to enable Parent to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 145 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act.

         Section 9.10. Limitation on Requirement to File or Amend Registration Statement. Anything in this Agreement to the contrary notwithstanding, it is understood and agreed that the Surviving Corporation will not be required to file a Registration Statement, amendment or post-effective amendment thereto or prospectus supplement or to supplement or amend any Registration Statement if the Surviving Corporation is then involved in discussions concerning, or otherwise engaged in, an acquisition, disposition, financing or other material transaction and the Surviving Corporation determines in good faith that the making of such a filing, supplement or amendment at such time would materially adversely affect or interfere with such transaction so long as the Surviving Corporation will, as soon as practicable thereafter, make such filing, supplement or amendment, to the extent then practicable; provided, however, that in no event will any delay in filing pursuant to this Section 9.10 be for a period in excess of 60 days or be exercised by the Surviving Corporation more than twice during any 365 day period (and, at least 70 days must pass after the end of any such delay period prior to the date the Surviving Corporation may exercise its second delay period in any 365 day period) without a written waiver executed and delivered by the holders of a majority of the Merger shares. The Surviving Corporation will promptly give each Purchaser written notice of any such postponement, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; provided, however, that nothing herein requires the Surviving Corporation to disclose any terms of any such transaction or the identity of any party thereto. Upon receipt by Parent of notice of an event of the kind described in this Section 9.10, Parent will forthwith discontinue any disposition of Registrable Securities until receipt of notice from the Surviving Corporation that such disposition may continue and of any supplemented or amended prospectus indicated in such notice.


                                    ARTICLE X
                          TERMINATION, AMENDMENT AND WAIVER

         Section 10.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the plan of merger contained in this Agreement and the Merger by the stockholders of AGNU:

                  (a) by mutual written consent of each of AGNU, Parent and Virbac;

                  (b) by AGNU if VBSA, Parent or Virbac breaches, or fails to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Parent or Virbac in this Agreement is incorrect in any material respect when made or has since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation of the conditions set forth in 7.2(a) or 7.2(b) would not be satisfied (a "Virbac Termination Breach"); provided, however, that if such Virbac Termination Breach is curable by VBSA, Parent or Virbac within 45 days through the exercise of its commercially reasonable best efforts and for so long as VBSA, Parent or Virbac continues to exercise such commercially reasonable best efforts after notice of such breach, AGNU may not terminate this Agreement pursuant to this Section 10.1(b);

                  (c) by Virbac if AGNU breaches, or fails to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by AGNU is incorrect in any material respect when made or has since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation of the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied (an "AGNU Termination Breach"); provided, however, that if such AGNU Termination Breach is curable by AGNU within 45 days through the exercise of its commercially reasonable best efforts and for so long as AGNU continues to exercise such commercially reasonable best efforts after notice of such breach, Virbac may not terminate this Agreement pursuant to this Section 10.1(c);

                  (d) by either AGNU or Virbac if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Corporation preventing or prohibiting consummation of the Merger (an "Order") becomes final and nonappealable; provided, that, the party seeking to terminate this Agreement pursuant to this Section 10.1(d) must have used all commercially reasonable best efforts to remove such Order;

                  (e) by either  AGNU or Virbac if the plan of merger  contained
         in  this  Agreement   fails  to  receive  the  requisite  vote  of  the
         stockholders of AGNU at the AGNU Stockholders' Meeting;

                  (f) by Virbac if the Board of Directors of AGNU or any committee thereof withdraws or modifies in any manner adverse to Virbac its approval or recommendation of the Merger or this Agreement or approves, recommends or announces an intention to approve or recommend any Acquisition Proposal;

                  (g) by AGNU upon five Business Days' notice and in accordance with Section 6.9, provided it has complied with the provisions thereof and that it complies with the provisions of Section 6.13 related thereto;

                  (h) by either Virbac or AGNU if the Merger has not been consummated before February 28, 1999 (the "Termination Date"); provided, however, that (i) the right to terminate this Agreement under this Section 10.1(h) will not be available to Virbac if Parent's or Virbac's failure to use its commercially reasonable best efforts to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and (ii) the right to terminate this Agreement under this Section 10.1(h) is not available to AGNU if AGNU's failure, or the failure of its stockholders who are subject to the Stockholders' Agreements set forth as Exhibit I hereto, to use their commercially reasonable best efforts to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

                  (i) by (A) either Virbac or AGNU on or before the date which is 30 days from the date hereof if such party objects to any of the matters reviewed pursuant to Section 6.1, provided, however, that any objection rendered by such party is based on reasonable and prudent business judgment and not made in an arbitrary and capricious manner, or (B) Virbac if it fails to receive an opinion of AGNU's environmental counsel in the form attached as Exhibit J hereto or assessment of an environmental engineering firm acceptable to Virbac, as the case may be; provided further, that if Virbac is unable to complete its investigation as a result of AGNU's failure to afford reasonable access to the properties and executive personnel of AGNU or promptly provide all information requested by Virbac pursuant to Section 6.1, then Virbac may extend the termination date under this Section 10.1(i) to a date which is not more than 45 days from the date hereof; or

                  (j) by Virbac in the event (A) there is any strike or work stoppage involving AGNU or any of its Subsidiaries or (B) AGNU enters into collective bargaining agreements with the International Longshoremen's Association or International Brotherhood of Electrical Workers, including extensions of existing collective bargaining agreements with such unions ("Bargaining Agreements"), on terms that differ materially or are otherwise less favorable to AGNU from the terms in the Bargaining Agreements.

         Section 10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement will forthwith become void, there will be no liability on the part of AGNU, Parent or Virbac or any of their respective officers or directors to the other parties hereto and all rights and obligations of any party hereto will cease except as otherwise provided in Sections 6.12, 6.13 and 10.1; provided, however, that nothing herein will relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, further, that if Virbac has received the Termination Fee contemplated by Section 6.13, AGNU will not assert or pursue in any manner, directly or indirectly, any claim or cause of action against Virbac or any of its officers or directors based upon the exercise of the right of Virbac to terminate this Agreement under Section 10.1(f) (other than claims based on Virbac's failure to act in good faith or based on an alleged knowing or willful breach of this Agreement by Virbac or any of its officers, directors, employees, agents or Affiliates).

         Section 10.3. Amendment, Extension and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver will be valid only if set forth in writing executed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Subject to applicable law, at any time prior to the Effective Time (whether before or after approval by the stockholders of AGNU), the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that following approval of this Agreement and the transactions contemplated hereby by the stockholders of AGNU, there may not be, without further approval of such stockholders, any waiver or amendment of this Agreement that alters or reduces the amount of consideration to be delivered to AGNU pursuant to Section 7.2(d) of this Agreement, modifies the obligations of AGNU to effect tender offers pursuant to Sections 8.1 and 8.2 of this Agreement or reduces or changes the consideration to be paid to stockholders in connection with such tender offers.


                                     ARTICLE XI
                                  GENERAL PROVISIONS

         Section 11.1. Nonsurvival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement, the Confidentiality Agreement, and in any certificate delivered in connection with the Closing will be deemed to be conditions to the Merger and will not survive the Effective Time, except for (i) Section 6.7 (Indemnification and
Insurance),  which  section  will,  to  the  extent  contemplated,  survive  the
Effective Time or earlier termination of this Agreement, (ii) Section 6.2 (Confidentiality), Section 6.11 (Conduct of Business), Section 6.12 (Expenses),
Section 6.13 (Termination Fee) Article IX (Registration Rights) and Section 10.2 (Effect of Termination) of this Agreement, each section of which will, to the extent contemplated therein, survive termination of this Agreement indefinitely,
(iii) Article VIII (Post-Closing Covenants) and (iv) the Confidentiality Agreement, which will, to the extent contemplated therein, survive termination of this Agreement.

         Section 11.2. Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and will be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as will be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                  (a)      If to AGNU:

                           Agri-Nutrition Group Limited
                           13801 Riverport Drive, Suite 111
                           Maryland Heights, MO  63043
                           Telecopier:      (314) 298-0902
                           Attention:       Bruce Baker, CEO and President

                           With a copy (which will not constitute notice) to:
                           Dyer, Ellis & Joseph
                           Watergate, Suite 1100
                           600 New Hampshire Avenue, N.W.
                           Washington, D.C.  20037
                           Telecopier:      (202) 944-3068
                           Attention:       Michael Joseph, Esq.

                  (b)      If to VBSA or Parent:

                           Virbac S.A.
                           13 emme rue - L.I.D.
                           06517 Carros Cedex
                           France
                           Telecopier:      011 33 4 92 08 71 75
                           Attention:       Pascal Boissy, President

                  (c)      If to Virbac:

                           Virbac, Inc.
                           3200 Meachum Blvd.
                           Fort Worth, TX  76137
                           Telecopier:  817-831-8327
                           Attention:  Brian A. Crook, D.V.M., CEO

                           With a copy (which will not constitute notice) to:

                           Jones, Day, Reavis & Pogue
                           2300 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas 75201
                           Telecopier: 214-969-5100
                           Attention:  Richard K. Kneipper, Esq.

         Section 11.3. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, the first mentioned Person;

                  (b) "Blue Sky Laws" means state securities or "blue sky" laws;

                  (c) "Business Day" means any day other than a Saturday or a day on which banks in the State of Texas are authorized or obligated to be closed;

                  (d) "Control" (including the terms "Controlled by" and "under Common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "Material Adverse Effect" on a party means an event, change or occurrence which, individually or together with any other event, change or occurrence, which is or could reasonably be expected to be so adverse as to result in a severe and critical impairment of
         (i) the business, properties, prospects, assets, financial condition or results of operations of such party and its Subsidiaries taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement; provided, however, "Material Adverse Effect" does not include the effect of (1) changes in the economy of the United States generally, (2) general changes in the availability of credit, general changes in interest rates, money supply levels or the discount rate of the Federal Reserve System or changes in laws or regulations of general applicability or interpretations thereof by courts or governmental authorities affecting animal health care companies or the animal health industry generally, (3) changes in GAAP or regulatory accounting principles generally applicable to animal health care companies or companies engaged in a business which is the same or similar to that of the parties hereto, (4) changes in the condition (financial or otherwise) or results of operations of the party and its Subsidiaries taken as a whole that are caused directly, substantially and primarily by the general changes specified in (1) through (3) above, (5) actions and omissions of a party or any of its Subsidiaries taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, and (6) the Merger and the reasonable expenses incurred in connection therewith and compliance with the provisions of this Agreement on the operating performance of such party.

                  (f) "Ordinary Course of Business" means the ordinary and normal course of the conduct of the business of the party consistent with past practices;

                  (g) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

                  (h) "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interest in such partnership), or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or Controlled by such party and/or by any one or more of its subsidiaries.

         Section 11.4.      Headings.   The headings contained in this Agreement
are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         Section 11.5. Entire Agreement. This Agreement and the Confidentiality Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant to this Agreement) constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         Section 11.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 11.7. No Third Party Beneficiaries. Except as otherwise provided in Section 6.7 hereof, this Agreement is binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or means confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 11.8.       Governing Law.   This Agreement is governed by, and
construed in accordance with, the laws of the State of Delaware without giving effect to applicable principles of conflicts of law.

         Section 11.9. Disclosure Schedules. The disclosures made on any disclosure schedule, including the Virbac Disclosure Schedule and the AGNU
Disclosure Schedule, with respect to any representation or warranty are deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is evident from the information included in such disclosure schedule. The inclusion of any matter on any such disclosure schedule will not be deemed an admission by any party that such listed matter is material or that such listed matter has or would have a Material Adverse Effect on Parent, Virbac or AGNU.

         Section 11.10. Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered means be deemed to be an original but all of which taken together constitute one and the same agreement.


                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.


AGRI-NUTRITION GROUP LIMITED




Bruce G. Baker
President and Chief Executive Officer


VIRBAC S.A.



By:
Name:
Title:

VIRBAC, INC.




Brian A. Crook
Chief Executive Officer

                                 FIRST AMENDMENT TO
                            AGREEMENT AND PLAN OF MERGER

 THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of November 20, 1998, by and between Agri-Nutrition Group limited, a Delaware corporation ("AGNU"), Virbac S.A., a French corporation ("VBSA"), and Virbac, Inc., a Delaware corporation ("Virbac").

         WHEREAS, AGNU, VBSA and Virbac have entered into a certain Agreement and Plan of Merger, dated as of October 16, 1998 (the "Merger Agreement"), pursuant to which Virbac will merge with and into AGNU with AGNU as the surviving corporation.

         WHEREAS,  after  further  discussions,   AGNU,  VBSA  and  Virbac  have
determined to amend the Merger Agreement to reflect additional agreements of the parties on issues affected by the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used in this Amendment will, unless otherwise defined in this Amendment, have the meanings assigned to them in the Merger Agreement.

2. Amendment of Article IV, Section 4.23 of the Merger Agreement. Article IV, Section 4.23 of the Merger Agreement is hereby amended by deleting the language thereof and substituting in lieu thereof the following:

                  "Section 4.23 Issuance of Shares. The Merger Shares and the shares issued pursuant to the Share Adjustment have been duly authorized by the AGNU Board of Directors and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free of any preemptive rights created by, and not in violation of, any statute, the certificate of incorporation of AGNU, the bylaws of AGNU or any agreement to which AGNU is a party or by which AGNU is bound. The Merger Shares and the shares issued pursuant to the Share Adjustment will be exempt from registration under the Securities Act and under applicable Blue Sky Laws. The offering or sale of any of the Merger Shares and the shares issued pursuant to the Share Adjustment as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of AGNU."

3.       Amendment  of Article  VI of the  Merger  Agreement.  (a)  Article  VI,
         Section 6.14 of the Merger Agreement is hereby amended by deleting the references therein to "Section 7.3(d)" and substituting in lieu thereof references to "Section 7.1(e)."

                  (b) Article VI, Section 6.9(b) of the Merger Agreement is hereby amended by deleting the references therein to "Section 10.1(h)" and substituting in lieu thereof references to "Section 10.1(g)."

4.       Amendment  of Article VII of the Merger  Agreement.  (a)  Article  VII,
         Section 7.2 of the Merger Agreement is hereby amended by adding a new paragraph "(g)" to Section 7.2 to read in its entirety as follows:

                  "(g) Legal Opinions of VBSA's and Virbac's Counsel. On or prior to the Closing Date, AGNU will have received the opinion of (i) McGregor & Adler, LLP, counsel to Virbac, regarding the legal representations contained in Sections 3.1, 3.2, 3.3 and 3.4 of this Agreement and (ii) Herve Aoust, legal counsel to VBSA, regarding the legal representations contained in
         Section 3.4, provided, however, that such opinion shall substitute VBSA in lieu of Virbac in such legal representations."

                  (b) Article VII, Section 7.3 of the Merger Agreement is hereby amended by adding a new paragraph "(e)" to Section 7.3 to read in its entirety as follows:

                  "(e) Legal Opinion of AGNU's Counsel. On or prior to the Closing Date, VBSA and Virbac will have received the opinion of Dyer, Ellis & Joseph, counsel to AGNU, regarding the legal representations contained in Sections 4.1, 4.2, 4.3, 4.4 and 4.23 of this Agreement."

5.       Amendment  of  Article  IX,  Section  9.1(a) of the  Merger  Agreement.
         Article IX, Section 9.1(a) of the Merger Agreement is hereby amended by deleting the phrase "third anniversary" and substituting in lieu thereof the phrase "second anniversary."

6.       Amendment  of Article  X,  Section  10.1(i)  of the  Merger  Agreement.
         Article X, Section 10.1(i) of the Merger Agreement is hereby amended by deleting the language thereof and substituting in lieu thereof a new
         Section 10.1(i) to read in its entirety as follows:

                  "(i) by (A) either Virbac or AGNU on or before November 20, 1998 if such party objects to any of the matters reviewed pursuant to
         Section 6.1, provided, however, that any objection rendered by such party is based on reasonable and prudent business judgment and not made in an arbitrary and capricious manner, or (B) Virbac if it fails to receive an opinion of AGNU's environmental counsel in the form attached as Exhibit J hereto or assessment of an environmental engineering firm acceptable to Virbac, as the case may be; provided further, that if Virbac is unable to complete its investigation as a result of AGNU's failure to afford reasonable access to the properties and executive personnel of AGNU or promptly provide all material information requested by Virbac pursuant to Section 6.1, then Virbac may extend the termination date under this Section 10.1(i) to November 25, 1998; or".

7. Amendment of Exhibit C. Exhibit C of the Merger Agreement is hereby amended by deleting the phrase "and, provided further, that Parent may" in Section 6 thereof.

8. Amendment of Exhibit I. Exhibit I of the Merger Agreement is hereby amended by deleting the language of Exhibit I in its entirety and substituting in lieu thereof Exhibit I attached hereto.

9. Amendment of Appendix B. Items 4.11 and 4.18 of Appendix B to the Merger Agreement are hereby amended by deleting the language of such items in their entirety and substituting in lieu thereof Items 4.11 and
         4.18 attached hereto.

10. Reaffirmation of Merger Agreement. To the extent that any provision hereof conflicts with any provision of the Merger Agreement, the provisions hereof will control. Except as expressly modified hereby, the Merger Agreement remains in full force and effect in accordance with its original terms.

11.      Miscellaneous.

         (a) Counterparts. This Amendment may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered means be deemed to be an original but all of which taken together constitute one and the same agreement.

         (b) Governing Law. This Amendment is governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to applicable principles of conflicts of law.

         (c) Entire Agreement. This Amendment, the Merger Agreement and the Confidentiality Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant to the Amendment and the Merger Agreement) constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Agreement and Plan of Merger to be executed and delivered as of the date first written above.


AGRI-NUTRITION GROUP LIMITED




Bruce G. Baker
President and Chief Executive Officer


VIRBAC S.A.



By:
Name:
Title:

VIRBAC, INC.




Brian A. Crook
Chief Executive Officer

                                INTERLAB S.A.S.

                           ADDENDUM TO MERGER AGREEMENT

        Pursuant to Section 6.11 of the Agreement and Plan of Merger, dated as of October 16, 1998 (the "Merger Agreement"), among Agri-Nutrition Group Limited ("AGNU"), Virbac S.A. ("VBSA") and Virbac, Inc. ("Virbac"), Interlab S.A.S., a French corporation and a wholly owned subsidiary of VBSA, hereby agrees to become a party to the Merger Agreement. All references to "Parent" in this Addendum and the Merger Agreement mean "Interlab S.A.S."

        Parent hereby represents and warrants to AGNU that Parent has the requisite corporate power and authority to execute and deliver this Addendum to Merger Agreement (this "Addendum"), to become a party to the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution of this Addendum and the performance of the obligations under the Merger Agreement and of the other transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Addendum or to consummate the transactions contemplated under the Merger Agreement. This Addendum has been duly executed and delivered by Parent and, assuming the Merger Agreement constitutes a valid and binding obligation of AGNU, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with the terms of the Merger Agreement, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

        IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed and delivered as of the _____ day of __________________ 1998.


                                        AGRI-NUTRITION GROUP LIMITED

                                        By:
                                        Name:
                                        Title:


                                        VIRBAC S.A.

                                        By:
                                        Name:
                                        Title:

                                                  INTERLAB S.A.S.

                                                  By:
                                                  Name:
                                                  Title:


                                                  VIRBAC, INC.

                                                  By:
                                                  Name:
                                                  Title:

                                                                   APPENDIX B


                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                  VIRBAC CORPORATION

         VIRBAC CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act") hereby certifies as follows:

         1. The name of the Corporation is Virbac Corporation. The Corporation was originally incorporated under the name PMR Holdings, Inc. pursuant to an original Certificate of Incorporation filed pursuant to the Act on July 20, 1993.

         2.  Pursuant  to  Sections  242  and  245 of  the  Act,  this  Restated
Certificate of Incorporation restates, integrates and further amends the Restated Certificate of Incorporation of the Corporation to read as follows:

         FIRST:   The name of the Corporation is Virbac Corporation.

     SECOND: The Registered Office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The Registered Agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         FOURTH: The total number of shares of all classes of stock which the Corporation has authority to issue is 40,000,000 consisting of (i) 2,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and
(ii)  38,000,000  shares of common  stock,  par  value  $.01 per share  ("Common
Stock").

The following are the powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof of each class of stock of the Corporation:

         A. Preferred Stock: The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  1.      the number of shares of any series and the designation
                           to distinguish the shares of such
                           series from the shares of all other series;

                  2. the voting powers, if any, and whether such voting powers are full or limited, in such series;

                  3. the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                  4. whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                  5. the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  6. the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

                  7. the right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

                  8. the provisions, if any, of a sinking fund applicable to such series; and

                  9. any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

                  all as may be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

         B. Common Stock: The holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

         FIFTH: No director of the corporation will be liable to the Corporation or to the stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent of such exemption from liability is not permitted by Section 102 of the General Corporation Law of the State of Delaware, as amended from time to time. No amendment to or repeal of this Article will adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such amendment or repeal. No amendment to or repeal of Section 102 of the General Corporation Law of the State of Delaware will adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         SIXTH: The Corporation shall indemnify, to the full extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, all persons whom a corporation may indemnify pursuant to said
Section 145 of the General Corporation Law of the State of Delaware.

         SEVENTH: The power to make, alter, amend or repeal the Bylaws of the Corporation is vested in the Board of Directors of the Corporation; provided that this provision will not divest or limit the power of the stockholders to adopt, amend or repeal the Bylaws. Any Bylaw adopted or ratified by the stockholders and imposing upon future stockholder action a voting or quorum requirement in excess of the minimum requirement for action otherwise applicable under the General Corporation Law of the State of Delaware may be amended or repealed only by the affirmative vote of such higher requirement.

         EIGHTH: The Bylaws of the Corporation will not permit fewer than a majority of the number of incumbent directors to constitute a quorum of the Board of Directors for the transaction of regular business, except as otherwise provided in the NINTH Article of this Certificate of Incorporation.

         NINTH: The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 2000 annual meeting of stockholders, the term of office of the second class to expire at the 2001 annual meeting of stockholders, and the term of office of the third class to expire at the 2002 annual meeting of stockholders, with each director to hold office until his successor is duly elected and qualified. At each annual meeting of stockholders commencing with the 2000 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected to the same class as the director they succeed for a term of three years to expire at the third succeeding annual meeting of stockholders after their election with each director to hold office until his or her successor is duly elected and qualified.

         Subject to the rights of the holders of any class or series of Preferred Stock, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of eighty percent of the shares then entitled to vote at an election of directors.

         Any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal or other cause, including any vacancy created by reason of an increase in the number of directors or as a result of Board action, shall be filled exclusively by the affirmative vote of a majority of the remaining directors then in office and not by stockholders, even if such remaining directors constitute less than a quorum of the board of directors or by a sole remaining director. Any director so elected will hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred and until the next annual meeting of stockholders relating to the election of directors of such class and until such director's successor is duly elected and qualified. No decrease in the number of directors will have the effect of shortening the term of any incumbent director.

         3. The foregoing amendment and restatement of the Corporation's Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with Sections 242 and 245 of the Act.

         4. The amendment and restatement effected by the foregoing will be effective upon filing in the office of the Secretary of State of the State of Delaware. Notwithstanding approval by the directors and the stockholders of the Corporation, the Board of Directors reserves the right to abandon the foregoing amendment and restatement at any time prior to filing.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President, ________________, this _____ day of __________, 1999.

Virbac Corporation


By:
Name:
         President

                                                                  Appendix C

                            Opinion of Duff & Phelps, LLC



December 7, 1998

Board of Directors
Agri-Nutrition Group Limited
13801 Riverport Drive
Suite 111
Maryland Heights, MO 63043

Gentlemen:

You have retained Duff & Phelps, LLC ("Duff & Phelps") to serve as independent financial advisor to Agri-Nutrition Group Limited ("AGNU" or the "Company") to provide an opinion (the "Opinion") as to whether the Proposed Transaction (defined below) involving a merger of Virbac, Inc. ("Virbac"), a wholly owned subsidiary of Virbac, S.A. ("VBSA"), with and into the Company is fair from a financial point of view to the shareholders of AGNU. Previously, Duff & Phelps has not provided financial advisory services to the Company, Virbac or VBSA.

Description of the Proposed Transaction

According to the Agreement and Plan of Merger, Virbac shall be merged with and into either AGNU or, at Virbac's sole discretion, a newly formed subsidiary of AGNU, with AGNU as the surviving corporation. Following the consummation of the merger, the surviving corporation (the "Surviving Corporation") will change its name to "Virbac Corporation."

Summary Financial Terms of the Proposed Transaction

Prior to the merger, VBSA will contribute an amount that will enable Virbac to pay off its bank and VBSA debt, fund a $3.0 million Stock Repurchase (defined below), and provide $3.7 million for working capital after the merger.

VBSA will receive newly issued shares of AGNU Common Stock that will represent 60% of the fully diluted shares of the Surviving Corporation.

Within 60 days after the merger, AGNU will complete a tender offer to repurchase up to $3,000,000 of AGNU Common Stock, other than that held by VBSA, at a price of $3.00 per share.

If, during the period ending on the second anniversary of the closing date of the merger (the "Contingent Period"), the exchange traded closing sale price of AGNU as reported in the Wall Street Journal does not equal or exceed $3.00 per share for any period of 40 consecutive trading days, AGNU will, within 10 business days of the termination of the Contingent Period, commence a tender offer (the "Contingent Repurchase"), at $3.00 per share, for up to $4,185,000 of the issued and outstanding shares of AGNU Common Stock from all shareholders other than VBSA.

Scope of Analysis

In conducting our analysis and arriving at our Opinion, we reviewed and analyzed, among other things:

The Agreement and Plan of Merger among Agri-Nutrition Group Limited, Virbac S.A., and Virbac, Inc. dated as of October 16, 1998;

The public financial statements of AGNU, including the Annual Reports and Form 10-K for the fiscal years ended October 31, 1995 through 1997, and the quarterly report on Form 10-Q for the nine months ended July 31, 1998;

The audited financial statements for Virbac for the fiscal years ended December 31, 1994 through 1997 and unaudited financial statements for the nine months ended September 30, 1997 and 1998;

Annual reports for VBSA for the fiscal year ended through December 31, 1997;

Internal financial analyses and forecasts for the Company on a stand-alone basis;

Internal financial analyses and forecasts for the Company and Virbac on a combined basis;

Internal financial and operating information pertaining to Virbac;

Current conditions and trends with respect to the pet healthcare industry in general and general business and economic conditions in the United States;

The historical stock prices and trading volume of the common stock of AGNU for recent periods;

Transactions involving companies similar to AGNU that we deemed appropriate to consider;

Financial information and market valuations of other publicly traded companies that we deemed to be reasonably comparable to AGNU; and

Other financial studies, analyses, and investigations as we deemed appropriate.

Duff & Phelps held discussions with members of senior management of both the Company and Virbac regarding the history, current business operations, financial condition, future prospects and strategic objectives of the Company and Virbac in both their present form and on a combined basis. Duff & Phelps visited the principal operating facilities of the Company and Virbac, located in St. Louis, Missouri and Dallas, Texas, respectively. Duff & Phelps also took into account its assessment of general economic, market and financial conditions as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent appraisals of the assets or liabilities of the Company.

In performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps relied upon the accuracy and completeness of all information provided to it, whether obtained from public or private sources, including Company management, and did not attempt to independently verify such information. We note that nothing has come to our attention in the course of our analysis to make us believe that it is not reasonable to rely on the information described above, including the reports of the management of the Company. Our Opinion further assumes that information supplied and representations made by the Company's management are substantially accurate regarding the Company and the background and terms of the Proposed Transaction.

We delivered our findings to the Company on October 30, 1998. Our conclusion was that the Proposed Transaction, as contemplated, was fair from a financial point of view to the shareholders of the Company. Duff & Phelps has prepared this Opinion effective as of October 30, 1998, and the Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date.

It is understood that this letter is only for the information of the Company, the Board of Directors and its shareholders. Except as required under the disclosure requirements of the securities laws and applicable law or legal process, without our prior consent, this letter may not be quoted or referred to, in whole or in part, in any written document or used for any other purpose.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the Proposed Transaction is fair to the shareholders of the Company from a financial point of view.

Respectfully submitted,

/S/ DUFF & PHELPS, LLC


DUFF & PHELPS, LLC